                                                                       Exhibit 4


                   ===========================================

                               THE SCOTTS COMPANY

                                       and

                            THE SUBSIDIARY BORROWERS

                   -------------------------------------------


                                CREDIT AGREEMENT

                          dated as of December 4, 1998

                   ------------------------------------------


                            THE LENDERS PARTY HERETO,

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                                       and

                           SALOMON SMITH BARNEY INC.,
                              as Syndication Agent

                                       and

                         CREDIT LYONNAIS CHICAGO BRANCH,
                           as Co-Documentation Agent,

                                       and

                                    NBD BANK,
                            as Co-Documentation Agent


                   ===========================================


                             CHASE SECURITIES INC.,
                      as Lead Arranger and as Book Manager

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
SECTION 1.  DEFINITIONS ...................................................   1
         1.1 Defined Terms ................................................   1
         1.2 Other Definitional Provisions ................................  34

SECTION 2.  AMOUNT AND TERMS OF LOANS .....................................  34
         2.1 Term Commitments .............................................  34
         2.2 Procedure for Term Loan Borrowing ............................  35
         2.3 Repayment of Term Loans ......................................  35
         2.4 Revolving Credit Commitment ..................................  40
         2.5 Procedure for Revolving Credit Borrowing .....................  41
         2.6 Swing Line Commitments .......................................  42
         2.7 Participation ................................................  43
         2.8 Repayment of Revolving Credit Loans; Evidence of Debt ........  44
         2.9 Facility Fee .................................................  45
         2.10 Termination or Reduction of Revolving Credit Commitments ....  45
         2.11 Optional Prepayments ........................................  46
         2.12 Mandatory Prepayments .......................................  46
         2.13 Cash Collateralization of Letters of Credit .................  49
         2.14 Conversion Options ..........................................  49
         2.15 Interest Rate and Payment Dates .............................  50
         2.16 Computation of Interest and Fees ............................  51
         2.17 Inability to Determine Interest Rate ........................  51
         2.18 Pro Rata Treatment and Payments .............................  52
         2.19 Illegality ..................................................  54
         2.20 Requirements of Law .........................................  55
         2.21 Indemnity ...................................................  56
         2.22 Taxes .......................................................  57
         2.23 Intentionally Omitted .......................................  59
         2.24 Use of Proceeds .............................................  59
         2.25 Controls on Prepayment if Aggregate Revolving Extensions of
              Credit Exceed Aggregate Revolving Credit Commitments ........  59
         2.26 Lending Installations .......................................  61
         2.27 Notices to Lenders ..........................................  61

SECTION 3.  LETTER OF CREDIT FACILITIES ...................................  61
         3.1 L/C Commitment ...............................................  61
         3.2 Procedure for Issuance of Letters of Credit ..................  62
         3.3 Fees, Commissions and Other Charges ..........................  63
         3.4 L/C Participation ............................................  63
         3.5 Reimbursement Obligation of the Borrower .....................  64
         3.6 Obligations Absolute .........................................  65
         3.7 Increased Costs ..............................................  65
         3.8 Letter of Credit Payments ....................................  66

                                                                            Page
                                                                            ----
         3.9 Application ..................................................  66
         3.10 Purpose of the Letters of Credit ............................  66

SECTION 4.  REPRESENTATIONS AND WARRANTIES ................................  66
         4.1 Financial Condition ..........................................  66
         4.2 Corporate Existence; Compliance with Law .....................  67
         4.3 Corporate Power; Authorization; Enforceable Obligations ......  67
         4.4 No Legal Bar .................................................  68
         4.5 No Material Litigation .......................................  68
         4.6 No Burdensome Restrictions ...................................  68
         4.7 No Default ...................................................  68
         4.8 Subsidiaries .................................................  68
         4.9 Disclosure ...................................................  68
         4.10 Schedules ...................................................  68
         4.11 Federal Regulations .........................................  69
         4.12 Investment Company Act; Other Regulations ...................  69
         4.13 Labor Matters ...............................................  69
         4.14 ERISA .......................................................  69
         4.15 Title to Real Property, Etc. ................................  69
         4.16 Taxes .......................................................  70
         4.17 Environmental Matters .......................................  70
         4.18 Intellectual Property .......................................  71
         4.19 Security Documents ..........................................  71
         4.20 Regulation H ................................................  71
         4.21 Solvency ....................................................  72
         4.22 Senior Indebtedness .........................................  72
         4.23 Year 2000 Matters ...........................................  72

SECTION 5.  CONDITIONS PRECEDENT ..........................................  72
         5.1 Conditions to Effectiveness of this Agreement ................  72
         5.2 Conditions to All Extensions of Credit .......................  78
         5.3 Additional Conditions Applicable to Foreign Subsidiary
             Borrowers ....................................................  79

SECTION 6.  AFFIRMATIVE COVENANTS .........................................  80
         6.1 Financial Statements .........................................  80
         6.2 Certificates; Other Information ..............................  81
         6.3 Payment of Obligations .......................................  82
         6.4 Compliance with Laws .........................................  82
         6.5 Conduct of Business and Maintenance of Existence .............  82
         6.6 Maintenance of Property, Insurance ...........................  83
         6.7 Inspection of Property; Books and Records; Discussions .......  83
         6.8 Notices ......................................................  83
         6.9 Interest Coverage ............................................  84
         6.10 Maintenance of Leverage Ratio ...............................  85
         6.11 Maintenance of Consolidated Net Worth .......................  86

                                                                            Page
                                                                            ----
         6.12 Interest Rate Protection ....................................  86
         6.13 Additional Collateral, etc ..................................  86
         6.14 Environmental, Health and Safety Matters ....................  88

SECTION 7.  NEGATIVE COVENANTS ............................................  89
         7.1 Limitation on Liens ..........................................  89
         7.2 Limitation on Contingent Obligations .........................  91
         7.3 Limitation on Fundamental Changes ............................  91
         7.4 Limitation on Capital Expenditures ...........................  92
         7.5 Limitation on Acquisitions, Investments, Loans and Advances ..  92
         7.6 Limitation on Indebtedness ...................................  93
         7.7 Limitation on Restrictions on Subsidiary Distributions .......  94
         7.8 Transactions with Affiliates and Officers ....................  95
         7.9 Limitation on Sale of Assets .................................  95
         7.10 Sale and Leaseback ..........................................  95
         7.11 Fiscal Year .................................................  95
         7.12 Optional Payments and Modifications of Certain Debt
              Instruments .................................................  96
         7.13 Negative Pledge Clauses .....................................  96
         7.14 Lines of Business ...........................................  96
         7.15 Amendments to Acquisition Documents .........................  96
         7.16 Restricted Payments .........................................  96

SECTION 8.  EVENTS OF DEFAULT .............................................  98

SECTION 9.  THE ADMINISTRATIVE AGENT ...................................... 101
         9.1 Appointment .................................................. 101
         9.2 Delegation of Duties ......................................... 102
         9.3 Exculpatory Provisions ....................................... 102
         9.4 Reliance by Administrative Agent ............................. 102
         9.5 Notice of Default ............................................ 103
         9.6 Non-Reliance on Administrative Agent, Other Lenders and CSI .. 103
         9.7 Indemnification .............................................. 103
         9.8 Administrative Agent in Its Individual Capacity .............. 104
         9.9 Successor Administrative Agent ............................... 104
         9.10 The Syndication Agent and the Co-Documentation Agents ....... 104

SECTION 10.  MISCELLANEOUS ................................................ 105
         10.1 Amendments and Waivers ...................................... 105
         10.2 Notices ..................................................... 106
         10.3 No Waiver; Cumulative Remedies .............................. 107
         10.4 Survival of Representations, Warranties and Indemnities ..... 107
         10.5 Payment of Expenses and Taxes ............................... 108
         10.6 Successors and Assigns; Participants; Agency ................ 108
         10.7 Adjustments; Set-off ........................................ 112
         10.8 Enforceability; Usury ....................................... 112

                                                                            Page
                                                                            ----
         10.9 Judgment .................................................... 113
         10.10 Counterparts ............................................... 113
         10.11 Governing Law; No Third Party Rights ....................... 114
         10.12 Headings ................................................... 114
         10.13 German Limitations on Liability ............................ 114
         10.14 Submission To Jurisdiction; Waivers ........................ 115
         10.15 Acknowledgments ............................................ 116
         10.16 WAIVERS OF JURY TRIAL ...................................... 116
         10.17 Severability ............................................... 116
         10.18 European Economic and Monetary Union ....................... 117



SCHEDULES

Schedule 1         Lenders; Revolving Credit Commitments; Commitment
                   Percentages; Lender Addresses
Schedule 1.1B      Mortgaged Properties
Schedule 1.2       Non-Guarantor Domestic Subsidiaries
Schedule 4.1       Certain Financial Information
Schedule 4.5       Litigation
Schedule 4.8       Subsidiaries
Schedule 4.11      Certain Transactions
Schedule 4.19(a)   Certain Filings
Schedule 4.19(b)   Mortgage Filings
Schedule 5.1(b)    Foreign Subsidiary Pledges
Schedule 5.1(k)    Proceedings
Schedule 5.3(iii)  Certain Filings
Schedule 7.1(i)    Existing Liens and Encumbrances
Schedule 7.2(iii)  Existing Guarantees
Schedule 7.6(c)    Existing Indebtedness
Schedule 10.2      Notices


EXHIBITS

Exhibit A          Form of Assignment and Acceptance
Exhibit B          Form of Guarantee and Collateral Agreement
Exhibit C-1        Form of Revolving Credit Loan Promissory Note
Exhibit C-2        Form of Swing Line Loan Promissory Note
Exhibit C-3        Form of Term Loan Note
Exhibit D          Form of Swing Line Loan Participation Certificate
Exhibit E          Form of U.S. Tax Compliance Certificate
Exhibit F          Form of Opinion of Vorys, Sater, Seymour and Pease LLP
Exhibit G          Form of Borrowing Certificate
Exhibit H          Form of Opinion of Counsel to Foreign Subsidiary Borrowers
Exhibit I          Form of Joinder Agreement
Exhibit J          Form of Mortgage

Exhibit K          Form of Intercreditor Agreement
Exhibit L          Form of Prepayment Option Notice
Exhibit M          Form of Domestic Subsidiary Certificate

         CREDIT AGREEMENT, dated as of December 4, 1998, by and among THE SCOTTS COMPANY, an Ohio corporation (the "Borrower" or "Scotts"), OM Scott International Investments Ltd., Miracle Garden Care Limited, Scotts Holdings Limited, Hyponex Corporation, Scotts' Miracle-Gro Products, Inc., Scotts-Sierra Horticultural Products Company, Republic Tool & Manufacturing Corp., Scotts-Sierra Investments, Inc., Scotts France Holdings SARL, Scotts Holding GmbH, Scotts Celaflor GmbH & Co. KG, Scotts France SARL, Scotts Belgium 2 BVBA, The Scotts Company (UK) Ltd. and the other subsidiaries of the Borrower who are also borrowers from time to time hereunder (the "Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation (together with its banking affiliates, "Chase"), as agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), SALOMON SMITH BARNEY, INC., as syndication agent (the "Syndication Agent"), CREDIT LYONNAIS CHICAGO BRANCH (together with its banking affiliates, "Credit Lyonnais") and NBD BANK, as co-documentation agents (the "Co-Documentation Agents"), and Chase Securities Inc., as lead arranger (the "Lead Arranger") and as the book manager (the "Book Manager").


                              W I T N E S S E T H :
                              - - - - - - - - - -

         SECTION 1.  DEFINITIONS
                     -----------

         1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

                  "ABR" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
         (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of
         (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans" shall mean the Loans at such time as they are made and/or being maintained at a rate of interest based upon the ABR.

                  "Acquired Companies" shall mean the collective reference to the companies acquired by the Borrower or any of its Subsidiaries in the Ortho Acquisition and the RPA Acquisition.

                  "Adjustment Date" shall be as defined in the Pricing Grid.

                  "Affiliate" shall mean (a) any Person (other than a Subsidiary of the Borrower) which, directly or indirectly, controls, is controlled by or is under common control with, the Borrower or (b) any Person who is a director or executive officer of the Borrower, any Subsidiary of the Borrower or any Person described in clause (a) of this definition. For purposes of this definition, "control" of a Person means the power, direct or indirect, to vote 20% or more of the Capital Stock having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents" shall mean the collective reference to the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.

                  "Aggregate Exposure" shall mean, with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage" shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Aggregate Revolving Extensions of Credit" shall mean an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans (including, without limitation, Swing Line Loans) then outstanding and (b) the aggregate amount of all L/C Obligations then outstanding.

                  "Agreement" shall mean this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin" shall mean for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                           ABR Loans   LIBOR, FIBOR, PIBOR Loans
                                           ---------   -------------------------
         Revolving Credit Loans and
             Swingline Loans                  1.00%               2.25%
         Tranche A Term Loans                  N/A                2.75%
         Tranche B Term Loans                 2.00%               3.25%
         Tranche C Term Loans                 2.25%               3.50%

         ; provided, that on and after the first Adjustment Date occurring after the completion of the fiscal quarter of the Borrower ending March 31, 1999, the Applicable Margin with respect to Revolving Credit Loans, Swingline Loans and Term Loans will be determined pursuant to the Pricing Grid.

                  "Application" shall mean an application, in such form as the Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

                  "ASEF Acquisition" shall mean an acquisition of the Capital Stock of ASEF Holding BV, a company incorporated under the laws of The Netherlands by Scotts-Sierra Investments Inc. and the acquisition of the business (handelszaak) of ASEF NV and all assets and liabilities relating thereto excluding certain assets by Scotts Belgium 2 B.V.B.A, for approximately 44,200,000 Dutch Gilders on or prior to January 31, 1999 or such later date as agreed upon by the Lenders.

                  "Asset Sale" shall mean any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000.

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance, substantially in the form of Exhibit A hereto.

                  "Available Revolving Credit Commitment" shall mean, as to any Lender at any time, the amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) the sum of (i) the Revolving Credit Loans made by such Lender (including, without limitation, such Lender's Revolving Percentage of the then outstanding Swing Line Loans) then outstanding and (ii) such Lender's Revolving Percentage of the L/C Obligations then outstanding.

                  "Average Senior Indebtedness" shall mean the average of the Senior Indebtedness of the Borrower at the end of each of the four most recent consecutive fiscal quarters.

                  "Average Total Indebtedness" shall mean the average of the Total Indebtedness of the Borrower at the end of each of the four most recent consecutive fiscal quarters.

                  "Borrowing Date" shall mean, as to any Lender, any Business Day specified in a notice transmitted pursuant to subsection 2.2, 2.5 or 2.6 as a date on which such Lender has been requested by the Borrower or any Subsidiary Borrower to make Loans hereunder.

                  "Bridge Loan Agreement" shall mean the Bridge Loan Agreement that may be entered into by the Borrower in connection with the issuance of the Bridge Subordinated Debt, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.12, all on terms reasonably acceptable to the Agents.

                  "Bridge Subordinated Debt" shall mean the subordinated bridge loans or exchange notes of the Borrower outstanding from time to time pursuant to the Bridge Loan Agreement contemplated thereby and used to finance the Ortho Acquisition in the event the Senior Subordinated Notes are not issued at closing of the Ortho Acquisition.

                  "Bridge Subordinated Debt Documents" shall mean the Bridge Loan Agreement and the notes evidencing the Bridge Subordinated Debt, as may be amended, supplemented or otherwise modified from time to time.

                  "Bridge Telerate Page" shall mean the "British Bankers Assoc. Interest Settlement Rates Page" display designated at Page 3750 (or such other page on which any Optional Currency or Tranche A Subtranche Currency then appears) on the Bridge Telerate Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits or deposits in any Optional Currency or Tranche A Subtranche Currency are offered by leading banks in the London (or, in the case of Sterling, Paris) interbank deposit market).

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used to describe the date of any borrowing of, or any payment or interest rate determination in respect of, (x) a LIBOR Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in deposits in the relevant currency in the London Interbank Market, (y) a PIBOR Loan funded by a Lender in France, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in deposits in French Francs in the Paris Interbank Market or (z) a FIBOR Loan funded by a Lender in Germany, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in deposits in German Deutschmarks in the Frankfurt Interbank Market; provided, further, that, on and following the date of commencement of the third stage of EMU, with respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" for purposes of borrowings and payments and for purposes of determining the first and last day of any Interest Period shall be as set forth in clause (d) of subsection 10.18.

                  "Capital Expenditures" shall mean for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits, and bankers acceptances, each with maturities of one year or less from the date of the acquisition thereof, of any Lender or any other commercial bank having capital and surplus in excess of $300,000,000, and (c) commercial paper of the Lenders or any of their affiliates or of a domestic issuer rated at least A-1 by S & P or P-1 by Moody's.

                  "C/D Assessment Rate" shall mean, for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage" shall mean, for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Closing Date" shall mean the date upon which all of the conditions precedent to the effectiveness of this Credit Agreement contained in subsection 5.1 are satisfied or waived by the Administrative Agent and each of the Lenders.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" shall mean as to any Lender, the sum of the Tranche A Term Commitment, the Tranche B Term Commitment, the Tranche C Term Commitment and the Revolving Credit Commitment of such Lender.

                  "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA.

                  "Confidential Information Memorandum" shall mean the confidential information memorandum distributed to the Lenders, dated October 1998.

                  "Consolidated Current Assets" shall mean, at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Current Liabilities" shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein.

                  "Consolidated Interest Expense" shall mean, for any period of determination thereof, the interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP.

                  "Consolidated Net Income" shall mean, for any period of determination thereof, net income of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP.

                  "Consolidated Net Worth" shall mean, in respect of any Person at a particular date, all amounts which, in conformity with GAAP, would be included under the caption "total shareholders' equity" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

                  "Consolidated Working Capital" shall mean, at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Contingent Obligation" shall mean as to any Person, the outstanding amount of letters of credit (other than the Letters of Credit) with respect to which such Person is the account party that have not been drawn upon and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations primarily to pay money ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
         (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

                  "Contractual Obligation" shall mean, as to any Person, any material provision of any material security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control Group" shall mean Horace Hagedorn, the Hagedorn Partnership, the general partners of the Hagedorn Partnership and, in the case of such individuals, their respective executors, administrators and heirs and their families and trusts for their benefit.

                  "CSI" shall mean Chase Securities Inc.

                  "Default" shall mean any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Disposition" shall mean with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "DM" shall mean Deutschmarks.

                  "Dollar Equivalent" shall mean, on any Business Day with respect to any amount denominated in any Optional Currency or Tranche A Subtranche Currency, the amount of Dollars that would be required to purchase the amount of such Optional Currency or Tranche A Subtranche Currency, as the case may be, based upon the spot selling rate at which Chase London offers to sell each for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such Business Day for delivery two Business Days later.

                  "Dollars", "$" and "U.S.$" shall mean dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" shall mean any Subsidiary incorporated under the laws of the United States or any political subdivision thereof.

                  "Domestic Subsidiary Borrower" shall mean any Domestic Subsidiary which (a) is a Subsidiary Borrower hereunder on the Closing Date or (b) which is designated by the Borrower pursuant to subsection 10.1(b).

                  "EBITDA" shall mean without duplication, for any fiscal period, the sum of the amounts for such fiscal period of (i) Consolidated Net Income, (ii) provision for taxes based on income,
         (iii) depreciation expense, (iv) Consolidated Interest Expense, (v) amortization expense and (vi) other non-recurring, non-cash items reducing Consolidated Net Income (reduced by any non-recurring, non-cash items increasing Consolidated Net Income), all as determined on a consolidated basis for the Borrower and its Subsidiaries in conformity with GAAP.

                  "ECF" shall mean Excess Cash Flow.

                  "ECF Percentage" shall mean 75%; provided, that, with respect to any fiscal year of the Borrower, the ECF Percentage shall be reduced to 50% if the Leverage Ratio as of the last day of such fiscal year is not greater than 3.5 to 1.0.

                  "Effective Interbank Rate" shall have the meaning specified in subsection 2.18(e).

                  "Eligible Belgian Bank" shall mean a credit institution having its registered office in Belgium or acting out of a branch in Belgium which is duly registered with the Belgian Banking and Finance Commission; or any bank or financial institution resident (as such term is defined in the appropriate double taxation treaty) in a country with which Belgium has an appropriate double taxation treaty under which the bank or financial institution is exempt from Belgian tax on interest payable to it hereunder and which has completed all necessary forms and filings with the revenue authority in Belgium and with the revenue authority in its country of residence in order to enable the Subsidiary Borrower to be able to make gross payments and is entitled to have interest paid to its lending office without withholding or deduction for or on account of Belgian tax, and for this purpose "double taxation treaty" means any convention or agreement between the government of Belgium and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains".

                  "Eligible French Bank" shall mean a Person that is both (i) a company incorporated in France and registered as a bank (banque) in accordance with law no 84-46 dated 24 January 1984 applicable to French credit institutions and (ii) within the charge to French corporation tax and receives the interest payments in a Lending Installation situated in France; or any bank or financial institution resident (as such term is defined in the appropriate double taxation treaty) in a country with which France has an appropriate double taxation treaty under which the bank or financial institution is exempt from French tax on interest payable to it hereunder and which has completed all necessary forms and filings with the revenue authority in France and with the revenue authority in its country of residence in order to enable the Subsidiary Borrower to be able to make gross payments and is entitled to have interest paid to its lending office without withholding or deduction for or on account of French tax, and for this purpose "double taxation treaty" means any convention or agreement between the government of France and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains".

                  "Eligible German Bank" shall mean any Person which, if it is subject to taxation in Germany, is (i) a bank as defined in the Act regulating any credit business (Kreditwesengesetz) and (ii) subject to German corporation tax and which is not entitled to exemption from tax in respect of interest accrued under Loans made to the Borrower or a Subsidiary Borrower which for taxation purposes is resident in the Federal Republic of Germany.

                  "Eligible U.K. Bank" shall mean a Person that is both (i) a bank as defined in Section 840A of the United Kingdom Income and Corporation Taxes Act 1988, and (ii) a Person within the charge to United Kingdom corporation tax (i.e., a United Kingdom resident company or a non-resident company which is carrying on a trade in the United Kingdom through a branch or agency to which the beneficial interest in interest accrued under Loans made to the Borrower or a Subsidiary Borrower is attributable and which is not entitled to exemption from tax in respect of that interest).

                  "Environmental Laws" shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any

         Governmental Authority or requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EURIBOR Rate" shall mean with respect to any Tranche A French Subtranche Term Loan or Tranche A German Subtranche Term Loan funded in France or Germany, respectively, for any Interest Period therefor, on and after the commencement of the third stage of EMU:

                           (i) the rate per annum appearing on Reuters Screen
                  EURIBOR Page or Telerate Page 248 for euros as the Euro Interbank Offered Rate for deposits in euros as of 11:00 a.m. Paris time two Business Days prior to the first day of such Interest Period as the Euro Interbank Offered Rate for euros having a term comparable to such Interest Period.

                           (ii) if such rate does not appear on Reuters Screen
                  EURIBOR Page or the Telerate Page 248 (or if such Pages shall cease to be publicly available or if the information contained on such Pages, in the Administrative Agent's reasonable judgment, shall cease accurately to reflect such EURIBOR Rate, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such EURIBOR Rate), the EURIBOR Rate shall mean, with respect to any PIBOR Loan or FIBOR Loan for any Interest Period, the arithmetic mean, as determined by the Administrative Agent of the rate per annum quoted by each relevant EURIBOR Reference Lender at approximately 11:00 a.m. Paris time two Business Days prior to the first day of the Interest Period for such Loan for the offering by such EURIBOR Reference Lenders to prime banks in the Paris interbank market of deposits in euros having a term comparable to such Interest Period and in an amount comparable to the principal amount of the PIBOR Loan or FIBOR Loan, as the case may be, to be made by such EURIBOR Reference Lenders for such Interest Period. If fewer than two quotations are provided by the EURIBOR Reference Lenders, the EURIBOR Rate will be the arithmetic mean of the rates per annum quoted by leading European banks, as selected by the Administrative Agent, at approximately 11:00 a.m. Paris time two Business Days prior to the first day of the Interest Period for loans in euros to leading European banks having a term comparable to such Interest Period and in an amount comparable to the principal amount of the PIBOR Loan or FIBOR Loan, as the case may be, to be made for such Interest Period.

                  "EURIBOR Reference Lenders" shall mean Chase and Credit Lyonnais.

                  "Event of Default" shall mean any of the events specified in
         Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Cash Flow" shall mean for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of
         (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income,
         (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) an amount equal to the aggregate net non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year,
         (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) amounts expended in respect of Permitted Acquisitions, other than the Ortho Acquisition and the ASEF Acquisition (excluding the amount of any indebtedness assumed, acquired or incurred in connection with such Permitted Acquisition and included in the acquisition consideration),
         (viii) the amount of dividends actually paid in cash in respect of any Capital Stock (including any preferred stock) of the Borrower in accordance with subsection 7.16 to the extent not deducted from revenues in determining Consolidated Net Income for such fiscal year and (ix) the amount of cash actually paid to repurchase Capital Stock of the Borrower. In determining Excess Cash Flow for its 1999 fiscal year, if the Ortho Acquisition is consummated during such fiscal year, the Borrower shall take into account on a pro forma basis, to the extent it can reasonably do so, the net income and working capital amounts of the Ortho Business for the portion of such fiscal year prior to the Ortho Acquisition.

                  "Excess Cash Flow Application Date" as defined in subsection 2.12(e).

                  "Excluded Foreign Subsidiary" shall mean any Foreign Subsidiary a guarantee from which under the applicable Guarantee and Collateral Agreement would have adverse tax consequences on the Borrower, any of its Subsidiaries or such Foreign Subsidiary or would reasonably be deemed an unlawful act of such Foreign Subsidiary or any of its officers or directors under the laws of the applicable foreign jurisdiction.

                  "Existing Credit Agreement" shall mean the Credit Agreement dated as of February 26, 1998, as amended, among the Borrower, the subsidiary borrowers and the lenders, parties thereto, and Chase, as administrative agent.

                  "Existing Subordinated Note Indenture" shall mean the Indenture dated as of June 1, 1994 between the Borrower and Chemical Bank (now known as Chase) as Trustee, as supplemented by the First Supplemental Indenture dated as of July 12, 1994, the Second Supplemental Indenture dated as of September 20, 1994 and the Third Supplemental Indenture dated as of September 30, 1994, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Existing Subordinated Notes" shall mean the subordinated notes of the Borrower issued in the aggregate principal amount of $100,000,000 pursuant to the Existing Subordinated Note Indenture, as the same may be replaced or refinanced in accordance with the terms of this Agreement.

                  "Extension of Credit" shall mean (i) all Loans or advances made to the Borrower and the Subsidiary Borrowers hereunder and (ii) all Letters of Credit issued for the account of the Borrower and the Subsidiary Borrowers and any unreimbursed drawings hereunder.

                  "Facility" shall mean each of (a) the Tranche A Term Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Facility"), (b) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Facility"), (c) the Tranche C Term Commitments and the Tranche C Term Loans made thereunder (the "Tranche C Term Facility") and (d) the Revolving Commitments and the extensions of credit made thereunder (the "Revolving Facility").

                  "Facility Fee Rate" shall mean 1/2 of 1% per annum; provided, that on and after the first Adjustment Date occurring after the completion of the fiscal quarter of the Borrower ending March 31, 1999, the Facility Fee Rate will be determined pursuant to the Pricing Grid.

                  "Fee Letter" shall mean the letter, dated as of October 16, 1998, from the Agents, CSI and Salomon Brothers Holding Company to the Borrower, as amended through the Closing Date.

                  "FIBOR Loans" shall mean the Tranche A Subtranche Term Loans hereunder at such time as they are made and/or are being maintained at a rate of interest based upon the applicable FIBOR Rate and, on and after commencement of the third stage of EMU with respect to such Loans funded by a Lender in Germany, the applicable EURIBOR Rate.

                  "FIBOR Rate" shall mean with respect to any Tranche A German Subtranche Term Loan for any Interest Period therefor (i) in the case of any Lender funding in Germany prior to the commencement of the third stage of EMU:

                           (a) the rate per annum appearing on the Reuters
                  Screen FIBO Page or Telerate Page 22000 for Deutschmarks as the Frankfurt Interbank Offered Rate for deposits in Deutschmarks as of 11:00 a.m. Frankfurt time two Frankfurt Banking Days prior to the first day of such Interest Period as the Frankfurt Interbank Offered Rate for Deutschmarks having a term comparable to such Interest Period; or

                           (b) if such rate does not appear on the Reuters
                  Screen FIBO Page or Telerate Page 22000 (or, if such Pages shall cease to be publicly available or if the information contained on such Pages, in the Administrative Agent's reasonable judgment, shall cease accurately to reflect such FIBOR Rate, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such FIBOR Rate), the FIBOR Rate shall mean, with respect to any FIBOR Loan for any Interest Period, the arithmetic mean, as determined by the Administrative Agent, of the rate per annum quoted by each relevant FIBOR Reference Lender at approximately 11:00 a.m. Frankfurt time two Frankfurt Banking Days prior to the first day of the Interest Period for such FIBOR Loan for the offering by such FIBOR Reference Lenders to prime banks in the Frankfurt interbank market of deposits in Deutschmarks having a term comparable to such Interest Period and in an amount comparable to the principal amount of the FIBOR Loan to be made by such FIBOR Reference Lenders for such Interest Period. If fewer than two quotations are provided by the FIBOR Reference Lenders, the FIBOR Rate will be the arithmetic mean of the rates per annum quoted by major banks in Frankfurt, as selected by the Administrative Agent, at approximately 11:00 a.m., Frankfurt time, two Frankfurt Banking Days prior to the first day of the Interest Period for loans in Deutschmarks to leading European banks having a term comparable to such Interest Period and in an amount comparable to the principal amount of the FIBOR Loan to be made for such Interest period; and

         (ii) otherwise, the LIBOR Rate.

                  "FF" or "FRF" shall mean French Francs.

                  "FIBOR Reference Lenders" shall mean Chase and Credit
         Lyonnais.

                  "Foreign Subsidiary" shall mean any Subsidiary of the Borrower which is organized under the laws of any jurisdiction outside of the United States of America.

                  "Foreign Subsidiary Borrower" shall mean any Foreign Subsidiary (a) which is a Subsidiary Borrower hereunder on the Closing Date or (b) which is designated by the Borrower pursuant to subsection 10.1(b).

                  "Frankfurt Banking Day" shall mean any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in Frankfurt, Germany.

                  "Funded Debt" shall mean, as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower and the Subsidiary Borrowers, Indebtedness in respect of the Loans.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided, however, that if any modifications in GAAP after the Closing Date change any calculation of any financial covenants under this Agreement, the Administrative Agent and the Lenders agree to amend this Agreement to the effect that each such financial covenant is no more restrictive than such covenant was prior to such modification in GAAP (and until such agreement, such covenants shall be calculated in accordance with GAAP before such modification).

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the National Association of Insurance Commissioners).

                  "Guarantee and Collateral Agreement" shall mean any of (a) the Guarantee and Collateral Agreement dated as of the date hereof among the Borrower, the Domestic Subsidiary Borrowers, certain other Domestic Subsidiaries of the Borrower and the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit B, as amended, supplemented or otherwise modified from time to time, (b) the collateral security documents by the Foreign Subsidiary Borrowers and certain other Foreign Subsidiaries of the Borrower in form and substance reasonably satisfactory to the Administrative Agent, as amended, supplemented or otherwise modified from time to time and (c) the other guarantees and collateral security documents in respect of the obligations of the Borrower and the Subsidiary Borrowers hereunder executed and delivered by the Borrower or any of its Subsidiaries from time to time.

                  "Hedging Agreements" shall mean (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party or a beneficiary and
         (b) any agreement or arrangement designed to limit or eliminate the risk and/or exposure of the Borrower to fluctuations in currency exchange rates or in commodity prices.

                  "Hedging Lender" shall mean any Lender or affiliate thereof which from time to time enters into a Hedging Agreement with the Borrower.

                  "Indebtedness" shall mean, as to any Person, at a particular time, (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person), (b) obligations of such Person under leases which shall have been or should be, in accordance with GAAP, recorded as capitalized leases, (c) indebtedness of such Person arising under acceptance facilities, (d) indebtedness of such Person arising under unpaid reimbursement obligations in respect of all drafts drawn under letters of credit issued for the account of such Person, (e) the incurrence of withdrawal liability under Title IV of ERISA by such Person or a Commonly Controlled Entity to a Multi-employer Plan, (f) liabilities arising under Hedging Agreements of such Person and (g) indebtedness of such Person under any synthetic lease.

                  "Insolvency" shall mean, with respect to any Multi-employer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

                  "Intercreditor Agreement" shall mean the Intercreditor Agreement substantially in the form of Exhibit K hereto, as amended, supplemented or otherwise modified from time to time.

                  "Interest Payment Date" shall mean (a) as to any ABR Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after such ABR Loan is made or any LIBOR Loan is converted to such ABR Loan, (b) as to any LIBOR Loan, FIBOR Loan or PIBOR Loan in respect of which the Borrower or applicable Subsidiary Borrower has selected an Interest Period of one month, two months or three months, the last day of such Interest Period and (c) as to any LIBOR Loan, FIBOR Loan or PIBOR Loan in respect of which the Borrower or applicable Subsidiary Borrower has selected a longer Interest Period than the periods described in preceding clause (b), the day three months after the commencement of such Interest Period and the last day of such Interest Period.

                  "Interest Period" shall mean with respect to any LIBOR Loan, FIBOR Loan or PIBOR Loan, respectively, (i) initially, the period commencing on, as the case may be, the borrowing or conversion date with respect to a LIBOR Loan, FIBOR Loan or PIBOR Loan, respectively, and ending one, two, three or six months thereafter, as selected by the Borrower or applicable Subsidiary Borrower, as the case may be, in its irrevocable written notice of borrowing as provided in subsection 2.2 and, in the case of LIBOR Loans, 2.5 or 2.6 or, in the case of LIBOR Loans, its written irrevocable notice of conversion as provided in subsection 2.14 and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan, FIBOR Loan or PIBOR Loan, respectively, and ending one, two, three or six months thereafter, as selected by the Borrower or applicable Subsidiary Borrower by irrevocable written notice to the Administrative Agent (x) not less than three Business Days prior to the last day of the then current Interest Period with respect to such Loan other than a Loan described in the following clause (y) and (y) not less than two Business Days prior to the last day of the then current Interest Period with respect to such FIBOR Loan or PIBOR Loan funded by a Lender in Germany or France, as the case may be provided that on and after the commencement of the third stage of the EMU, such written notice with respect to FIBOR Loans and PIBOR Loans funded by a Lender in France or Germany, respectively, shall be not less than three Business Days prior to such last day of the then current Interest Period; provided, further, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (A) if any Interest Period pertaining to a LIBOR
                  Loan, FIBOR Loan or PIBOR Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the next preceding Business Day;

                           (B) (1) if the Borrower or applicable Subsidiary
                  Borrower shall fail to give notice as provided in clauses(i) and (ii) in this definition with respect to a LIBOR Loan denominated in Dollars, the Borrower or applicable Subsidiary Borrower shall be deemed to have requested conversion of the affected LIBOR Loan to an ABR Loan on the last day of the then current Interest Period with respect thereto; and (2) if the Borrower or applicable Subsidiary Borrower shall fail to give notice as provided in clauses(i) and (ii) in this definition with respect to a Loan denominated in a currency other than Dollars, the Borrower or applicable Subsidiary Borrower shall be deemed to have requested a continuation of the affected Loan for a period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one month thereafter;

                           (C) any Interest Period that would otherwise extend
                  beyond the applicable Termination Date shall end on the applicable Termination Date; and

                           (D) any Interest Period pertaining to a LIBOR Loan, a
                  FIBOR Loan or PIBOR Loan that begins on the last Business Day of a calendar month (or on day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Issuing Lender" shall mean, in respect of any Letter of Credit, Chase or, at the option of Chase, any Affiliate of Chase, in its capacity as the issuer of such Letter of Credit or any other Lender.

                  "L/C Commitment" shall mean the amount of $100,000,000 .

                  "L/C Obligations" shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.

                  "L/C Participants" shall mean the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

                  "Lending Installation" shall mean, with respect to a Lender, the office, branch, subsidiary or affiliate of such Lender listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender pursuant to subsection 2.26.

                  "Letter of Credit" shall mean any Standby L/C or Trade L/C.

                  "Leverage Ratio" shall mean, as at the last day of any fiscal quarter of the Borrower, the ratio of (i) Average Total Indebtedness of the Borrower and its Subsidiaries on such day to (ii) EBITDA for the four consecutive fiscal quarters ending on such day; provided that (u) Total Indebtedness for each of the fiscal quarters ending March 31, 1998 and June 30, 1998, respectively, shall be increased by $218,400,000 and Total Indebtedness for the fiscal quarter ending September 30, 1998 shall be increased by $186,400,000, in each case if the Ortho

         Acquisition shall not have occurred on or prior to such day or (v) Total Indebtedness for each of the fiscal quarters ending March 31, 1998 and June 30, 1998 shall be increased by $574,600,000, Total Indebtedness for the fiscal quarter ending September 30, 1998 shall be increased by $542,600,000 and Total Indebtedness for the fiscal quarter ending December 31, 1998 shall be increased by $324,200,000, in each case if the Ortho Acquisition shall have occurred on or prior to such day and provided further that (w) EBITDA for each of the fiscal quarters ending March 31, 1998, June 30, 1998 and September 30, 1998 respectively, shall be increased by $5,100,000 if the Ortho Acquisition shall not have occurred on or prior to such day or (x) EBITDA for each of the fiscal quarters ending March 31, 1998, June 30, 1998 and September 30, 1998, respectively, shall be increased by $15,400,000 if the Ortho Acquisition shall have occurred on or prior to such day and EBITDA for the fiscal quarter ending December 31, 1998 shall be increased by $10,300,000 if the Ortho Acquisition shall have occurred on or prior to such day; provided any calculation of the above ratio following any acquisition made during the twelve-month period covered by such calculation, by purchase or otherwise, of all or substantially all of the business or assets of, any Person or of any line of business of any Person shall be determined on a pro forma basis without duplication, including (y) in Average Total Indebtedness and in the amount of preferred stock accruals an annualization of the actual indebtedness or preferred stock accruals relating to such acquisition for the portion of such twelve-month period prior to the date of such acquisition (or, if such acquisition occurred on the last day of a fiscal quarter, an annualization estimate of the daily indebtedness or preferred stock accruals relating to such acquisition based on the indebtedness incurred and based on the current Interest Rates for such indebtedness or preferred stock issued on such date) and (z) in EBITDA the EBITDA of the acquired Person for any portion of such twelve-month period prior to such acquisition.

                  "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan in Dollars or any Optional Currency for any Interest Period therefor:

                           (a) the rate per annum (rounded to the nearest 1/16
                  of 1%) appearing on the Screen for such currency as the London Interbank Offered Rate for deposits in such currency at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on (in the case of any LIBOR Loan in Sterling), or two Business Days prior to (in the case of any LIBOR Loan in Dollars or any other Optional Currency), the first day of such Interest Period as the London Interbank Offered Rate for such currency having a term comparable to such Interest Period and in an amount of U.S.$1,000,000 or the Optional Currency Equivalent thereof or the Tranche A Subtranche Currency Equivalents thereof, as applicable; or

                           (b) if such rate does not appear on the Screen (or,
                  if the Screen shall cease to be publicly available or if the information contained on the Screen, in the Administrative Agent's reasonable judgment, shall cease accurately to reflect such LIBOR Base Rate, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such LIBOR Base Rate), the LIBOR Base Rate shall mean, with respect to any LIBOR Loan for any Interest Period, the arithmetic mean, as determined by the Administrative Agent, of the rate per annum (rounded to the nearest 1/16 of 1%) quoted by each relevant Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on (in the case of any LIBOR Loan in Sterling), or two Business Days prior to (in the case of any LIBOR Loan in Dollars or any other Optional Currency), the first day of the Interest Period for such Loan for the offering by such Reference Lender to leading banks in the London interbank market of deposits in such currency having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by such Reference Lender (or its relevant applicable Lending Installation, as the case may be) for such Interest Period.

                  "LIBOR Loans" shall mean the Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the applicable LIBOR Rate.

                  "LIBOR Rate" shall mean (a) with respect to a LIBOR Loan denominated in Dollars or any Optional Currency for each day during each Interest Period pertaining thereto, the rate per annum equal to the LIBOR Base Rate or, to the extent such reserve requirements are generally applicable with respect to loans to the relevant Borrower or Subsidiary Borrower, the quotient (rounded upward to the nearest 1/100 of 1%) of (A) the LIBOR Base Rate, divided by (B) a number equal to
         1.00 minus the aggregate of the rates (expressed as a decimal fraction) of reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member of such System or (b) to the extent applicable with respect to a LIBOR Loan denominated in Sterling for each day during each Interest Period pertaining thereto, the sum of the LIBOR Base Rate plus, to the extent generally applicable to loans to the relevant Borrower or Subsidiary Borrower, the MLA Cost for such day.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorized filing by or against a Person of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "Loan" shall mean any Revolving Credit Loan, Swing Line Loan and/or Term Loan, as the context shall require; collectively, the "Loans".

                  "Loan Parties" shall mean the Borrower, each Subsidiary Borrower and each other Subsidiary of the Borrower which is a party to any Loan Document.

                  "Loan Documents" shall mean, collectively, this Agreement, any Notes, the Applications, the Letters of Credit and the Guarantee and Collateral Agreements.

                  "Majority Facility Lenders" shall mean, with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Aggregate

         Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

                  "Majority Revolving Facility Lenders" shall mean the Majority Facility Lenders in respect of the Revolving Facility.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the Transaction taken as a whole or (c) the validity or enforceability of any material term of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Environmental Amount" shall mean (a) an amount payable by the Borrower or any of its Subsidiaries for investigative and remedial costs, compliance costs, compensatory damages, natural resource damages, punitive damages, fines, and penalties, in the aggregate, that exceeds $10,000,000 (net of insurance), or (b) any other impact on the Borrower or any of its Subsidiaries arising out of any of the Environmental Laws which, in the aggregate, could reasonably be anticipated to exceed $10,000,000 (net of insurance).

                  "Material Subsidiary" shall mean at any time (a) any Subsidiary Borrower, (b) any Subsidiary of the Borrower created or acquired after the Closing Date which has a Total Capitalization of more than $20,000,000, (c) any Subsidiary of the Borrower with assets greater than or equal to 5% of all assets of the Borrower and its Subsidiaries, computed and consolidated in accordance with GAAP ("Consolidated Assets"), (d) any Subsidiary with revenues greater than or equal to 5% of the revenues of the Borrower and its Subsidiaries, computed and consolidated in accordance with GAAP ("Net Revenues") or
         (e) any Subsidiary designated in writing by the Borrower as a Material Subsidiary, which designation shall be irrevocable; provided that if at any time (i) the aggregate Total Capitalization of all Subsidiaries that are not Material Subsidiaries shall exceed 10% of the Total Capitalization of the Borrower and its Subsidiaries, computed and consolidated in accordance with GAAP, (ii) the aggregate assets of all Subsidiaries that are not Material Subsidiaries shall exceed 10% of Consolidated Assets or (iii) the aggregate revenues of all Subsidiaries that are not Material Subsidiaries shall exceed 10% of Net Revenues, then, in any such case, the term Material Subsidiary shall be deemed to include such Subsidiaries (as determined pursuant to the next following sentence) of the Borrower as may be required so that none of preceding clauses (i), (ii) or (iii) shall continue to be true; provided, further, that Celaflor GmbH shall not be deemed to be a "Material Subsidiary." For purposes of the proviso to the next preceding sentence, the Subsidiaries which shall be deemed to be Material Subsidiaries shall be determined based on the percentage that the assets of each such Subsidiary are of Consolidated Assets, with the Subsidiary with the highest such percentage being selected first, and each other Subsidiary required to satisfy the requirements set forth in such proviso being selected in descending order of such respective percentages.

                  "Materials of Environmental Concern" shall mean: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation; and any other substance that could give rise to liability under any Environmental Law.

                  "Minimum Interest Coverage" shall mean for each fiscal quarter of the Borrower the ratio of (a) the sum of EBITDA as of the end of such fiscal quarter for the preceding twelve months to (b) the Consolidated Interest Expense as of the end of such fiscal quarter for the preceding twelve months.

                  "MLA Cost" shall mean:

                    AB + C (B-E) + F(0.01) percent per annum
                    ----------------------
                         100 - (A+D)

                           Where on the day of application of the formula:

                           A. is the percentage of eligible liabilities which each Reference Lender is from time to time required to maintain as an interest free cash deposit with the Bank of England to comply with cash ratio requirements.

                           B. is the percentage rate per annum at which Sterling deposits are offered by such Reference Lender, in accordance with its normal practice, for a period equal to (i) the Interest Period (or, as the case may be, remainder of such Interest Period) in respect of the relevant Loan or (ii) three months, whichever is the shorter, to a leading bank in the London Interbank Market at or about 11:00 A.M. in a sum approximately equal to the amount of such Loan.

                           C. is the percentage of eligible liabilities which such Reference Lender is from time to time required by the Lender of England to maintain as secured money with members of the London Discount Market Association ("LDMA") and/or as secured call money with such money brokers and gilt edged market makers.

                           D. is the percentage of eligible liabilities which such Reference Lender is required from time to time to maintain as interest bearing special deposits with the Bank of England.

                           E. is the percentage rate per annum at which members of the LDMA are offered Sterling deposits in a sum approximately equal to the amount of the relevant Loan as a callable fixture from such Reference Lender for such period as determined in accordance with B above at or about 11:00 A.M.

                           F. is the rate of charge payable by such Reference Lender to the Financial Services Authority under it's Fees Regulation expressed in Sterling per pound sterling 1,000,000.

                           And where the following shall apply:

                           G.       For the purposes of this definition
                                    "Eligible Liabilities" and "Special
                                    Deposits" shall bear the meanings ascribed to them from time to time by the Bank of England.

                           H. The percentages used in A, C and D above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

                           I. In application of the above formula, A,B,C,D,E, and F will be included in the formula as figures and not as percentages e.g. if A is 0.5 percent and B is 12 percent, AB will be calculated as 0.5 x 12 and not as 0.5 percent x 12 percent.

                           J. Calculations will be made on the basis of a 365 day year.

                           K. A negative result obtained from subtracting E from B or F from B shall be zero.

                           L. The arithmetic mean of the resulting figures for each Reference Lender shall be calculated and shall be rounded upwards, to the fourth decimal place.

                           M. Additional amounts calculated in accordance with this definition are payable on the last date of the Interest Period to which they relate.

                           N. The determination of the MLA Cost in relation to any period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

                           O. The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all the parties hereto any amendments or variation which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England in relation to Loans denominated in Sterling (including, without limitation, any requirements relating to Sterling primary liquidity) and, any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Mortgaged Properties" shall mean the real properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages" shall mean each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit J (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multi-employer Plan" shall mean a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" shall mean (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Non-Excluded Taxes" shall be as defined in subsection 2.22.

                  "Note" shall mean (i) any Revolving Credit Note, (ii) the Swing Line Note or (iii) any Term Note, as the context shall require; collectively, the "Notes".

                  "Obligations" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest thereon accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower or any Subsidiary Borrower to the Administrative Agent or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Guarantee and Collateral Agreement, any Hedge Agreement entered into with a Lender or an Affiliate thereof or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.

                  "Optional Currency" shall mean Australian dollars, Austrian Shillings, Canadian dollars, euro, German Deutschmarks or Deutschmarks, Dutch Gilder, Italian Lira, Spanish Peseta, British

         Pounds Sterling ("Sterling"), French Francs, Belgian Francs and other readily available and freely tradeable currencies in the London currency market that are approved by the Administrative Agent.

                  "Optional Currency Equivalent" shall mean, on any Business Day with respect to any amount in Dollars, the amount of the relevant Optional Currency that could be purchased with such amount of Dollars using the foreign exchange rate for such Business Day specified in the definition of "Dollar Equivalent".

                  "Ortho Acquisition" shall mean the purchase by the Borrower, directly or indirectly, of the Ortho Business.

                  "Ortho Business" shall mean the assets of the Solaris Group, an operating unit of Monsanto Company, producing, marketing and distributing products under the "Ortho" and "White Swan" brands in the United States, under the "Green Cross" brand in Canada, under the "Phostrogen" brand in the United Kingdom, under the "Defender" brand in Australia, and Ortho Books.

                  "Ortho Consent Lenders" shall mean at any time, the holders of more than 90% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Aggregate Revolving Extensions of Credit then outstanding.

                  "Paris Banking Day" shall mean any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in Paris, France.

                  "Participants" shall mean one or more banks or other entities to whom one or more Lenders have sold, in the ordinary course of business and in accordance with applicable law, participating interests in any Loan, Note, Revolving Credit Commitment or Term Loan Commitment or any other interest hereunder owing to such Lender.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA

                  "Permitted Acquisition" shall mean (a) the Ortho Acquisition, provided that, unless the Ortho Consent Lenders otherwise consent, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower shall have received at least $200,000,000 in gross cash proceeds from the issuance of the Bridge Subordinated Debt or the Senior Subordinated Notes on terms and conditions reasonably satisfactory to the Agents (including no scheduled payments or prepayments of principal prior to the Tranche C Term Loan Termination Date), (iii) the aggregate purchase consideration shall not exceed $304,000,000 (exclusive of related premiums, fees and expenses and subject to working capital and similar purchase price adjustments), (iv) the Ortho Acquisition shall have been consummated within six months of the Closing Date on terms substantially similar to those in the Asset Purchase Agreement, dated as of November 11, 1998, between Monsanto Company and the Borrower or otherwise satisfactory to the Agents, and (v) the Borrower shall be in compliance, on a pro forma basis after giving effect to the Ortho Acquisition, with the covenants contained in subsections 6.9, 6.10 and 6.11, (b) the ASEF Acquisition, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Borrower shall be in compliance, on a pro forma basis after giving effect to the ASEF Acquisition, with the covenants contained in subsections 6.9, 6.10 and 6.11, and (c) any acquisition of all or substantially all the assets of, or shares or other equity interests in, a Person or division or line of business of a Person or other significant assets of a Person (other than inventory, leases, materials and equipment and other assets in the ordinary course of business) if immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) 100% of the capital stock of any acquired or newly formed corporation, partnership, association or other business entity is owned directly by the Borrower or a wholly-owned Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed subsidiary under subsection 6.13 shall have been taken or shall be planned to be taken in a manner reasonably satisfactory to the Administrative Agent, (iii) no Material Adverse Effect would be likely to result therefrom, (iv)(I) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in subsections 6.9, 6.10 and 6.11 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such acquisition had occurred on the first day of each relevant period for testing such compliance and any savings associated with such acquisition had been achieved on the first day of such relevant period, and the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such subsidiary or assets (to the extent reasonably available), and (II) after giving effect to such transaction, any acquired or newly formed subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by subsection 7.6) and (v) after giving effect to the consummation thereof, the aggregate amount of consideration (whether cash or property, as valued in good faith by the Board of Directors of the Borrower) for all Permitted Acquisitions other than the ASEF Acquisition and the Ortho Acquisition acquired after the Closing Date shall not exceed in the aggregate, $25,000,000 if such acquisition or acquisitions shall occur in fiscal year 1999, $50,000,000 (representing an incremental $25,000,000) if such acquisition or acquisitions shall occur in fiscal year 2000, $75,000,000 (representing an incremental $25,000,000) if such acquisition or acquisitions shall occur in fiscal year 2001 and $100,000,000 (representing an incremental $25,000,000) thereafter.

                  "Permitted Foreign Debt" shall have the meaning specified in subsection 7.6(i).

                  "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

                  "PIBOR Loans" shall mean the Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the applicable PIBOR Rate and, on and after commencement of the third stage of EMU with respect to such Loans funded by a Lender in France, the applicable EURIBOR Rate.

                  "PIBOR Rate" shall mean with respect to any Tranche A French Subtranche Term Loan for any Interest Period therefor (i) in the case of any Lender funding in France prior to the commencement of the third stage of EMU:

                           (a) the rate per annum appearing on the Reuters
                  Screen PIBOR Page or Telerate Page 20041 for French Francs as the Paris Interbank Offered Rate for deposits in French Francs as of 11:00 a.m. Paris time two Paris Banking Days prior to the first day of such Interest Period as the Paris Interbank Offered Rate for having a term comparable to such Interest Period; or

                           (b) if such rate does not appear on the Reuters
                  Screen PIBOR Page or the Telerate Page 20041 (or, if such Pages shall cease to be publicly available or if the information contained on such Pages, in the Administrative Agent's reasonable judgment, shall cease accurately to reflect such PIBOR Rate, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such PIBOR Rate), the PIBOR Rate shall mean, with respect to any PIBOR Loan for any Interest Period, the arithmetic mean, as determined by the Administrative Agent, of the rate per annum quoted by each relevant PIBOR Reference Lender at approximately 11:00 a.m. Paris time two Paris Banking Days prior to the first day of the Interest Period for such PIBOR Loan for the offering by such PIBOR Reference Lenders to prime banks in the Paris interbank market of deposits in French Francs having a term comparable to such Interest Period and in an amount comparable to the principal amount of the PIBOR Loan to be made by such PIBOR Reference Lenders for such Interest Period. If fewer than two quotations are provided by the PIBOR Reference Lenders, the PIBOR Rate will be the arithmetic mean of the rates per annum quoted by major banks in Paris as selected by the Administrative Agent, at approximately 11:00 a.m., Paris time, two Paris Banking Days prior to the first day of the Interest Period for loans in French Francs to leading European banks having a term comparable to such Interest Period and in an amount comparable to the principal amount of the PIBOR Loan to be made for such Interest Period; and

         (ii) otherwise, the LIBOR Rate.

                  "PIBOR Reference Lenders" shall mean Chase and Credit
         Lyonnais.

                  "Plan" shall mean, at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
         be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pricing Grid" shall mean the pricing grid attached hereto as Annex A.

                  "Properties" shall mean the real property listed on Schedule 4.19(b).

                  "Receivables" shall have the meaning specified in the Guarantee and Collateral Agreement.

                  "Receivables Subsidiary" shall mean a Subsidiary of the Borrower created to purchase and finance Sold Receivables.

                  "Receivables Purchase Facility" shall mean any receivables purchase facility with terms and conditions reasonably satisfactory to the Agents and pursuant to which ownership interests in, or notes, commercial paper, certificates or other debt instruments in respect of which, are secured by the Sold Receivables.

                  "Recovery Event" shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000, but excluding any such settlement or payment relating to environmental costs from, or from insurers of, ITT Industries, Corp. attributable to periods prior to 1986.

                  "Reference Lenders" shall mean the Agents.

                  "Refinancing" shall be as defined in subsection 2.24(a).

                  "Refunded Swing Line Loans" shall have the meaning assigned to such term in subsection 2.6(b).

                  "Register" shall have the meaning specified in subsection 10.6(d).

                  "Reimbursement Obligation" shall mean the Borrower's obligation to reimburse the Administrative Agent on account of the Letters of Credit as provided in Section 3.

                  "Reinvestment Deferred Amount" shall mean with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to subsection 2.12(d) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event" shall mean any Asset Sale (other than the sale, transfer or discount of Sold Receivables pursuant to any Receivables Purchase Facility) or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice" shall mean a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale (other than the sale, transfer or discount of Sold Receivables pursuant to any Receivables Purchase Facility) or Recovery Event to acquire assets useful in its business.

                  "Reinvestment Prepayment Amount" shall mean with respect to any Reinvestment Event, the (x) Reinvestment Deferred Amount relating thereto less (y) any amount thereof expended prior to the relevant Reinvestment Prepayment Date (i) to acquire assets useful in the Borrower's business or (ii) to pay expenses relating to any proposed acquisition of assets useful in such business of up to $1,000,000 in the aggregate for any fiscal year of the Borrower.

                  "Reinvestment Prepayment Date" shall mean with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have notified the Administrative Agent that it has determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization" shall mean, with respect to any Multi-employer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                  "Reportable Event" shall mean any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder (with respect to which the PBGC has not, by regulation, waived the 30-day notice requirement).

                  "Required Lenders" shall mean at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Aggregate Revolving Extensions of Credit then outstanding.

                  "Required Prepayment Lenders" shall mean the Majority Facility Lenders in respect of each Facility.

                  "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation or Articles of Incorporation, as the case may be, and Code of Regulations and/or By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" shall mean, as to any Person, the Chairman, President or an Executive, Senior or other Vice President (or, in the case of any Foreign Subsidiary, any analogous title) of such Person and, with respect to financial matters, the Chief Financial Officer, the Treasurer or the Controller (or, in the case of any Foreign Subsidiary, any analogous title) of such Person.

                  "Revolving Credit Commitment" shall mean as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $500,000,000.

                  "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments may terminate as provided herein.

                  "Revolving Credit Lender" shall mean each Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans.

                  "Revolving Credit Loan" shall mean any Loan made pursuant to subsection 2.4; collectively, the "Revolving Credit Loans".

                  "Revolving Credit Note" shall have the meaning assigned to such term in subsection 2.8(e).

                  "Revolving Credit Termination Date" shall be June 30, 2005 or such earlier dat e on which the Revolving Credit Commitments shall be terminated in accordance with this Agreement.

                  "Revolving Extensions of Credit" shall mean as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                  "Revolving Percentage" shall mean as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Extension of Credit then outstanding constitutes of the aggregate principal amount of the Revolving Extension of Credit then outstanding).

                  "Rhone Poulenc" shall mean Rhone Poulenc Agro, a corporation organized under the laws of France.

                  "Roundup Agreement" shall mean the Exclusive Agency and Marketing Agreement dated September 30, 1998 between Monsanto Company and the Borrower, as amended, supplemented or otherwise modified from time to time.

                  "RPA Acquisition" shall mean the acquisition by the Borrower through certain of its indirect Subsidiaries of the Capital Stock or assets of certain subsidiaries of Rhone Poulenc on October 7, 1998 for a purchase price of approximately $200,000,000.

                  "RPA Refinancing" shall be as defined in subsection 2.24(a).

                  "RP Letters of Credit" shall mean the following letters of credit, each issued by The Chase Manhattan Bank, as issuing bank under the Existing Credit Agreement for the benefit of Rhone-Poulenc pursuant to the Existing Credit Agreement: (a) Letter of Credit No. P282/965 dated October 7, 1998 in the face amount of FF 490,846,706, (b) Letter of Credit No. P282/971 dated October 7, 1998 in the face amount of FF 337,000,000, (c) Letter of Credit No. P282/972 dated October 7, 1998 in the face amount of FF 153,294, (d) Letter of Credit No. P282/968 dated October 7, 1998 in the face amount of FF 36,000,000 and (e) Letter of Credit No. P282/973 dated October 7, 1998 in the face amount of FF 16,000,000.

                  "S&P" shall mean Standard & Poor's Ratings Services.

                  "Screen" shall mean, with respect to any currency, the relevant Bridge Telerate Page on which appears the LIBOR Base Rate for deposits in such currency; provided that, if there is no such Bridge Telerate Page, the relevant Reuters Screen Page will be substituted.

                  "Senior Indebtedness" shall mean, in respect of the Borrower at a particular date, Total Indebtedness other than the Subordinated Debt and any other subordinated Indebtedness of the Borrower that would be set forth as subordinated Indebtedness on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of such date provided that, for the purpose of calculating the Senior Leverage Ratio for any period, Senior Indebtedness shall be reduced by excess cash balances set forth on the balance sheet of the Borrower as at such date.

                  "Senior Leverage Ratio" shall mean, as at the last day of any fiscal quarter of the Borrower, the ratio of (i) Average Senior Indebtedness of the Borrower and its Subsidiaries on such day to (ii) EBITDA for the four consecutive fiscal quarters ending on such day; provided any calculation of the above ratio following any acquisition made during the twelve-month period covered by such calculation, by purchase or otherwise, of all or substantially all of the business or assets of any Person or of any line of business of any Person shall be determined on a pro forma basis without duplication, including (x) in Average Senior Indebtedness and in the amount of preferred stock accruals an annualization of the actual Senior Indebtedness or preferred stock accruals relating to such acquisition for the portion of such twelve-month period since the date of such acquisition (or, if such acquisition occurred on the last day of a fiscal quarter, an annualization estimate of the daily Senior Indebtedness or preferred stock accruals relating to such acquisition based on the indebtedness incurred and based on the current Interest Rates for such indebtedness or preferred stock issued on such date) and (y) in EBITDA the EBITDA of the acquired Person for any portion of such twelve-month period prior to such acquisition.

                  "Senior Subordinated Note Indenture" shall mean the Indenture that may be entered into by the Borrower in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements to be entered into by the Borrower and its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.12.

                  "Senior Subordinated Notes" shall mean senior subordinated notes of the Borrower to be issued on or after the Closing Date and having no scheduled principal payments prior to September 30, 2007, as permitted under subsection 7.6(e) and to be used (i) to finance the Ortho Acquisition or (ii) to refinance all Bridge Subordinated Debt issued or outstanding, if any.

                  "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA but which is not a Multi-employer Plan.

                  "Sold Receivables" shall mean Receivables of the Borrower in an aggregate amount not to exceed $75,000,000 sold to the Receivables Subsidiary or any other Person pursuant to and securing obligations under any Receivables Purchase Facility.

                  "Solvent", when used with respect to any Person, shall mean that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Standby L/C" and "Standby L/Cs" shall each have the meaning specified in subsection 3.1(a).

                  "Subordinated Debt" shall mean the Indebtedness of the Borrower pursuant to the Bridge Loan Agreement and Bridge Subordinated Debt (if any), the Senior Subordinated Note Indenture and the Senior Subordinated Notes, the Existing Subordinated Note Indenture and the Existing Subordinated Notes and the Subordinated Debt permitted under clause (iii) of subsection 7.6(e).

                  "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or the European equivalent thereof of which shares of Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or equivalent are at the time owned, or the management of which is otherwise controlled, directly, or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Borrowers" shall mean OM Scott International Investments Limited, Miracle Garden Care Limited, Scotts Holdings Limited, Hyponex Corporation, Scotts' Miracle-Gro Products, Inc., Scotts-Sierra Horticultural Products Company, Republic Tool & Manufacturing Corp., Scotts-Sierra Investments, Inc., Scotts France Holdings SARL, Scotts Holding GmbH, Scotts Celaflor GmbH & Co. KG, Scotts France SARL, Scotts Belgium 2 B.V.B.A, Scotts

         Company (UK) Ltd. and all existing or future, Domestic or Foreign, Subsidiaries then designated by the Borrower pursuant to subsection 10.1(b).

                  "Subsidiary Guarantors" shall mean (a) each Domestic Subsidiary of the Borrower (other than as scheduled on Schedule 1.2) and (b) each Domestic Subsidiary acquired or organized subsequent to the Closing Date.

                  "Supermajority Lenders" shall mean at any time, the holders of more than 66 2/3% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Aggregate Revolving Extensions of Credit then outstanding.

                  "Supported Foreign Indebtedness" shall have the meaning specified in subsection 7.6(k).

                  "Swing Line Commitment" shall mean the obligation of the Swing Line Lender, at any date, to make a Swing Line Loan pursuant to subsection 2.6(a) in the amount referred to therein.

                  "Swing Line Lenders" shall mean Chase and Credit Lyonnais Chicago Branch.

                  "Swing Line Loan Participation Certificate" shall mean a certificate, substantially in the form of Exhibit D hereto.

                  "Swing Line Loans" shall have the meaning assigned to such term in subsection 2.6(a).

                  "Swing Line Note" shall have the meaning assigned to such term in subsection 2.8(e).

                  "Term Commitments" shall be the collective reference to the Tranche A Term Commitments, the Tranche B Term Commitments and the Tranche C Term Commitments.

                  "Term Lenders" shall be the collective reference to the Tranche A Term Lenders, the Tranche B Term Lenders and the Tranche C Term Lenders.

                  "Term Loans" shall be the collective reference to the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans.

                  "Term Loan Notes" shall be the collective reference to any and all Notes in respect of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans.

                  "Termination Date" shall be the collective reference to the Tranche A Term Loan Termination Date, the Tranche B Term Loan Termination Date, the Tranche C Term Loan Termination Date and the Revolving Credit Termination Date.

                  "Total Capitalization" shall mean, in respect of any Person at a particular date, the sum at such date of the Total Indebtedness of such Person and the Consolidated Net Worth of such Person.

                  "Total Indebtedness" shall mean, in respect of any Person at a particular date, the sum at such date of (a) the aggregate outstanding principal amount of all Indebtedness for borrowed money of such Person and (b) all other items which would properly be included as indebtedness, determined in accordance with GAAP, on a consolidated balance sheet of such Person and its Subsidiaries; provided that, for the purpose of calculating the Leverage Ratio for any period, Total Indebtedness shall be reduced by cash and Cash Equivalents set forth on the balance sheet of such Person as at such date.

                  "Total Revolving Credit Commitments" shall be, at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

                  "Trade L/C" shall have the meaning assigned to such term in subsection 3.1(a).

                  "Tranche A British Subtranche" shall mean the collective reference to all Tranche A British Subtranche Term Loans.

                  "Tranche A British Subtranche Term Commitment" shall mean, as to any Tranche A Term Lender, the obligation of such Lender to make a Tranche A British Subtranche Term Loan to the Borrower or any Subsidiary Borrower hereunder in a principal amount denominated in Sterling not to exceed the amount set forth under the heading "Tranche A British Subtranche Term Commitment" opposite such Lender's name on
         Schedule 1. The original aggregate amount of the Tranche A British Subtranche Term Commitments is the Tranche A Subtranche Currency Equivalent for Sterling of $130,000,000 on the date of notice of the initial borrowing thereunder.

                  "Tranche A British Subtranche Term Loan" shall be as defined in subsection 2.1.

                  "Tranche A French Subtranche" shall mean the collective reference to all Tranche A French Subtranche Term Loans.

                  "Tranche A French Subtranche Term Commitment" shall mean, as to any Tranche A Term Lender, the obligation of such Lender to make a Tranche A French Subtranche Term Loan to the Borrower or any Subsidiary Borrower hereunder in a principal amount denominated in French Francs not to exceed the amount set forth under the heading "Tranche A French Subtranche Term Commitment" opposite such Lender's name on Schedule 1. The original aggregate amount of the Tranche A French Subtranche Term Commitments is the Tranche A Subtranche Currency Equivalent for French Francs of $80,000,000 on the date of notice of the initial borrowing thereunder.

                  "Tranche A French Subtranche Term Loan" shall be as defined in subsection 2.1.

                  "Tranche A German Subtranche" shall mean the collective reference to all Tranche A German Subtranche Term Loans.

                  "Tranche A German Subtranche Term Commitment" shall mean, as to any Tranche A Term Lender, the obligation of such Lender to make a Tranche A German Subtranche Term Loan to the Borrower or any Subsidiary Borrower hereunder in a principal amount denominated in

         German Deutschmarks not to exceed the amount set forth under the heading "Tranche A German Subtranche Term Commitment" opposite such Lender's name on Schedule 1. The original aggregate amount of the Tranche A German Subtranche Term Commitments is the Tranche A Subtranche Currency Equivalent for Deutschmarks of $55,000,000 on the date of notice of the initial borrowing thereunder.

                  "Tranche A German Subtranche Term Loan" shall be as defined in subsection 2.1.

                  "Tranche A Subtranche" shall mean the collective reference to the Tranche A British Subtranche, the Tranche A French Subtranche and the Tranche A German Subtranche.

                  "Tranche A Subtranche Currency" shall mean Sterling, French Francs or German Deutschmarks, as applicable.

                  "Tranche A Subtranche Currency Equivalent" shall mean, on any Business Day with respect to any amount in Dollars, the amount of the relevant Tranche A Subtranche Currency that could be purchased with such amount of Dollars using the foreign exchange rate for such Business Day specified in the definition of "Dollar Equivalent".

                  "Tranche A Term Commitment" shall be the collective reference to the Tranche A British Subtranche Term Commitment, the Tranche A French Subtranche Term Commitment and the Tranche A German Subtranche Term Commitment.

                  "Tranche A Term Lender" shall mean each Lender that has a Tranche A Term Commitment or is the holder of a Tranche A Term Loan.

                  "Tranche A Term Loan" shall be  as defined in subsection 2.1.

                  "Tranche A Term Loan Termination Date" shall mean June 30,
         2005.

                  "Tranche A Term Percentage" shall mean, as to any Tranche A Term Lender at any time, with respect to any Tranche A Subtranche at such time, the percentage which such Lender's Tranche A Term Commitment with respect to such Tranche A Subtranche then constitutes of the aggregate Tranche A Term Commitments with respect to such Tranche A Subtranche (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding with respect to such Tranche A Subtranche constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding with respect to such Tranche A Subtranche).

                  "Tranche B Term Commitment" shall mean as to any Tranche B Term Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Commitment" opposite such Lender's name on Schedule 1. The original aggregate amount of the Tranche B Term Commitments is $140,000,000.

                  "Tranche B Term Lender" shall mean each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.

                  "Tranche B Term Loan" shall be as defined in subsection 2.1.

                  "Tranche B Term Loan Termination Date" shall mean June 30,
         2006.

                  "Tranche B Term Percentage" shall mean as to any Lender at any time, the percentage which such Lender's Tranche B Term Commitment then constitutes of the aggregate Tranche B Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

                  "Tranche C Term Commitment" shall mean, as to any Tranche C Term Lender, the obligation of such Lender, if any, to make a Tranche C Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche C Term Commitment" opposite such Lender's name on Schedule 1. The original aggregate amount of the Tranche C Term Commitments is $120,000,000.

                  "Tranche C Term Lender" shall mean each Lender that has a Tranche C Term Commitment or that holds a Tranche C Term Loan.

                  "Tranche C Term Loan" shall be as defined in subsection 2.1.

                  "Tranche C Term Loan Termination Date" shall mean June 30,
         2007.

                  "Tranche C Term Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Tranche C Term Commitment then constitutes of the aggregate Tranche C Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding).

                  "Transaction Agreements" shall mean the collective reference to any and all agreements entered into by the Borrower or any of its Subsidiaries in respect of the Refinancing, the RPA Refinancing and the Ortho Acquisition and all transactions related thereto.

                  "Transactions" shall mean the collective reference to the Refinancing, the RPA Refinancing and the Ortho Acquisition and all transactions related thereto.

                  "Transfer Closing Date", with respect to any Assignment and Acceptance, the "Effective Date" as to such term is defined in such Assignment and Acceptance.

                  "Type" shall mean as to any Loan, its nature as an ABR Loan, a LIBOR Loan, a FIBOR Loan or a PIBOR Loan.

                  "Uniform Customs" shall mean either the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be effectively replaced in whole or in part or amended from time to time.

         1.2 OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes, in any of the other Loan Documents or in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

         (b) As used herein, in the Notes, in any of the other Loan Documents, or in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms, to the extent not otherwise defined in subsection 1.1, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

         (d) An "affiliate" of a Lender includes, in the case of a Lender which is an investment fund, the investment adviser thereof and any other investment fund having the same investment adviser.

         SECTION 2.  AMOUNT AND TERMS OF LOANS
                     -------------------------

         2.1 Term Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Lender severally agrees to make (x) one or more term loans denominated in Sterling (a "Tranche A British Subtranche Term Loan") to the Borrower or any Subsidiary Borrower on the Closing Date in an aggregate amount not to exceed the amount of the Tranche A British Subtranche Term Commitment of such Lender, provided that the amount to be made available by a Lending Installation of such Lender which is an Eligible U.K. Bank shall not exceed the amount so indicated with the name of such Lender on Schedule 1, (y) a term loan denominated in French Francs (a "Tranche A French Subtranche Term Loan") to the Borrower or any Subsidiary Borrower on the Closing Date in an amount not to exceed the amount of the Tranche A French Subtranche Term Commitment of such Lender and (z) a term loan denominated in German Deutschmarks (a "Tranche A German Subtranche Term Loan"; collectively with the Tranche A British Subtranche Term Loans and the Tranche A French Subtranche Term Loans, the "Tranche A Term Loans") to the Borrower or any Subsidiary Borrower on the Closing Date in an amount not to exceed the amount of the Tranche A German Subtranche Term Commitment of such Lender, (b) each Tranche B Term Lender severally agrees to make a term loan (a "Tranche B Term Loan") in Dollars to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Commitment of such Lender and (c) each Tranche C Term Lender severally agrees to make a term loan (a "Tranche C Term Loan") in Dollars to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche C Term Commitment of such Lender. The Tranche B Term Loans and Tranche C Term Loans may from time to time be LIBOR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and
2.14. Except as otherwise provided in Schedule 1, any Tranche A Term Loan which is made to any Subsidiary Borrower, where such Subsidiary Borrower is a resident for taxation purposes of France, Germany or the United Kingdom, shall be made by an Eligible French Bank, an Eligible German Bank or an Eligible U.K. Bank, respectively, and any interest payable with respect thereto shall be beneficially owned by such Eligible French Bank, Eligible German Bank or Eligible U.K. Bank. A Tranche A Term Lender making a Tranche A British Subtranche Term Loan shall be required to be an Eligible U.K. Bank and to lend to a Subsidiary Borrower resident in the United Kingdom only to the extent indicated on Schedule 1.

         2.2 PROCEDURE FOR TERM LOAN BORROWING. (a) The Borrower and the Subsidiary Borrowers may borrow under the Term Commitments on the Closing Date, subject to the limitation for Foreign Subsidiary Borrowers in subsection 2.1; provided that the Borrower or the relevant Subsidiary Borrower shall give the Administrative Agent irrevocable notice ((1) which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time on the Closing Date, in the case of ABR Loans, (2) which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time three Business Days prior to the Closing Date, in the case of LIBOR Loans in Dollars, (3) which notice must be received by 11:00 A.M. London time two Business Days prior to the Closing Date, in the case of LIBOR Loans in Sterling, (4) which notice must be received by 11:00 a.m. Frankfurt time two Frankfurt Banking Days prior to the Closing Date, in the case of FIBOR Loans, (5) which notice must be received by 11:00 a.m. Paris time two Paris Banking Days prior to the Closing Date, in the case of PIBOR Loans), specifying (i) the identity of the Borrower or Subsidiary Borrower borrowing and the amount and currency to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be an ABR Loan (in the case of Term Loans in Dollars) or a LIBOR Loan, a FIBOR Loan or a PIBOR Loan or a combination thereof, (iv) if the borrowing is to be entirely or partly a LIBOR Loan, the amount to be a LIBOR Loan and (v) the length of the Interest Period for such LIBOR Loan, FIBOR Loan or PIBOR Loan, as applicable. Each ABR borrowing by the Borrower or any Domestic Subsidiary Borrower pursuant to the Term Commitments shall be in an aggregate principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. Each LIBOR borrowing in Dollars by the Borrower or any Subsidiary Borrower pursuant to the Term Commitments shall be in an aggregate principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each LIBOR borrowing in a Tranche A Subtranche Currency by the Borrower or any Subsidiary Borrower pursuant to the Term Commitments shall be in an aggregate principal amount equal to U.S.$2,500,000 or a whole multiple of U.S.$1,000,000 in excess thereof in the Tranche A Subtranche Currency Equivalent thereof.

         (b) Upon receipt of any notice from the Borrower or a Subsidiary Borrower pursuant to this subsection 2.2, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower or such Subsidiary Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 2:00 P.M., New York City time (or in the case of any borrowing in a Tranche A Subtranche Currency at the place and time specified by the Administrative Agent from time to time), on the Borrowing Date requested by the Borrower or such Subsidiary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower or such Subsidiary Borrower by the Administrative Agent crediting the account of the Borrower or such Subsidiary Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.3 REPAYMENT OF TERM LOANS. (a)(i) The Tranche A British Subtranche Term Loan of each Tranche A Term Lender shall mature in 25 consecutive quarterly installments, commencing on June 30, 1999, each of which shall be in an amount equal to the percentage set forth below of such Tranche A

British Subtranche Term Loan on the Closing Date multiplied by such Lender's applicable Tranche A Term Percentage:

                   Installment                    Percentage Amount
                   -----------                    -----------------
                   June 30, 1999                               0.4%
                   September 30, 1999                          0.4%

                   December 31, 1999                           2.4%
                   March 31, 2000                              2.4%
                   June 30, 2000                               2.4%
                   September 30, 2000                          2.4%

                   December 31, 2000                           3.1%
                   March 31, 2001                              3.1%
                   June 30, 2001                               3.1%
                   September 30, 2001                          3.1%

                   December 31, 2001                           4.2%
                   March 31, 2002                              4.2%
                   June 30, 2002                               4.2%
                   September 30, 2002                          4.2%

                   December 31, 2002                           4.6%
                   March 31, 2003                              4.6%
                   June 30, 2003                               4.6%
                   September 30, 2003                          4.6%

                   December 31, 2003                           4.6%
                   March 31, 2004                              4.6%
                   June 30, 2004                               4.6%
                   September 30, 2004                          4.6%

                   December 31, 2004                           5.4%
                   March 31, 2005                              5.4%
                   June 30, 2005                              12.8%

         (ii) The Tranche A French Subtranche Term Loan of each Tranche A Term Lender shall mature in 25 consecutive quarterly installments, commencing on June 30, 1999, each of which shall be in an amount equal to the percentage set forth below of such Tranche A French Subtranche Term Loan on the Closing Date multiplied by such Lender's applicable Tranche A Term Percentage:

                   Installment                    Percentage Amount
                   -----------                    -----------------
                   June 30, 1999                               0.4%
                   September 30, 1999                          0.4%

                   December 31, 1999                           2.4%
                   March 31, 2000                              2.4%
                   June 30, 2000                               2.4%
                   September 30, 2000                          2.4%

                   December 31, 2000                           3.1%
                   March 31, 2001                              3.1%
                   June 30, 2001                               3.1%
                   September 30, 2001                          3.1%

                   December 31, 2001                           4.2%
                   March 31, 2002                              4.2%
                   June 30, 2002                               4.2%
                   September 30, 2002                          4.2%

                   December 31, 2002                           4.6%
                   March 31, 2003                              4.6%
                   June 30, 2003                               4.6%
                   September 30, 2003                          4.6%

                   December 31, 2003                           4.6%
                   March 31, 2004                              4.6%
                   June 30, 2004                               4.6%
                   September 30, 2004                          4.6%

                   December 31, 2004                           5.4%
                   March 31, 2005                              5.4%
                   June 30, 2005                              12.8%

         (iii) The Tranche A German Subtranche Term Loan of each Tranche A Term Lender shall mature in 25 consecutive quarterly installments, commencing on June 30, 1999, each of which shall be in an amount equal to the percentage set forth below of such Tranche A German Subtranche Term Loan on the Closing Date multiplied by such Lender's applicable Tranche A Term Percentage:

                   Installment                    Percentage Amount
                   -----------                    -----------------
                   June 30, 1999                               0.4%
                   September 30, 1999                          0.4%

                   December 31, 1999                           2.4%

                   March 31, 2000                              2.4%
                   June 30, 2000                               2.4%
                   September 30, 2000                          2.4%

                   December 31, 2000                           3.1%
                   March 31, 2001                              3.1%
                   June 30, 2001                               3.1%
                   September 30, 2001                          3.1%

                   December 31, 2001                           4.2%
                   March 31, 2002                              4.2%
                   June 30, 2002                               4.2%
                   September 30, 2002                          4.2%

                   December 31, 2002                           4.6%
                   March 31, 2003                              4.6%
                   June 30, 2003                               4.6%
                   September 30, 2003                          4.6%

                   December 31, 2003                           4.6%
                   March 31, 2004                              4.6%
                   June 30, 2004                               4.6%
                   September 30, 2004                          4.6%

                   December 31, 2004                           5.4%
                   March 31, 2005                              5.4%
                   June 30, 2005                              12.8%

         (b) The Tranche B Term Loan of each Tranche B Term Lender shall mature in 29 consecutive quarterly installments, commencing on June 30, 1999, each of which shall be in an amount equal to such Lender's Tranche B Term Percentage multiplied by the amount set forth below opposite such installment:

                   Installment                    Principal Amount
                   -----------                    ----------------
                   June 30, 1999                          $250,000
                   September 30, 1999                     $250,000

                   December 31, 1999                      $250,000

                   March 31, 2000                         $250,000
                   June 30, 2000                          $250,000
                   September 30, 2000                     $250,000

                   December 31, 2000                      $250,000
                   March 31, 2001                         $250,000

                   June 30, 2001                          $250,000
                   September 30, 2001                     $250,000

                   December 31, 2001                      $250,000
                   March 31, 2002                         $250,000
                   June 30, 2002                          $250,000
                   September 30, 2002                     $250,000

                   December 31, 2002                      $250,000
                   March 31, 2003                         $250,000
                   June 30, 2003                          $250,000
                   September 30, 2003                     $250,000

                   December 31, 2003                      $250,000
                   March 31, 2004                         $250,000
                   June 30, 2004                          $250,000
                   September 30, 2004                     $250,000

                   December 31, 2004                      $250,000
                   March 31, 2005                         $250,000
                   June 30, 2005                          $250,000
                   September 30, 2005                     $250,000

                   December 31, 2005                   $33,375,000
                   March 31, 2006                      $33,375,000
                   June 30, 2006                       $66,750,000

         (c) The Tranche C Term Loan of each Tranche C Term Lender shall mature in 33 consecutive quarterly installments, commencing on June 30, 1999, each of which shall be in an amount equal to such Lender's Tranche C Term Percentage multiplied by the amount set forth below opposite such installment:

                   Installment                    Principal Amount
                   -----------                    ----------------
                   June 30, 1999                          $250,000
                   September 30, 1999                     $250,000

                   December 31, 1999                      $250,000
                   March 31, 2000                         $250,000
                   June 30, 2000                          $250,000
                   September 30, 2000                     $250,000

                   December 31, 2000                      $250,000
                   March 31, 2001                         $250,000
                   June 30, 2001                          $250,000
                   September 30, 2001                     $250,000

                   December 31, 2001                      $250,000
                   March 31, 2002                         $250,000
                   June 30, 2002                          $250,000
                   September 30, 2002                     $250,000

                   December 31, 2002                      $250,000
                   March 31, 2003                         $250,000
                   June 30, 2003                          $250,000
                   September 30, 2003                     $250,000

                   December 31, 2003                      $250,000
                   March 31, 2004                         $250,000
                   June 30, 2004                          $250,000
                   September 30, 2004                     $250,000

                   December 31, 2004                      $250,000
                   March 31, 2005                         $250,000
                   June 30, 2005                          $250,000
                   September 30, 2005                     $250,000

                   December 31, 2005                      $250,000
                   March 31, 2006                         $250,000
                   June 30, 2006                          $250,000
                   September 30, 2006                     $250,000

                   December 31, 2006                   $28,125,000
                   March 31, 2007                      $28,125,000
                   June 30, 2007                       $56,250,000

         2.4 REVOLVING CREDIT COMMITMENT. Subject to and upon the terms and conditions of this Agreement, each Revolving Credit Lender severally (but not jointly) agrees to make Revolving Credit Loans to the Borrower and/or the Subsidiary Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not to exceed the Available Revolving Credit Commitment of such Revolving Credit Lender; provided that, after giving effect to the making of such Revolving Credit Loans, the Aggregate Revolving Extensions of Credit will not exceed the Revolving Credit Commitments and provided further that the Revolving Credit Lenders shall not make any Revolving Credit Loans in Optional Currencies if, after giving effect to the making of any such Revolving Credit Loan, (i) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans in Optional Currencies other than Sterling and the then outstanding L/C Obligations in Optional Currencies other than Sterling would exceed the Optional Currency Equivalent of $120,000,000 or (ii) the sum of the outstanding Revolving Credit Loans in Optional Currencies including Sterling and outstanding L/C Obligations in Optional Currencies including Sterling would exceed the Optional Currency Equivalent of $225,000,000 and provided further that no more than the Dollar Equivalent of $75,000,000 in Revolving Credit Loans shall be made on the Closing Date. During the Revolving Credit Commitment Period the Borrower and the Subsidiary Borrowers may use the Revolving Credit Commitments by borrowing, repaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Each Revolving Credit Lender shall only be required to make Revolving Credit Loans (x) in Dollars (y) in the Optional Currencies listed with its name on Schedule 1 and from the Lending Installation outside of the United States listed with its name on
Schedule 1 and (z) in such other Optional Currencies and from such other Lending Installations outside of the United States as it may agree from time to time by notice to the Administrative Agent. The Administrative Agent shall use reasonable efforts in designating from time to time which of the Revolving Credit Lenders willing to lend in the requested currency and from Lending Installations in any requested jurisdiction shall participate in the making of any Revolving Credit Loan requested to be made, and in the respective amounts to be lent by them and which of the Revolving Credit Loans shall be repaid with repayments, in order to accommodate the requests of the Borrower and the Subsidiary Borrowers with respect to the Revolving Credit Loans and to make from time to time the aggregate outstanding Revolving Credit Loans as ratable among the Revolving Credit Lenders as reasonably practicable in the judgment of the Administrative Agent. The Borrower and Domestic Subsidiary Borrowers may, subject to Schedule 1, make ABR Loan and LIBOR Loan borrowings in Dollars and may make LIBOR Loan borrowings in any Optional Currency under the Revolving Credit Facility. Foreign Subsidiary Borrowers may, subject to Schedule 1, make LIBOR Loan borrowings in Dollars or in any Optional Currency under the Revolving Credit Facility. Each Lender agrees that each of its Lending Installations listed on Schedule 1 and subsequently agreed from time to time in Belgium, France, Germany and the United Kingdom shall be on the date hereof or the date of such agreement an Eligible Belgian Bank, an Eligible French Bank, an Eligible German Bank or an Eligible U.K. Bank, as the case may be.

         2.5 PROCEDURE FOR REVOLVING CREDIT BORROWING. (a) The Borrower and the Subsidiary Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, subject to the limitation for Foreign Subsidiary Borrowers in subsection 2.4; provided that the Borrower or the relevant Subsidiary Borrower shall give the Administrative Agent irrevocable notice (1) (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time) on the requested Borrowing Date, in the case of ABR Loans, (2) (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans in Dollars and (3) (which notice must be received by 11:00 A.M. London time) two Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans in Sterling and (4) (which notice must be received by the Administrative Agent prior to 11:00 A.M., London time) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans in an Optional Currency other than Sterling, specifying (i) identity of the Borrower or Subsidiary Borrower borrowing and the amount and currency to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be an ABR Loan (in the case of Revolving Credit Loans in Dollars) or a LIBOR Loan or a combination thereof, and
(iv) if the borrowing is to be entirely or partly a LIBOR Loan, the amount to be a LIBOR Loan and the length of the Interest Period for such LIBOR Loan. Each ABR borrowing by the Borrower or any Domestic Subsidiary Borrower pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. Each LIBOR borrowing in Dollars by the Borrower or any Subsidiary Borrower pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each LIBOR borrowing in an Optional Currency by the Borrower or any Subsidiary Borrower pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount equal to $2,500,000 or a whole multiple of $1,000,000 in excess thereof in the Optional Currency Equivalent thereof.

         (b) Upon receipt of any notice from the Borrower or a Subsidiary Borrower pursuant to this subsection 2.5, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. To the extent available and subject to subsection 2.4 each Revolving Credit Loan shall be made through the applicable local Lending Installation of each Revolving Credit Lender. Each Revolving Credit Lender will make the amount of its pro rata share (subject to subsection 2.4) of each borrowing available to the Administrative Agent for the account of the Borrower or such Subsidiary Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 2:00 P.M., New York City time (or in the case of any borrowing in an Optional Currency at the place and time specified by the Administrative Agent from time to time), on the Borrowing Date requested by the Borrower or such Subsidiary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower or such Subsidiary Borrower by the Administrative Agent crediting the account of the Borrower or such Subsidiary Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

         2.6 SWING LINE COMMITMENTS. (a) Subject to the terms and conditions hereof, each Swing Line Lender severally (but not jointly) agrees to make swing line loans in Dollars (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Borrower or a Subsidiary Borrower from time to time prior to the Revolving Credit Termination Date in an aggregate principal amount not to exceed 50% of $30,000,000 at any one time outstanding and Chase, as Swing Line Lender, agrees to make Swing Line Loans in Sterling in an aggregate principal amount not to exceed the Optional Currency Equivalent of $30,000,000 at any one time outstanding, provided that, after giving effect to the making of such Swing Line Loans, the Aggregate Revolving Extensions of Credit will not exceed the Revolving Credit Commitments and the aggregate principal amount of Swing Line Loans at any one time outstanding shall not exceed $30,000,000 or the Optional Currency Equivalent thereof; provided, further, that any Swing Line Loan made to a Subsidiary Borrower which is a resident for taxation purposes in the United Kingdom shall be repaid within 364 days and shall be made by an Eligible UK Bank. Amounts borrowed by the Borrower under this subsection 2.6 may be repaid and, during the Revolving Credit Commitment Period, reborrowed. All Swing Line Loans in Dollars shall be made as ABR Loans, and Swing Line Loans in Sterling shall be made on terms agreed upon by Chase and the Borrower. The Borrower or applicable Subsidiary Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent, in the case of Swing Line Loans in Dollars, at or prior to 1:00 P.M., New York City time and, in the case of Swing Line Loans in Sterling, at or prior to 1:00 P.M., London time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in an aggregate minimum amount of $250,000 or a whole multiple thereof. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Swing Line Lender thereof. Each Swing Line Lender shall make the amount of its pro rata share of each borrowing in Dollars available, and Chase, as Swing Line Lender, shall make the amount of each borrowing in Sterling available, to the Borrower or applicable Subsidiary Borrower in the manner directed by the Administrative Agent on the requested Borrowing Date.

         (b) The Swing Line Lenders, at any time and in their sole and absolute discretion, may, on behalf of the Borrower or applicable Subsidiary Borrower (which hereby irrevocably directs the Swing Line Lenders to act on its behalf), request each Revolving Credit Lender, including each Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph
(f) of Section 8 shall have occurred (in which event the procedures of paragraph
(c) of this subsection 2.6 shall apply), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lenders or for the account of Chase, as Swing Line Lender, as applicable, at the office of the Administrative Agent prior to 12:00 Noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

         (c) If, prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of subsection 2.6, one of the events described in paragraph (f) of
Section 8 shall have occurred, each Revolving Credit Lender hereby agrees to and will, on the date such Revolving Credit Loan was to have been made, purchase an undivided participating interest in each Refunded Swing Line Loan in an amount equal to its Revolving Percentage of such Refunded Swing Line Loan. Each Revolving Credit Lender will immediately transfer to the Administrative Agent for the account of the Swing Line Lenders or for the account of Chase, as Swing Line Lender, as applicable, in immediately available funds, the amount of its participations and, upon its receipt of its pro rata share thereof, each Swing Line Lender will deliver to such Revolving Credit Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

         (d) Whenever, at any time after any Swing Line Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Refunded Swing Line Loan and such Swing Line Lender receives any payment on account thereof, such Swing Line Lender will distribute to such Revolving Credit Lender through the Administrative Agent its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by such Swing Line Lender is required to be returned, such Revolving Credit Lender will return to such Swing Line Lender through the Administrative Agent any portion thereof previously distributed by such Swing Line Lender to it in like funds as such payment is required to be returned by such Swing Line Lender.

         2.7 PARTICIPATION. Each Revolving Credit Lender's obligation to purchase participating interests pursuant to paragraph (c) of subsection 2.6 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower, any Subsidiary Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Borrower or any Subsidiary; (d) any breach of this Agreement by the Borrower, any Subsidiary Borrower or any other Revolving Credit Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding the foregoing, no Revolving Credit Lender shall have any obligation to purchase participating interests pursuant to paragraph (c) of subsection 2.6 or to make any Refunded Swing Line Loans in respect of any Swing Line Loan which was made at any time following receipt by the Administrative Agent of a notice from any Revolving Credit Lender specifying that (x) a Default or Event of Default has occurred and is continuing and (y) explicitly stating that such Revolving Credit Lender will not purchase such participating interests or make

Refunded Swing Line Loans with respect to Swing Line Loans made after the date of receipt of such notice.

         2.8 REPAYMENT OF REVOLVING CREDIT LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the then unpaid principal amount of the Swing Line Loans of the Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section
8). Each of the Subsidiary Borrowers hereby unconditionally promises to pay to the Administrative Agent for the account of such Lender (i) the then unpaid principal amount of each Loan to such Subsidiary Borrower on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8) and (ii) the then unpaid principal amount of the Swing Line Loans to such Subsidiary Borrower of the Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Swing Line Loans became due and payable pursuant to Section 8). Each of the Borrower and the relevant Subsidiary Borrowers hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding to the Borrower or such Subsidiary Borrower, as applicable, from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.15.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower and the Subsidiary Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower or a Subsidiary Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower or such Subsidiary Borrower and each Lender's share thereof.


         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower and each Subsidiary Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower or such Subsidiary Borrower to repay (with applicable interest) the Loans made to such Borrower or such Subsidiary Borrower by such Lender in accordance with the terms of this Agreement.

         (e) Each of the Borrower and each Subsidiary Borrower which is not a resident in the U.K. for U.K. tax purposes, a resident of Germany for German tax purposes or a resident of Belgium for Belgium tax purposes (each such Subsidiary Borrower being referred to in this clause 2.8(e) only as an "Eligible Subsidiary Borrower") agree that, upon the request to the Administrative Agent by any Lender, the Borrower or any Eligible Subsidiary Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower or Eligible Subsidiary Borrower evidencing the Revolving Credit Loans of such Lender made to it, substantially in the form of Exhibit C-1, with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), (ii) in the case of the Swing Line Lender, a promissory note of the Borrower or the relevant Eligible Subsidiary Borrower evidencing the Swing Line Loans of the Swing Line Lender made to it, substantially in the form of Exhibit C-2, with appropriate insertions as to date and principal amount (the "Swing Line Note") and/or (iii) in the case of Term Loans, a promissory note of the Borrower or the relevant Eligible Subsidiary Borrower evidencing the Term Loans of such Lender made to it, substantially in the form of Exhibit C-3, with appropriate insertions as to date, type and principal amount (a "Term Note").

         2.9 FACILITY FEE. The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Credit Lender, a facility fee in Dollars for the period from and including the Closing Date to the Revolving Credit Termination Date, calculated as an amount equal to the product of (a) the Facility Fee Rate and (b) the average daily amount of the Revolving Credit Commitment of such Lender (regardless of usage) during the period for which such facility fee is calculated, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date. Such payments shall commence on December 31, 1998, and such first payments shall be for the period from the Closing Date through December 31, 1998. The Borrower also agrees to pay to the Agents the fees described in the Commitment Letter, dated October 16, 1998, from the Agents, CSI and Salomon Brothers Holding Company to the Borrower.

         2.10 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. (a) Optional. The Borrower shall have the right, upon not less than five Business Days' written notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, reduce the amount of the Revolving Credit Commitments, provided that (i) any such reduction shall be accompanied by prepayment of the Revolving Credit Loans made hereunder by the Borrower and/or any Subsidiary Borrower, as applicable,, together with accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, that the amount of the Aggregate Revolving Extensions of Credit exceeds the amount of the Revolving Credit Commitments as then reduced, (ii) any such termination of the Revolving Credit Commitments shall be accompanied by (A) prepayment in full of the Revolving Credit Loans then outstanding hereunder, (B) cash collateralization of all L/C Obligations then outstanding in accordance with the provisions of subsection 2.13, and (C) payment of accrued interest thereon to the date of such prepayment and the payment of any unpaid fees then accrued hereunder (including, without limitation, in respect of any Letters of Credit) and (iii) any termination of the Revolving Credit Commitments while LIBOR Loans are outstanding under the Revolving Credit Commitments and any reduction of the aggregate amount of the Revolving Credit Commitments that reduces the amount of the Revolving Credit Commitments below the principal amount of the LIBOR Loans then outstanding under the Revolving Credit Commitments may be made only on the last day of the respective Interest Periods for such LIBOR Loans. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Any such reduction shall be in an amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or in the case of a LIBOR borrowing in an Optional Currency the Dollar Equivalent thereof) and shall reduce permanently the amount of the Revolving Credit Commitments then in effect.

         (b) Mandatory. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Termination Date and all Revolving Credit Loans shall be repaid and to the extent any Letter of Credit remains outstanding after the Revolving Credit Termination Date, the Borrower shall cash collateralize such L/C Obligations (and the fees thereon) in accordance with the provisions of subsection 2.13. The Revolving Credit Commitments shall also be reduced in accordance with subsection 2.12.

         2.11 OPTIONAL PREPAYMENTS. (a) The Borrower or any Subsidiary Borrower may, (i) at any time and from time to time prepay the ABR Loans made to it hereunder, and (ii) on the last day of the Interest Period with respect thereto, prepay any LIBOR Loans, FIBOR Loans or PIBOR Loans, as the case may be, made to it hereunder, in each case in whole or in part, without premium or penalty (subject to subsection 2.11(b)), upon at least four Business Days' irrevocable notice to the Administrative Agent in the case of LIBOR Loans, FIBOR Loans or PIBOR Loans, as the case may be, and two Business Days' irrevocable notice to the Administrative Agent in the case of ABR Loans, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, FIBOR Loans, PIBOR Loans, ABR Loans or a combination thereof, and, if a combination thereof, the amount of prepayment allocable to each. If such notice is given, the Borrower or the relevant Subsidiary Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or in the case of a LIBOR borrowing in an Optional Currency or a FIBOR Loan or a PIBOR Loan, the Dollar Equivalent thereof), provided that unless a LIBOR Loan, FIBOR Loan or PIBOR Loan is prepaid in full, no prepayment shall be made, in the case of LIBOR Loans if, after giving effect to such prepayment, the aggregate principal amount of LIBOR Loans in Dollars outstanding with respect to which a common Interest Period has been selected shall be less than $1,000,000 or, in the case of LIBOR Loans in an Optional Currency or FIBOR Loans or PIBOR Loans, after giving effect to such prepayment, the aggregate principal amount of LIBOR Loans in an Optional Currency outstanding with respect to which a common Interest Period has been selected or such FIBOR Loans or PIBOR Loans shall be less than $2,500,000 or the Optional Currency Equivalent thereof or the applicable Tranche A Subtranche Currency Equivalent thereof, as applicable.

         (b) On the date of each optional prepayment of Tranche B Term Loans and Tranche C Term Loans under subsection 2.11(a), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Tranche B Term Lenders or Tranche C Term Lenders, as applicable, a prepayment premium in a Dollar amount equal to (i) for amounts prepaid on or prior to the first anniversary of the Closing Date, 2% of the aggregate principal amount of such Loans prepaid and
(ii) for amounts prepaid after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 1% of the aggregate principal amount of such Loans prepaid.

         2.1 MANDATORY PREPAYMENTS. (a)(i) The Borrower, without notice or demand, shall immediately prepay the Revolving Credit Loans, or cause such Loans to be prepaid by the Subsidiary Borrowers, to the extent, if any, that the Aggregate Revolving Extensions of Credit exceed the Revolving Credit Commitments then in effect, together with accrued interest to the date of such prepayment on the amount so prepaid, provided that if the Aggregate Revolving Extensions of Credit exceed the Revolving Credit Commitments solely as a result of a change in the aggregate Dollar Equivalent of the Revolving Credit Loans in Optional Currencies, no prepayment shall be made unless such prepayment is required pursuant to subsection 2.25.

         (ii) The Borrower, without notice or demand, shall immediately prepay the Revolving Credit Loans, or cause the Revolving Credit Loans to be prepaid by the Subsidiary Borrowers, to the extent, if any, that the Dollar Equivalent of the portion of the Aggregate Revolving Extensions of Credit made in Optional Currencies exceeds $225,000,000 or the Dollar Equivalent of the portion of the Aggregate Revolving Extensions of Credit made in Optional Currencies other than Sterling exceed $120,000,000, provided that no prepayment shall be made unless such prepayment is required pursuant to subsection 2.25.

         (iii) The Borrower, without notice or demand, shall immediately prepay the Revolving Credit Loan, or cause the Revolving Credit Loans to be prepaid by the Subsidiary Borrowers, together with accrued interest to the date of such prepayment on the amount so prepaid, such that the Dollar Equivalent of Aggregate Revolving Extensions of Credit in at least one 30-consecutive day period of each fiscal year of the Borrower shall not exceed $150,000,000.

         (b) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock or other equity shall be issued by the Borrower or any of its Subsidiaries (other than to the Borrower or any Subsidiary Borrower), an amount equal to 50% of the Net Cash Proceeds thereof or the equivalent thereof shall be applied on the date of such issuance toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.12(f); provided that if the Leverage Ratio as most recently determined on or prior to such date in accordance with this Agreement is less than 3.5 to 1.0, such amount required to be applied shall be equal to 25% of such Net Cash Proceeds.

         (c) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with subsection 7.6 (other than clause (e)(iii) thereof) as such subsection is in effect on the date of this Agreement), an amount equal to 100% of the Net Cash Proceeds thereof or the equivalent thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.12(f).

         (d) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale (including any Asset Sale permitted under clause (c) of subsection 7.9) or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, an amount equal to such Net Cash Proceeds shall be paid by the Borrower or any of its Subsidiaries, and shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.12(f); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $25,000,000 in any fiscal year of the Borrower or $100,000,000 in the aggregate and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.12(f).

         (e) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending September 30, 1999, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving

Credit Commitments as set forth in subsection 2.12(f). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in subsection 6.1 (a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

         (f) Unless the Required Prepayment Lenders shall otherwise agree, amounts to be applied in connection with prepayments and Revolving Credit Commitment reductions made pursuant to subsection 2.11 or 2.12 shall be applied, first, to the prepayment of the Term Loans (and, except as provided in subsections 2.12(g) and 2.18(c)) ratably as among the Term Loans and, second, to reduce permanently the Revolving Credit Commitments; provided that amounts to be applied pursuant to clause (d) of this subsection 2.12 in connection with Net Proceeds from any Asset Sale under clause (c) of subsection 7.9 shall be applied, first, to reduce permanently the Revolving Credit Commitments, and second, to the prepayment of the Term Loans (and, except as provided in subsections 2.12(g) and 2.18(c)) ratably as among the Term Loans. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Aggregate Revolving Extensions of Credit exceed the amount of the Aggregate Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower or Subsidiary Borrower, as the case may be, shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to subsection 2.11 or 2.12 shall be made, first, to ABR Loans to the extent available for application and, second, to LIBOR Loans, FIBOR Loans and PIBOR Loans, as applicable. Each prepayment of the Loans under subsection 2.11 or 2.12 (except in the case of Revolving Credit Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

         (f) Notwithstanding anything to the contrary in subsection 2.12(f) or 2.18, with respect to the amount of any optional prepayment described in subsection 2.11 that is allocated to Tranche B Term Loans or Tranche C Term Loans (such amounts, the "Tranche B Prepayment Amount" and the "Tranche C Prepayment Amount", respectively), at any time when Tranche A Term Loans remain outstanding, the Borrower or Subsidiary Borrower as the case may be, will, in lieu of applying such amount to the prepayment of Tranche B Term Loans and Tranche C Term Loans, respectively, as provided in paragraph (f) above, on the date specified in subsection 2.11 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender and Tranche C Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Lender and Tranche C Lender a Prepayment Option Notice, which shall be in the form of Exhibit L, and shall include an offer by the Borrower to prepay on the date (each a "Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount or Tranche C Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans or Tranche C Term Loans, as the case may be. On the Prepayment Date,
(i) the Borrower
shall pay to the relevant Tranche B Lenders and Tranche C Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders") and (ii) the Borrower shall pay to the Tranche A Lenders an amount equal to the portion of the Tranche B Prepayment Amount and the Tranche C Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans; provided that each Tranche A French Subtranche Term Loan Lender and each Tranche A German Subtranche Term Loan Lender may refuse in accordance with a procedure adopted by the Administrative Agent similar to that set forth above the application of any portion of such Tranche B Prepayment Amount and/or such Tranche C Prepayment Amount to the prepayments of such Term Loans.

         2.13 CASH COLLATERALIZATION OF LETTERS OF CREDIT. To the extent that at any time and from time to time, the L/C Obligations exceed the amount of the L/C Commitments or the Revolving Credit Commitments (whether pursuant to subsections 2.10, 2.11, 2.12 or otherwise), the Borrower shall cash collateralize (in a manner reasonably satisfactory to the Administrative Agent) such portion of the L/C Obligations (and the fees thereon through the stated expiration date of the Letters of Credit giving rise to such L/C Obligations) which is in excess of the L/C Commitments or Revolving Credit Commitments, as applicable.

         2.14 CONVERSION OPTIONS. (a) The Borrower or any Subsidiary Borrower may elect from time to time to convert LIBOR Loans in Dollars to ABR Loans, and may elect from time to time to convert ABR Loans in Dollars to LIBOR Loans in Dollars, by giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election to convert (which date shall be a Business Day and in the case of any conversion of any LIBOR Loans to ABR Loans, the last day of an Interest Period therefor), the amount and type of conversion and, in the case of any conversion of ABR Loans to LIBOR Loans, the Interest Period selected with respect thereto; provided, however, that (i) the Foreign Subsidiary Borrowers may not elect to convert LIBOR Loans in Dollars to ABR Loans, (ii) ABR Loans may not be converted to LIBOR Loans when any Default or Event of Default has occurred and is continuing without the consent of the Administrative Agent and (iii) Swing Line Loans may not, at any time, be converted to LIBOR Loans. All or any part of outstanding LIBOR Loans or ABR Loans may be converted as provided herein, provided that partial conversions of LIBOR Loans to ABR Loans shall be in an aggregate principal amount of $2,500,000 or a whole multiple thereof and partial conversions of ABR Loans to LIBOR Loans with respect to which a common Interest Period has been selected shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $2,500,000 in excess thereof, and provided, further, that in the case of a partial conversion of LIBOR Loans to ABR Loans, after giving effect to such conversion, the aggregate principal amount of the LIBOR Loans outstanding with respect to which a common Interest Period has been selected shall be not less than $5,000,000.

         (b) Any LIBOR Loans, FIBOR Loans or PIBOR Loans may be continued as such upon the expiration of an Interest Period by compliance by the Borrower or the Subsidiary Borrowers with the notice provisions contained in the definition of Interest Period, provided that no LIBOR Loan in Dollars may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to an ABR Loan on the last day of the last Interest Period for which a LIBOR Rate was determined by the Administrative Agent on or prior to the Administrative Agent's obtaining knowledge of such Default or Event of Default.

         (c) No conversion or continuation of any Revolving Credit Loans shall be made pursuant to this subsection 2.14 if, after giving effect to such conversion or continuation, (i) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans in Optional Currencies other than Sterling and the then outstanding L/C Obligations in Optional Currencies other than Sterling would exceed the Optional Currency Equivalent of $120,000,000 or (ii) the sum of the outstanding Revolving Credit Loans in Optional Currencies including Sterling and outstanding L/C Obligations in Optional Currencies including Sterling would exceed the Optional Currency Equivalent of $225,000,000.

         (d) Conversions of Revolving Credit Loans in any currency to another currency shall be made by repaying such Revolving Credit Loan and reborrowing in such other currency in compliance with the provisions hereof.

         2.15 INTEREST RATE AND PAYMENT DATES. (a) (i) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin.

         (ii) Each FIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to (x) if funded by a Lender in Germany, (A) prior to commencement of the third stage of EMU, the FIBOR Rate determined for such Interest Period plus the Applicable Margin, and
(B) on and after commencement of the third stage of EMU, the EURIBOR Rate determined for such Interest Period plus the Applicable Margin and (y) otherwise, the FIBOR Rate determined for such Interest Period plus the Applicable Margin.

         (iii) Each PIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to (x) if funded by a Lender in France, (A) prior to commencement of the third stage of EMU, the PIBOR Rate determined for such Interest Period plus the Applicable Margin and
(B) on and after commencement of the third stage of EMU, the EURIBOR Rate determined for such Interest Period plus the Applicable Margin and (y) otherwise, the PIBOR Rate determined for such Interest Period plus the Applicable Margin.

         (b) Each ABR Loan shall bear interest for the period from and including the date thereof until maturity at a rate per annum equal to the ABR plus the Applicable Margin.

         (c) If all or a portion of (i) the principal amount of any Loan or any reimbursement obligation, (ii) any interest payable thereon or (iii) any facility fee, commission or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (A) the rate pursuant to paragraph (a) of this subsection plus 2% or (B) in the case of amounts in Dollars, if higher, the rate described in paragraph (b) of this subsection 2.15 plus 2%, or in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment). The Administrative Agent may choose any Interest Period from time to time (including one Interest Period of shorter than one month) with respect to any overdue amount bearing interest based upon paragraph (a) of this subsection.

         (d) Interest shall be payable in arrears on each Interest Payment Date, except that interest payable pursuant to subsection 2.15(c) shall be payable upon demand.

         2.16 COMPUTATION OF INTEREST AND FEES. (a) Intentionally Omitted.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Subsidiary Borrowers absent manifest error.

         (c) Interest (other than interest based on the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed (subject, in the case of any LIBOR Loan in an Optional Currency or a Tranche A Subtranche Currency, to any market convention for a different basis as determined by the Administrative Agent); and facility fees and interest based on the Prime Rate shall be calculated on the basis of a 365- (366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a LIBOR Rate, FIBOR Rate, PIBOR Rate or EURIBOR Rate, as applicable. Any change in the interest rate on a Loan resulting from a change in the ABR, any LIBOR reserve requirements, the MLA Costs, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the Closing Date and the amount of such change in interest rate.

         (d) The Administrative Agent shall, at the request of the Borrower or a Subsidiary Borrower or any Lender, deliver to the Borrower or a Subsidiary Borrower or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.15, excluding any LIBOR Base Rate which is based upon the British Bankers Assoc. Interest Settlement Rates Page, any FIBOR Rate or EURIBOR Rate which is based upon the Reuters Screen FIBOR Page or Telerate Page 22000 and any PIBOR Rate or EURIBOR Rate which is based upon Reuters Screen PIBOR Page or Telerate Page 20041.

         2.17 INABILITY TO DETERMINE INTEREST RATE. In the event that the Reference Lenders shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower and the Subsidiary Borrowers absent manifest error) that by reason of circumstances affecting the interbank eurocurrency market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to subsection 2.15(a) for any Interest Period with respect to (a) a proposed Loan that has been requested be made as a LIBOR Loan, (b) a LIBOR Loan that will result from the requested conversion of an ABR Loan into a LIBOR Loan or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give telecopy or telephonic notice of such determination, confirmed in writing, to the Borrower and the Lenders at least one Business Day prior to, as the case may be, the requested Borrowing Date for such LIBOR Loan, the conversion date of such ABR Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan in Dollars shall be made as an ABR Loan, (ii) any ABR Loan that was to have been converted to a LIBOR Loan shall be continued as an ABR Loan, (iii) any outstanding LIBOR Loan in Dollars shall be converted, on the last day of the then current Interest Period with respect thereto, to an ABR Loan and (iv) the LIBOR Rate for such Interest Period for any affected LIBOR Loans in any Optional Currency shall bear interest for such Interest Period at a rate reasonably determined by the Administrative Agent as representing the cost to Lenders generally holding such LIBOR Loans of funding such LIBOR Loans for such Interest Period plus the Applicable Margin. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans in Dollars shall be made nor shall the Borrower have the right to convert an ABR Loan to a LIBOR Loan. Such notice shall be withdrawn by the Administrative Agent when the Administrative Agent shall reasonably determine that adequate and reasonable means exist for ascertaining the LIBOR Rate.

         2.18 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing from the Revolving Credit Lenders hereunder shall be made as among the Revolving Credit Lenders as the Administrative Agent shall designate in accordance with subsection 2.4. Each other borrowing of Loans hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Percentages, Tranche B Term Percentages, Tranche C Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

         (b) Each payment (including each prepayment) on account of principal of and interest on the Revolving Credit Loans in any currency shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Revolving Credit Lenders, subject in the case of prepayments of principal to any designation of the Administrative Agent pursuant to subsection
2.4. The Borrower or a Subsidiary Borrower may select the currency or currencies of any optional or mandatory prepayment of the Revolving Credit Loans.

         (c) Each payment (including each prepayment) by the Borrower and the Subsidiary Borrowers on account of principal of and interest on each Tranche A Subtranche of the Tranche A Term Loans and on the Tranche B Term Loans and the Tranche C Term Loans shall be made pro rata according to the Dollar Equivalent of the respective outstanding principal amounts of such Term Loans (except as otherwise provided in subsection 2.12(g)) and, among each Tranche A Subtranche of the Tranche A Term Loans, pro rata based upon the Dollar Equivalent of the then remaining principal amount of each such Tranche A Subtranche. The amount of each principal prepayment of the Term Loans shall be applied pro rata to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans and to reduce the then remaining installments thereof, pro rata based upon the Dollar Equivalent of the then remaining principal amount thereof; provided, however, that:

         (i) in the case of a mandatory prepayment of the Term Loans resulting from an Asset Sale, such mandatory prepayment may, at the option of the Borrower so long as no Event of Default (other than an Event of Default under subsection 8(b)) has occurred and is continuing, be applied as follows:

                  (A) if such Asset Sale is of the Capital Stock of a Subsidiary Borrower that is the borrower of the Tranche A British Subtranche Term Loans made by Eligible U.K. Banks or of the Tranche A French Subtranche Term Loans or the Tranche A German Subtranche Term Loans or of any assets of such Subsidiary Borrower or any Subsidiary thereof, to the extent that such subtranche of Tranche A Term Loans are then outstanding, to such Tranche A British Subtranche Term Loan or such Tranche A French Subtranche Term Loans or such Tranche A German Subtranche Term Loans, as the case may be, in each case pro rata to the remaining installments thereof, and thereafter as provided above; and

                  (B) if such Asset Sale is of any other assets to the extent that such Term Loans are then outstanding, pro rata to the other Tranche A British Subtranche Term Loans and the

         Tranche B Term Loans and the Tranche C Term Loans, in each case pro rata to the remaining installments thereof and thereafter as provided above;

         (ii) in the case of a mandatory prepayment of the Term Loans under subsection 2.12(e) as a result of there being Excess Cash Flow in respect of any fiscal year, such mandatory prepayment may, at the option of the Borrower so long as no Event of Default (other than an Event of Default under subsection 8(b) has occurred and is continuing), be applied as follows:

                  (A) in the case of the portion of such mandatory prepayment equal to the ECF Percentage of the portion of such Excess Cash Flow attributable, in the reasonable judgment of the Borrower, to the Subsidiary Borrower of the Tranche A British Subtranche Term Loans made by Eligible U.K. Banks or of the Tranche A French Subtranche Term Loans or the Tranche A German Subtranche Term Loans and its Subsidiaries, to the extent that such subtranche of Tranche A Term Loans are then outstanding, to such Tranche A British Subtranche Term Loans or to such Tranche A French Subtranche Term Loans or such Tranche A German Subtranche Term Loans, as the case may be, in each case pro rata to the remaining installments thereof, and thereafter as provided above; and

                  (B) in the case of the remaining portion of such mandatory prepayment after subtracting therefrom the portions attributable to such Subsidiary Borrowers and their respective Subsidiaries as contemplated in the foregoing clause (ii)(A), or to the extent that no such subtranche of Tranche A Term Loans in respect of such Subsidiary Borrowers are then outstanding, pro rata to the other Tranche A British Subtranche Term Loans and the Tranche B Term Loans and the Tranche C Term Loans in each case pro rata to the remaining installments thereof.

Amounts prepaid on account of the Term Loans may not be reborrowed.

         (d) All payments (including prepayments) to be made by the Borrower or any Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds (or in the case of any payment in an Optional Currency or Tranche A Subtranche Currency, in the relevant Optional Currency or Tranche A Subtranche Currency and at the place and time specified by the Administrative Agent from time to time). The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans, the FIBOR Loans or the PIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and such extension of time shall in such case be included in the computation of the amount payable hereunder. If any payment on a LIBOR Loan, a FIBOR Loan or a PIBOR Loan, as the case may be, becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its Revolving Percentage or Term Loan Percentage, as the case may be, of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or the relevant Subsidiary Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal funds rate (or, in the case of any borrowing in an Optional Currency or a Tranche A Subtranche Currency, the customary rate as selected by the Administrative Agent for the settlement of obligations between banks) during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's Revolving Percentage or Term Percentage, as applicable of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Revolving Percentage or Term Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360 (the "Effective Interbank Rate"). A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on such Borrowing Date for all purposes of this Agreement. If such amount is not so made available to the Administrative Agent, then the Administrative Agent shall notify the Borrower or the relevant Subsidiary Borrower of such failure and on the fourth Business Day following such Borrowing Date, the Borrower or such Subsidiary Borrower shall pay to the Administrative Agent such ratable portion, together with interest thereon for each day that the Borrower or such Subsidiary Borrower had the use of such ratable portion, at the Effective Interbank Rate. Nothing contained in this subsection 2.18(e) shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

         (f) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

         2.19 ILLEGALITY. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Lender to make or maintain LIBOR Loans, FIBOR Loans or PIBOR Loans as contemplated by this Agreement, (a) such Lender shall forthwith give telecopy or telephonic notice of such circumstances, confirmed in writing, to the Borrower or the relevant Subsidiary Borrower (which notice shall be withdrawn by such Lender when such Lender shall reasonably determine that it shall no longer be illegal for such Lender to make or maintain LIBOR Loans, FIBOR Loans or PIBOR Loans or to convert ABR Loans to LIBOR Loans), (b) the commitment of such Lender hereunder to make LIBOR Loans, FIBOR Loans or PIBOR Loans or to convert ABR Loans to LIBOR Loans shall forthwith be canceled and (c) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be, in the case of Loans in Dollars, converted automatically to ABR Loans based upon the ABR on the last day of the then current Interest Period with respect to such Loans or within such earlier period as may be required by law and in the case of Loans in any Optional Currency or in any Tranche A Subtranche Currency, shall be prepaid on the last day of the then current Interest Period with respect to such Loans or within such earlier period as may be required by law. The Borrower and each Subsidiary Borrower hereby agrees promptly to pay the Administrative Agent for the account of each Lender, upon demand by the Administrative Agent, any additional amounts necessary to compensate the Lenders for any costs incurred by the Lenders in making any conversion in accordance with this subsection 2.19, including, but not limited to, any interest or fees payable by the Lenders to lenders of funds obtained by them in order to make or maintain their LIBOR Loans, FIBOR Loans or PIBOR Loans hereunder (the Administrative Agent's notice of such costs, as certified to the Borrower or such Subsidiary Borrower, to be conclusive, absent manifest error).

         2.20 REQUIREMENTS OF LAW. (a) In the event that any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof occurring after the date hereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality (including the National Association of Insurance Commissioners):

                  (i) shall subject such Lender to any tax of any kind, whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application, any Loan or any LIBOR Loans, FIBOR Loans or PIBOR Loans made by it or its obligation to make LIBOR Loans, FIBOR Loans or PIBOR Loans, or change the basis of taxation of payments to such Lender of principal, facility fee, interest or any other amount payable hereunder (other than Non-Excluded Taxes or changes in the rate of tax on the overall net income of such Lender)

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the LIBOR Rate, FIBOR Rate, PIBOR Rate or EURIBOR Rate hereunder, or

                  (iii) shall impose on such Lender or the eurocurrency market any other condition;

and the result of any of the foregoing is to increase the cost to such Lender (which increase in cost shall be the result of such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), of making, renewing or maintaining LIBOR Loans, FIBOR Loans or PIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable thereunder then, in any such case, the Borrower or the relevant Subsidiary Borrower shall, upon notice to it from such Lender (with a copy to the Administrative Agent) certifying that (x) one of the events described in this subsection 2.20(a) has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by such Lender and a reasonably detailed explanation of the calculation thereof, promptly pay to the Administrative Agent for the account of the applicable Lender, upon demand by the Administrative Agent, without duplication, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable which such Lender deems to be material as determined in good faith by such Lender with respect to this Agreement or the Loans made hereunder, provided that, in any such case, the Borrower or the relevant Subsidiary Borrower (if otherwise not prohibited hereunder) may elect to convert the LIBOR Loans in Dollars made hereunder to ABR Loans by giving such Lender and the Administrative Agent at least one

Business Day's prior irrevocable notice of such election in which case the Borrower or relevant Subsidiary Borrower shall promptly pay the Administrative Agent for the account of the applicable Lender, upon demand by the Administrative Agent, without duplication, any loss or expense incurred by such Lender in liquidating or re-employing the deposits from which the funds were obtained by such Lender for the purpose of making and/or maintaining such LIBOR Loans, FIBOR Loans or PIBOR Loans, together with any amount due under this subsection 2.20(a) in respect of the period prior to such conversion. If such Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower or the relevant Subsidiary Borrower of the event by reason of which it has become so entitled.

         (b) In the event that any Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letters of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor certifying that (x) one of the events described in this subsection 2.20(b) has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by such Lender and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) A certificate as to any additional amounts payable pursuant to paragraphs (a) and (b) above submitted by any Lender to the Borrower or a Subsidiary Borrower shall be conclusive absent manifest error.

         2.21 INDEMNITY. The Borrower and each Subsidiary Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower or such Subsidiary Borrower in payment of the principal amount of or interest on any LIBOR Loans, FIBOR Loans or PIBOR Loans, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by them in order to maintain their LIBOR Loans, FIBOR Loans or PIBOR Loans hereunder, (b) default by the Borrower or such Subsidiary Borrower in making LIBOR Loans, FIBOR Loans or PIBOR Loans or conversion after the Borrower or such Subsidiary Borrower has given a notice in accordance with subsection 2.5 or 2.14, (c) default by the Borrower or such Subsidiary Borrower in making any prepayment of a LIBOR Loan after the Borrower or such Subsidiary Borrower has given a notice in accordance with subsection 2.11, and (d) the making of any payment or conversion of LIBOR Loans, FIBOR Loans or PIBOR Loans on a day which is not the last day of the applicable Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by the Lenders to lenders of funds obtained by them in order to maintain their LIBOR Loans, FIBOR Loans or PIBOR Loans hereunder. This covenant shall survive termination of this Agreement and payment of the outstanding Notes. The obligations of indemnity of each of the respective Subsidiary

Borrowers hereunder are limited only to the loss and expense described herein arising from or as a result of any act or omission by such Subsidiary Borrower, and are not, and shall not be deemed to be, the joint and several obligations of each such Subsidiary Borrower as to any loss or expense arising from or as a result of any act or omission by the Borrower or the other Subsidiary Borrower.

         2.22 TAXES. (a) Except as provided below in this subsection, all payments made by the Borrower or any Subsidiary Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding the following taxes ("Excluded Taxes") (x) taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and (y) all franchise taxes or branch taxes imposed upon any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any Notes, provided, however, that the Borrower and/or such Subsidiary Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that are attributable to (i) such Lender's failure to comply with the requirements of paragraph (b) of this subsection or (ii) the Lender's failure at all times during which it is a party to this Agreement to comply with the requirements of subsection 2.1, 2.4 or 2.6 unless such failure is due to a change in treaty, law or regulation or any application or interpretation thereof. Whenever any Non-Excluded Taxes are payable by the Borrower or any Subsidiary Borrower, as promptly as possible thereafter the applicable Borrower or Subsidiary Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower or such Subsidiary Borrower showing payment thereof. If the Borrower or any Subsidiary Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower or Subsidiary Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b)(1) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (X)(i) on or before the date of any payment by the Borrower or the relevant Subsidiary Borrower under this Agreement or any Notes to such Lender, deliver to the Borrower or the relevant Subsidiary Borrower, and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, statement or certificate, as the case may be, certifying that it is entitled to receive payments under this Agreement and any Notes without deduction or withholding or at a reduced rate of withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, statement or certificate, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                  (ii) deliver to the Borrower or the relevant Subsidiary Borrower, and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or such Subsidiary Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower, Subsidiary Borrower or the Administrative Agent;

                  (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of each of the Borrower, the relevant Subsidiary Borrowers and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower or any Subsidiary Borrower, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit E (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of each of the Borrower, the Subsidiary Borrowers and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender of complying with such request;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such

Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent.

                  (2) Each Lender that is not incorporated or organized under the laws of the jurisdiction under which a Foreign Subsidiary Borrower is incorporated or organized or is not a resident for taxation purposes of such Foreign Subsidiary Borrower's country of tax residence, shall upon written request by such Foreign Subsidiary Borrower, deliver to such Foreign Subsidiary Borrower or the applicable Governmental Authority or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or any Notes to such Lender may be made free and clear of, and without deduction or withholding for or on account of any tax (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized or is otherwise a resident for taxation purposes, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender.

         (c) Each Lender confirms in favor of the Administrative Agent, the Borrower and the Subsidiary Borrowers other than with respect to Tranche B Term Loans and Tranche C Term Loans (on the date hereof or, in the case of a Lender which becomes a party hereto pursuant to an Assignment and Acceptance, or the date on which the relevant Assignment and Acceptance becomes effective) that it is beneficially entitled to its share of the Loan and the interest thereon subject to its assignment of any participating interests pursuant to Section 10.6(b) and it is and will remain either (A) not a resident for tax purposes of the United Kingdom or (B) an Eligible UK Bank; and any Participants under
Section 10.6(b) are beneficially entitled to such Participants' share of the Loan and the interest thereon and that each such Participant is and will remain either (X) not a resident for tax purposes of the United Kingdom or (Y) an Eligible UK Bank.

         2.23 Intentionally Omitted.

         2.24 USE OF PROCEEDS. (a) The proceeds of the Loans on the Closing Date shall be used by the Borrower and (with respect to Tranche A Term Loans and Revolving Credit Loans) the Subsidiary Borrowers (i) for the repayment in full of the loans under the Existing Credit Agreement and the payment in full of any and all other amounts owing to the lenders under the Existing Credit Agreement (the "Refinancing") and (ii) to refinance the RPA Acquisition (the "RPA Refinancing").

         (b) The Revolving Credit Facility and the proceeds of the Revolving Credit Loans shall be used by the Borrower and the Subsidiary Borrowers for the issuance of Letters of Credit, for working capital and other general corporate purposes of the Borrower and its Subsidiaries, for acquisitions in accordance with the terms of subsection 7.3 and to finance up to $100,000,000 of the Ortho Acquisition.

         2.25 CONTROLS ON PREPAYMENT IF AGGREGATE REVOLVING EXTENSIONS OF CREDIT EXCEED AGGREGATE REVOLVING CREDIT COMMITMENTS. (a) The Borrower will implement and maintain internal controls to monitor the borrowings and repayments of Revolving Credit Loans by both the Borrower and the relevant Subsidiary Borrowers and the issuance of and drawings under Letters of Credit, with the object of preventing any request for an Extension of Credit that would result in
(i) the Aggregate

Revolving Extensions of Credit with respect to all of the Lenders being in excess of the Aggregate Revolving Credit Commitments then in effect, (ii) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans and outstanding L/C Obligations in Optional Currencies other than Sterling with respect to all the Lenders being in excess of the Optional Currency Equivalent of $120,000,000 or (iii) the sum of the outstanding Revolving Credit Loans and outstanding L/C Obligations in Optional Currencies including Sterling with respect to all the Lenders being in excess of the Optional Currency Equivalent of $225,000,000 and of promptly identifying and remedying any circumstance where, by reason of changes in exchange rates, (x) the Aggregate Revolving Extensions of Credit (made in Dollars or any Optional Currency) with respect to all of the Lenders exceeds the aggregate Revolving Credit Commitments then in effect, (y) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans and outstanding L/C Obligations in Optional Currencies other than Sterling with respect to all the Lenders exceeds the Optional Currency Equivalent of $120,000,000 or (z) the sum of the outstanding Revolving Credit Loans and Letters of Credit in Optional Currencies including Sterling with respect to all the Lenders exceeds the Optional Currency Equivalent of $225,000,000. In the event that at any time the Borrower determines that (i) the Aggregate Revolving Extensions of Credit (made in Dollars or any Optional Currency) with respect to all of the Lenders exceeds the aggregate Revolving Credit Commitments then in effect, (ii) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans and L/C Obligations in Optional Currencies other than Sterling with respect to all the Lenders exceeds the Optional Currency Equivalent of $120,000,000 or (iii) the sum of the outstanding Revolving Credit Loans and L/C Obligations in Optional Currencies including Sterling with respect to all the Lenders exceeds the Optional Currency Equivalent of $225,000,000, in any of the foregoing cases solely as a result of a change in the aggregate Dollar Equivalent of the Revolving Credit Loan in Optional Currencies, by more than 5%, the Borrower will promptly notify the Administrative Agent.

         (b) The Administrative Agent will calculate the Aggregate Revolving Extensions of Credit (including any portion made in any Optional Currency) with respect to all of the Lenders from time to time, and in any event not less frequently than once during each calendar quarter. In making such calculations, the Administrative Agent will rely on the information most recently received by it from the Swing Line Lender in respect of outstanding Swing Line Loans and from the Issuing Lender in respect of outstanding L/C Obligations.

         (c) In the event that on any date the Administrative Agent calculates that (i) the Aggregate Revolving Extensions of Credit (made in Dollars or any Optional Currency) with respect to all of the Lenders (including the Swing Line Lender) exceeds the aggregate Revolving Credit Commitments then in effect, (ii) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans and L/C Obligations in Optional Currencies other than Sterling with respect to all the Lenders exceeds the Optional Currency Equivalent of $120,000,000 or
(iii) the sum of the outstanding Revolving Credit Loans in Optional Currencies and L/C Obligations including Sterling with respect to all the Lenders exceeds the Optional Currency Equivalent of $225,000,000, in any of the foregoing cases solely as a result of a change in the aggregate Dollar Equivalent of the Revolving Credit Loan in Optional Currencies, by more than 5%, the Administrative Agent will give notice to such effect to the Borrower or any such Subsidiary Borrower and the Lenders. Within five Business Days of receipt of any such notice, the Borrower or any such Subsidiary Borrower will, as soon as practicable but in any event within five Business Days of receipt of such notice, first, make such repayments or prepayments of Revolving Credit Loans (together with interest accrued to the date of such repayment or prepayment), second, pay any

Reimbursement Obligations then outstanding and, third, cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Administrative Agent as shall be necessary to cause (x) the Aggregate Revolving Extensions of Credit (made in Dollars or any Optional Currency) with respect to all of the Lenders (including the Swing Line Lenders) to no longer exceed the aggregate Revolving Credit Commitments then in effect, (y) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans and L/C Obligations in Optional Currencies other than Sterling with respect to all the Lenders to no longer exceed the Optional Currency Equivalent of $120,000,000 and/or (z) the sum of the outstanding Revolving Credit Loans and L/C Obligations in Optional Currencies including Sterling with respect to all the Lenders to no longer exceed the Optional Currency Equivalent of $225,000,000. If any such repayment or prepayment of a LIBOR Loan pursuant to this subsection occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Lenders such amounts, if any, as may be required pursuant to subsection 2.21.

         2.26 LENDING INSTALLATIONS. (a) Subject to subsection 2.1, 2.4 and 2.6 each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with subsection 10.2 and subject always to subsection 2.1, 2.4 and 2.6 designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         (b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 2.20 or 2.22(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Installation for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and any of its Lending Installations to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this subsection 2.26(b) shall affect or postpone any of the obligations of the Borrower or any Subsidiary Borrower or the rights of any Lender pursuant to subsection 2.20 or 2.22(a).

         2.27 NOTICES TO LENDERS. All notices under this Section 2 to Lenders by the Borrower, any Subsidiary Borrower or the Administrative Agent, and all payments by the Administrative Agent to the Lenders, shall be made to the respective Lending Installations of the Lenders maintaining the relevant Loans or Commitments.


         SECTION 3.  LETTER OF CREDIT FACILITIES
                     ---------------------------

         3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower or any Subsidiary Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C

Commitment or (ii) the Aggregate Revolving Extensions of Credit would exceed the Revolving Credit Commitments. Each Letter of Credit shall (i) be denominated in Dollars or any Optional Currency; provided that, except as the Majority Revolving Facility Lenders otherwise agree, (A) the sum of the Dollar Equivalent of the then outstanding Revolving Credit Loans in Optional Currencies other than Sterling and the then outstanding L/C Obligations in Optional Currencies other than Sterling would exceed the Optional Currency Equivalent of $120,000,000 and
(B) the sum of the outstanding Revolving Credit Loans in Optional Currencies including Sterling and outstanding L/C Obligations in Optional Currencies including Sterling would exceed the Optional Currency Equivalent of $225,000,000, (ii) be either (x) a standby letter of credit (a "Standby L/C") issued to support obligations of the Borrower or any Subsidiary Borrower, contingent or otherwise, with an expiry date occurring not later than one year after such standby L/C was issued (which expiry date may be subject to one or more automatic extensions of one year or less unless 60-day notice, or such other notice as is satisfactory to the Borrower and the Issuing Lender, is given that any such extension shall not be effective) or (y) a documentary letter of credit in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business with an expiry date occurring not later than one year after such documentary letter of credit was issued and, in the case of any such documentary letter of credit which is to be accepted by the Issuing Lender pending payment at a date after presentation of sight drafts, with a payment date no more than one year after such drafts were presented for acceptance (a "Trade L/C") and (iii) expire no later than five days before the Revolving Credit Termination Date.

         (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

         (c) The Issuing Lender shall at no time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         (d) Notwithstanding anything to the contrary contained herein, each Letter of Credit outstanding under the Existing Credit Agreement on the Closing Date shall be deemed to be issued and outstanding under this Agreement as of the Closing Date.

         3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower or any Subsidiary Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender (with a copy to the Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than four Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower or any relevant Subsidiary Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower, to the Administrative Agent and to any relevant Subsidiary Borrower promptly following the issuance thereof.

         3.3 FEES, COMMISSIONS AND OTHER CHARGES. (a) The Borrower or the relevant Subsidiary Borrower shall pay to the Administrative Agent, for the ratable account of the Issuing Lender and the L/C Participants, a letter of credit commission in Dollars with respect to each Trade L/C issued by the Issuing Lender in an amount equal to the Dollar Equivalent of such issuance and payment fees as have been agreed upon by the Borrower and the Issuing Lender and in an amount equal to the product of, on the date on which such commission is calculated, (A) the rate per annum equal to the Applicable Margin in respect of LIBOR Loans that are Revolving Credit Loans and (B) the Dollar Equivalent of the aggregate amount available to be drawn under each Letter of Credit (plus an additional 1/4 of 1% per annum which shall be payable for the account of the Issuing Lender). Such letter of credit commissions shall be payable in arrears on the last day of each March, June, September and December and shall be nonrefundable.

         (b) The Borrower or the relevant Subsidiary Borrower shall pay to the Administrative Agent, for the ratable account of the Issuing Lender and the L/C Participants, a letter of credit commission in Dollars with respect to each Standby L/C issued by the Issuing Lender, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder in an amount equal to the product of (i) the rate equal to the Applicable Margin in respect of LIBOR Loans that are Revolving Credit Loans in effect on the date on which such commission is calculated and (ii) the Dollar Equivalent of the aggregate amount available to be drawn under such Standby L/C on the date on which such commission is calculated (plus an additional 1/4 of 1% per annum which shall be payable for the account of the Issuing Lender). The Borrower or the relevant Subsidiary Borrower shall also pay to the Administrative Agent, for the account of the Issuing Lender, such issuance fees as have been agreed upon by the Borrower or the relevant Subsidiary Borrower and the Issuing Lender. Such letter of credit commissions shall be payable in arrears on the last day of each March, June, September and December and shall be nonrefundable.

         (c) In addition to the foregoing fees and commissions, the Borrower or the relevant Subsidiary Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

         (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection 3.3.

         3.4 L/C PARTICIPATION. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage or in such other percentage as the Administrative Agent may from time to time determine in order to make from time to time the respective portions of the Aggregate Revolving Extensions of Credit held by the Revolving Credit Lenders as ratable among them as reasonably practicable in the judgment of the Administrative Agent in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower or the relevant Subsidiary Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Unless all of the Revolving Credit Lenders have agreed to make Revolving Credit Loans in the currency of such Letter of Credit, no such demand shall be made by the Issuing Lender prior to its electing to convert the reimbursement payment to Dollars as contemplated by subsection 3.5.

         (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is not paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of such amount, times the daily average Federal funds rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans that are Revolving Credit Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower, the relevant Subsidiary Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         3.5 REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower or the relevant Subsidiary Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower or the relevant Subsidiary Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes (other than Excluded Taxes), fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment; provided that upon the acceleration of such reimbursement obligations in accordance with
Section 8, the Borrower or the relevant Subsidiary Borrower agrees to reimburse the Issuing Lender for the amount equal to the then maximum liability (whether direct or contingent) of the Issuing Lender and the L/C Participants under each Letter of Credit. Each such payment shall be made to the Issuing Lender, at its address for notices specified herein in the currency in which such Letter of Credit is denominated (except that, in the case of any Letter of Credit denominated in any Optional Currency, in the event that such payment is not made to the Issuing Lender within three Business Days of the date of receipt by the Borrower or any relevant Subsidiary Borrower of such notice, upon notice by the Issuing Lender to the Borrower or the relevant Subsidiary Borrower, such payment shall be made in Dollars, in an amount equal to the Dollar Equivalent of the amount of such payment converted on the date of such notice into Dollars at the spot rate of exchange on such date) and in immediately available funds, on the date on which the Borrower or any relevant Subsidiary Borrower (on behalf of itself or such Subsidiary Borrower, as the case may be) receives such notice, if received prior to 11:00 A.M., New York City time, on a Business Day and otherwise on the next succeeding Business Day. Any conversion by the Issuing Lender of any payment to be made by the Borrower or any Subsidiary Borrower in respect of any Letter of Credit denominated in any Optional Currency into Dollars in accordance with this subsection 3.5 shall be conclusive and binding upon such Borrower or such relevant Subsidiary Borrower and the Lenders in the absence of manifest error; provided that upon the request of any Lender, the Issuing Lender shall provide to such Lender a certificate including reasonably detailed information as to the calculation of such conversion.

         3.6 OBLIGATIONS ABSOLUTE. The Borrower's and any relevant Subsidiary Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any relevant Subsidiary Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's or such relevant Subsidiary Borrower's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower, any relevant Subsidiary Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower or relevant Subsidiary Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower and any relevant Subsidiary Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower or any relevant Subsidiary Borrower and shall not result in any liability of the Issuing Lender to the Borrower or any relevant Subsidiary Borrower.

         3.7 INCREASED COSTS. If the adoption of or any change in any law or regulation or in the interpretation thereof after the date hereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Issuing Lender or participated in by the Lenders or (ii) impose on any Lender any other condition regarding any Letter of Credit, and the result of any event referred to in clauses (i) or (ii) above shall be to increase the cost to the Issuing Lender or any Lender of issuing or maintaining such Letter of Credit (or its participation therein, as the case may be) (which increase in cost shall be the result of the Issuing Lender's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon notice to it from the Issuing Lender or such Lender (with a copy to the Administrative Agent) certifying that (x) one of the events herein above described has occurred and the nature of such event, (y) the increased cost or reduced amount resulting from such event and (z) the additional amounts demanded by the Issuing Lender or such Lender, as the case may be, and a reasonably detailed explanation of the calculation thereof, the Borrower shall immediately pay to such Issuing Lender or such Lender, as the case may be, from time to time as specified by the Administrative Agent or such Lender, additional amounts which shall be sufficient to compensate such Issuing Lender or such Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in subsection 3.3. A certificate as to the fact and amount of such increased cost incurred by the Issuing Lender or such Lender as a result of any event mentioned in clauses (i) or (ii) above, submitted by the Issuing Lender or such Lender to the Borrower, shall be conclusive, absent manifest error.

         3.8 LETTER OF CREDIT PAYMENTS. If any draft in Dollars or any Optional Currency shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount of the Dollars or the Optional Currency thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         3.9 APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

         3.10 PURPOSE OF THE LETTERS OF CREDIT. The Letters of Credit shall be used for any lawful purposes requested by the Borrower or any Subsidiary Borrower.

         SECTION 4.  REPRESENTATIONS AND WARRANTIES
                     ------------------------------

         In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit herein provided for, the Borrower hereby represents and warrants to the Administrative Agent and to each Lender that:

         4.1 FINANCIAL CONDITION. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1998 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transactions, (ii) the Loans to be made and, if the Ortho Acquisition is being consummated on the Closing Date, the Bridge Subordinated Debt or the Senior Subordinated Notes to be issued on the Closing Date (or, if the Bridge Subordinated Debt is issued on the Closing Date, the Senior Subordinated Notes to be issued on the date of refinancing of the Bridge Subordinated Debt) and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at September 30, 1998, assuming that the events specified in the preceding sentence had actually occurred at such date.

         (b) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1997 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Price Waterhouse Coopers L.L.P. and the unaudited consolidated statements of income and of cash flows for the fiscal quarter ended June 30, 1998, copies of which have heretofore been delivered to each of the Lenders, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such respective dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year or fiscal period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the balance sheet referred to above, any material obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in Schedule 4.1. Since September 30, 1998, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         4.2 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate or other power and authority and the legal right to own and operate its property, to lease the property it leases and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other applicable entity and in good standing under the laws of any jurisdiction where its ownership, lease or operation of property or the conduct or proposed conduct of its business requires such qualification, except where the failure to so qualify would not, in any instance or in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all material Requirements of Law applicable to it or its business, provided that the provisions of this clause (d) do not restrict or limit the applicability of any knowledge or other qualification which is given in this Agreement in any other matter which constitutes a "Requirement of Law".

         4.3 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of the Borrower and its Subsidiaries has the corporate or other power and authority and the legal right to make, deliver and perform this Agreement and the other Loan Documents to which it is a party and to borrow hereunder (in the case of the Borrower and any Subsidiary Borrower) and has taken all corporate or other action necessary to be taken by it to authorize such actions. No consent, waiver or authorization of, filing with, or other act by or in respect of, any Governmental Authority or any other Person is required to be made or obtained by the Borrower or its Subsidiaries in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement and the other Loan Documents to which it is a party. This Agreement constitutes, and the other Loan Documents to which the Borrower or any Subsidiary is a party when executed and delivered hereunder will constitute, a legal, valid and binding obligation of the Borrower and such Subsidiary, enforceable against the Borrower and such Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.4 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof or of any Subordinated Debt do not violate any usury law applicable to the Borrower or any Subsidiary Borrower or any other Requirement of Law or Contractual Obligation of the Borrower or any of its Material Subsidiaries and do not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which could reasonably be expected to have a Material Adverse Effect except for Liens which may be required by the Existing Subordinated Note Indenture.

         4.5 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby or thereby except as set forth on Schedule
4.5 or (b) which could reasonably be expected to have a Material Adverse Effect.

         4.6 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably expected to have a Material Adverse Effect.

         4.7 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. Neither the Borrower nor any of its Subsidiaries is in default under any order, award or decree of any arbitrator or Governmental Authority binding upon or affecting it or by which any of its properties or assets may be bound or affected, where such default would reasonably be expected to have a Material Adverse Effect.

         4.8 SUBSIDIARIES. The Subsidiaries listed on Schedule 4.8 constitute all of the Subsidiaries of the Borrower in existence on the date hereof. Celaflor GmbH, a company incorporated under the laws of Germany, will be liquidated within 270 days of the Closing Date.

         4.9 DISCLOSURE. No representations or warranties made by, or information supplied by, the Borrower or any of its Subsidiaries in this Agreement, any other Loan Document or in any other document, including without limitation the Confidential Information Memorandum and the Transaction Agreements and any other document in connection with the Transactions, furnished to the Lenders from time to time in connection herewith or therewith (as such other documents may be supplemented from time to time) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the Loan Documents or as otherwise disclosed in writing to the Lenders, there is no fact known to the Borrower or any of its Subsidiaries which has, or which would reasonably be expected to have, in the Borrower's or such Subsidiary's reasonable judgment, a Material Adverse Effect.

         4.10 SCHEDULES. Each of the Schedules to this Agreement contains true, complete and correct information in all material respects.

         4.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for (i) any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, and if deemed necessary in the reasonable judgment of the Administrative Agent or its counsel, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U of said Board or (ii) except as set forth on
Schedule 4.11, purchasing any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

         4.12 INVESTMENT COMPANY ACT; OTHER REGULATIONS. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries is subject to regulation under any U.S. federal or state statute or regulation which limits its ability to incur indebtedness.

         4.13 LABOR MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

         4.14 ERISA. No "prohibited transaction" or "accumulated funding deficiency" (each as defined in Section 8 hereof) or Reportable Event has occurred since July 1, 1974 which has not been cured with respect to any Single Employer Plan. The present value of all benefits vested under all Single Employer Plans maintained by the Borrower or a Commonly Controlled Entity (based on those assumptions used to fund such Plans in accordance with Section 412 of the Code) did not, as of the last annual valuation date, exceed the value of the assets of such Plan determined in accordance with Section 412 of the Code allocable to such vested benefits. The liability to which the Borrower or any Commonly Controlled Entity would become subject under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely (as defined in Section 4203 of ERISA) from all Multi-employer Plans as of the valuation date most closely preceding the date hereof is not in excess of $3,000,000. The Borrower does not currently participate in any Multi-employer Plans.

         4.15 TITLE TO REAL PROPERTY, ETC. Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to, or a valid and subsisting leasehold interest in, all its real property and good title to all its other property, except where the failure to have such good and marketable title would not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien, except (a) as permitted by subsection 7.1 of this Agreement , (b) Liens granted to the Administrative Agent and the Lenders pursuant to the Existing Credit Agreement and (c) as disclosed in a mortgagee's title insurance policy in respect of any Mortgaged Property under clause (iii) of subsection 5.1(s) herein.

         4.16 TAXES. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) except where the failure to file such returns or pay such taxes and/or assessments would not reasonably be expected to have a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         4.17 ENVIRONMENTAL MATTERS. Each of the following is true and correct as of the date hereof, other than exceptions to any of the following that, in the aggregate, would not reasonably be expected by the Borrower to have a Material Adverse Effect:

                  (a) Each of the properties owned or operated by the Borrower or any of its Subsidiaries does not contain, and has not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or
         (ii) could reasonably give rise to liability under, Environmental Laws.

                  (b) The Borrower and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, and there is no contamination or violation of any Environmental Law which, in the aggregate with all other contaminations and violations, would interfere with the continued operations or the business of the Borrower and its Subsidiaries, in each case taken as a whole or impair the fair saleable value thereof.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) With respect to the Borrower and its Subsidiaries, Materials of Environmental Concern have not been transported or disposed of in violation of, or in a manner or to a location which would reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that would reasonably give rise to liability under, any applicable Environmental Laws.

                  (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party or which will adversely affect the ability of the Borrower or any of its Subsidiaries to conduct any part of their business nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at any location for which the Borrower or any of its Subsidiaries is liable by contract or operation of law, in violation of or in amounts or in a manner that would reasonably give rise to liability under Environmental Laws.

         4.18 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure of which to own or license would not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, and the Borrower does not know of any valid basis for any such claim, except for such claims which have previously been disclosed to the Lenders and would not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         4.19 SECURITY DOCUMENTS. (a) Except to the extent otherwise noted therein, each Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders (or, where required by law, in favor of each Lender), a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described and defined in each Guarantee and Collateral Agreement, except to the extent otherwise noted therein, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described and defined in each Guarantee and Collateral Agreement, except to the extent otherwise noted therein, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), each Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreements), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by subsection 7.1).

         (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage).

         4.20 REGULATION H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

         4.21 SOLVENCY. (a) The Borrower and each of its Subsidiaries is, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

         (b) Each Subsidiary Borrower is in compliance with all material Requirements of Law applicable to it with respect to capitalization and, to the knowledge of the Borrower or such Subsidiary Borrower, has sufficient capital with which to conduct its business in accordance with past practice. No Subsidiary Borrower is undercapitalized to such an extent that, solely as a result of such undercapitalization, any Lender would be deemed under the laws of the relevant jurisdiction to owe a fiduciary duty to any other creditor of such Subsidiary Borrower or the Loans made by relevant Lenders to such Subsidiary Borrower would be subordinated to any obligations of such Subsidiary Borrower owing to any other Person.

         4.22 SENIOR INDEBTEDNESS. The Obligations constitute "Senior Indebtedness" or "Senior Debt" of the Borrower and each Subsidiary Borrower under and as defined in the Existing Subordinated Note Indenture, the Bridge Loan Agreement (if any) and the Senior Subordinated Note Indenture (if any). The obligations of each Subsidiary Guarantor under the applicable Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Existing Subordinated Note Indenture, the Bridge Loan Agreement (if any) and the Senior Subordinated Note Indenture (if any).

         4.23 YEAR 2000 MATTERS. Any reprogramming, replacement or other renovation required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the use of date data from and after January 1, 2000) from and after January 1, 2000 of information technology and other equipment containing embedded microchips which process date data, in either case both (i) owned or leased by the Borrower or any of its Subsidiaries and (ii) in the custody of the Borrower or any of its Subsidiaries is scheduled for completion before December 31, 1999 and the testing of all such systems and other equipment, as so reprogrammed, replaced or renovated, will be completed by December 31, 1999 except where the failure to so complete such testing will not have a Material Adverse Effect. Excluding such costs as may be related to the RPA Acquisition, the Roundup Agreement, Subsidiaries acquired after July 31, 1998 and other pending acquisitions, the costs to the Borrower or any of its Subsidiaries that have not been incurred as of the date hereof for such reprogramming, replacement or other renovation could not reasonably be expected to result in a Default or Event of Default or have a Material Adverse Effect.

         SECTION 5.  CONDITIONS PRECEDENT
                     --------------------

         5.1 CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective on the date upon which the conditions set forth in this Section 5 shall have been satisfied (the "Closing Date") and the obligation of each Lender to make its initial Loan and of the Issuing Lender to issue any Letter of Credit requested to be issued by it hereunder is subject to the satisfaction or waiver by the Administrative Agent and each of the Lenders of the following conditions precedent on or prior to December 10, 1998:

                  (a) EXECUTION OF AGREEMENT. The Administrative Agent shall have received this Agreement, executed and delivered by the Borrower and each of the Subsidiary Borrowers party to this Agreement as of the Closing Date and by Lenders having Commitments in the aggregate as contemplated by Schedule 1.

                  (b) Guarantee and Collateral Agreements. The Administrative Agent shall have received the Guarantee and Collateral Agreements, duly executed and delivered by duly authorized officers of the parties thereto and each relevant Foreign Subsidiary shall have duly executed and delivered pledges as more particularly described on Schedule 5.1(b) hereto.

                  (c) Notes. Each requesting Lender shall have received a Revolving Credit Note or a Term Loan Note, as the case may be, each duly executed and delivered by a duly authorized officer of the Borrower and each applicable Subsidiary Borrower.

                  (d) Acquisition, etc. The following transactions shall have been consummated on or before the Closing Date, in each case on terms and conditions reasonably satisfactory to the Lenders:

                           (i)(A) the RPA Acquisition and, in the event the
                  Bridge Subordinated Debt or the Senior Subordinated Notes are issued on the Closing Date, the Ortho Acquisition, shall have been consummated in accordance with applicable law on terms satisfactory to the Lenders, (B) the Transaction Agreements shall have satisfactory terms and conditions and no provision of such documentation shall have been waived, amended, supplemented, or otherwise modified in any material respect and (C) the Borrower and its Subsidiaries and Affiliates shall not be in Default under any Transaction Agreement or in connection with the financing thereof and shall not be subject to Contractual Obligations or other restrictions which would be violated by consummation of the Transactions;

                           (ii) the deferred payment obligations of the Borrower
                  and its Subsidiaries (including guarantees) given as partial consideration for the RPA Acquisition shall be in the aggregate amount of FF 240,000,000 and shall be payable in four annual installments of FF 60,000,000 each; and

                           (iii) The Administrative Agent shall have received
                  satisfactory evidence that the Existing Credit Agreement has been terminated and that all amounts outstanding thereunder shall have been paid in full and all Obligations of the Borrower and its Subsidiaries under the Existing Credit Agreement, the Notes (as defined in the Existing Credit Agreement) and the Loan Documents (as defined in the Existing Credit Agreement) shall have been discharged, except in respect of the letters of credit, other than the RP Letters of Credit, issued thereunder.

                  (e) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet of the Borrower and its Subsidiaries as of September 30, 1998, adjusted to reflect the consummation of the Transactions and the financings contemplated thereby as if such Transactions had occurred on such date, and (ii) audited financial statements of (A) each of the Acquired Companies for the 1997 fiscal year, excepting the audited consolidated financial statement in respect of the Ortho Acquisition which financial statement is to be delivered to the Administrative Agent at least 30 Business Days prior to the consummation of the Ortho Acquisition, and (B) of the Borrower for the 1997 fiscal year, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, its Subsidiaries or the Acquired Companies, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                  (f) Fees. The Administrative Agent, the Arranger and the Lenders each shall have received for its own account all fees and any other amounts payable on the Closing Date pursuant to the Fee Letter or pursuant to this Agreement and all expenses for which invoices have been presented on or before the Closing Date.

                  (g) Legal Opinion of Counsel to the Borrower and the Subsidiary Borrowers. The Administrative Agent and each Lender shall have received an executed legal opinion of Vorys, Sater, Seymour and Pease LLP, special counsel to the Borrower, dated the Closing Date and addressed to the Administrative Agent and the Lenders substantially in the form of Exhibit F. The Administrative Agent and each Lender shall have received an executed legal opinion of Vorys, Sater, Seymour and Pease LLP, or such other counsel reasonably satisfactory to the Administrative Agent, as counsel to each Domestic Subsidiary Borrower, dated the Closing Date and addressed to the Administrative Agent and the Lenders. The Administrative Agent and each Lender shall have received an executed legal opinion of Clifford Chance, as counsel to each Foreign Subsidiary Borrower, dated the Closing Date and addressed to the Administrative Agent and the Lenders substantially in the form required by subsection 5.3. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Lenders may reasonably require in form and substance satisfactory to the Administrative Agent. The Administrative Agent and each Lender shall have received, if available, an executed legal opinion of counsel delivered pursuant to the Transaction Agreements, accompanied by a reliance letter, if available, in favor of the Lenders. The Administrative Agent and each Lender shall have received an executed legal opinion from such special or local counsel as the Administrative Agent shall reasonably request.

                  (h) Solvency Certificate. The Administrative Agent shall have received a solvency certificate, satisfactory to the Administrative Agent, duly authorized and executed by the Chief Financial Officer of the Borrower; documenting the solvency of the Borrower and its Subsidiaries after giving effect to the Transactions and the other transactions contemplated thereby.

                  (i) Environmental Assessment. The Administrative Agent shall have received an environmental assessment, satisfactory to the Administrative Agent in all respects, with respect to the Borrower and its Subsidiaries.

                  (j) Corporate Proceedings of the Borrower and its Subsidiaries. The Administrative Agent shall have received a copy of the resolutions (in form and substance reasonably satisfactory to the Administrative Agent and its counsel) of the Board of Directors of each of the Borrower and each of its Subsidiaries executing any Loan Document authorizing on or within 30 days prior to the Closing Date (i) the execution, delivery and performance of each of the Loan

         Documents to which it is a party, (ii) the consummation of the transactions contemplated hereby and thereby and (iii) the borrowings herein provided for, all certified by the Secretary or the Assistant Secretary (or equivalent Person for Subsidiaries which are not corporations) of the Borrower or such Subsidiary, as the case may be. Each such certificate shall (A) state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate, (B) specify the names and titles of the officers of the Borrower or such Subsidiary, as the case may be, authorized to sign the Loan Documents to which it is a party and (C) contain specimens of the signatures of such officers.

                  (k) No Proceeding or Litigation; No Injunctive Relief. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any transaction contemplated hereby except as set forth in Schedule 5.1(k) or (ii) which, in any case, in the reasonable judgment of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

                  (l) Consents, Licenses, Approvals, etc. The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all material consents, licenses and approvals required in accordance with applicable law in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the other Loan Documents and the Transaction Agreements (exclusive of the Ortho Acquisition) to be delivered on or before the Closing Date, and the Borrower and its Material Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower and its Material Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

                  (m) Representations and Warranties. Each of the representations and warranties made by the Borrower and its Subsidiaries in or pursuant to this Agreement, any other Loan Document or the Transaction Agreements to which it is a party and the representations of the Borrower and its Subsidiaries which are contained in any certificate, document or financial or other statement furnished pursuant hereto or thereto on or before the Closing Date shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date both before and after giving effect to the making of the Loans hereunder.

                  (n) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing hereunder after giving effect to the making of any Extension of Credit hereunder.

                  (o) Borrowing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Borrowing Certificate, dated the Closing Date, substantially in the form of Exhibit G hereto, with appropriate insertions, executed by a duly authorized Responsible Officer of the Borrower.

                  (p) Lien Searches. The Administrative Agent shall have received the results of a recent lien search (or, where not available, such other equivalent information available and reasonably satisfactory to the Administrative Agent) in each of the material domestic jurisdictions where assets of the Loan Parties are located, and such search (or equivalent information) shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by subsection 7.1 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                  (q) Pledged Stock; Stock Powers; Pledged Notes. Except as set forth on Schedule 5.1(b), the Administrative Agent shall have received
         (i) the certificates representing the shares of Capital Stock pledged pursuant to each Guarantee and Collateral Agreement or any other pledge agreement, charge or foreign equivalent in respect of any Foreign Subsidiary, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof or, if no such certificates exist in respect of any Foreign Subsidiary, evidence satisfactory to the Administrative Agent that such shares have been pledged and such pledge has been perfected and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to each Guarantee and Collateral Agreement or any other pledge agreement, charge or foreign equivalent in respect of any Foreign Subsidiary, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (r) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement or foreign equivalent) required by the Loan Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by subsection 7.1), shall be in proper form for filing, registration or recordation in the applicable jurisdiction.

                  (s) Mortgages, etc. (i) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

                  (ii) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

                  (iii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                  (iv) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                  (v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

                  (t) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of subsection 5.2(b) of each Guarantee and Collateral Agreement.

                  (u) Repayment and Termination of Existing Credit Agreement. The loans under the Existing Credit Agreement shall have been repaid, or arrangements satisfactory to the Administrative Agent for the repayment thereof, the letters of credit outstanding thereunder shall have been returned or shall be deemed to be outstanding hereunder pursuant to subsection 3.1(d), the commitments under the Existing Credit Agreement shall have been terminated and all accrued interest and fees thereunder shall have been paid.

                  (v) Additional Matters. All corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents, including, without limitation, documentation concerning the status of all labor, tax, employee benefit and health and safety matters involving the Borrower and its Subsidiaries shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

                  (w) Additional Information. The Administrative Agent shall have received such additional information which the Administrative Agent shall have reasonably requested, including, without limitation, copies of any debt agreements, security agreements, tax sharing agreements, employment agreements, management compensation arrangements, financing arrangements and other material contracts, and such agreements or arrangements shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

         5.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligation of each Lender to make any Loan (other than any Loan the proceeds of which are to be used exclusively to repay Refunded Swing Line Loans) or of the Issuing Lender to issue, increase or extend any Letter of Credit requested to be issued, increased or extended by it hereunder on any date (including, without limitation, the Closing Date) is subject to the satisfaction of the following conditions precedent as of such date:

                  (a) Representations and Warranties. The representations and warranties made by the Borrower or any of its Subsidiaries in the Loan Documents to which it is a party and any representations and warranties made by the Borrower or any of its Subsidiaries which are contained in any certificate, document or financial or other statement furnished at any time pursuant hereto or thereto shall be true and correct in all material respects on and as of the date thereof as if made on and as of such date unless stated to relate to a specific earlier date (in which case the same shall be true and correct in all material respects on and as of such specific earlier date).

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date.

                  (c) Subsidiary Borrower Borrowing. With respect to any borrowing made by any Subsidiary Borrower, a certificate of the Borrower to the effect that such borrowing will not give rise to an Event of Default under the Bridge Loan Agreement (if any) or the Senior Subordinated Note Indenture or under any other Subordinated Debt permitted hereunder and dated as of the date of such borrowing shall have been delivered to the Administrative Agent.

         Each borrowing by the Borrower under this Agreement, each conversion of any Loan pursuant to subsection 2.14 of this Agreement and each issuance, increase or extension of any Letter of Credit hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing, conversion or issuance, increase or extension that the conditions contained in the foregoing paragraphs (a) and (b) of this subsection 5.2 have been satisfied.

         5.3 ADDITIONAL CONDITIONS APPLICABLE TO FOREIGN SUBSIDIARY BORROWERS. The agreement of each Lender to make any Extension of Credit requested to be made by it to any Foreign Subsidiary Borrower on any date (including, without limitation, the initial Extension of Credit and each Swing Line Loan, if requested to be made to any Foreign Subsidiary Borrower) is subject to satisfaction or waiver of, in addition to the conditions precedent set forth in subsections 5.1 (in the case of the initial Extension of Credit) and 5.2, the following conditions precedent: (a) in the case of the making of any Extension of Credit to any Foreign Subsidiary Borrower for the first time, the delivery to the Administrative Agent, with a copy for each Lender, of the executed legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent and the Lenders, as to the matters set forth in Exhibit H and otherwise in form and substance reasonably satisfactory to the Administrative Agent and (b) the truthfulness and correctness in all material respects on and as of such date of the following additional representations and warranties:

                  (i) Pari Passu. The obligations of such Foreign Subsidiary Borrower under this Agreement and any Note, when executed and delivered by such Foreign Subsidiary Borrower, will rank at least pari passu with all unsecured Indebtedness of such Foreign Subsidiary Borrower.

                  (ii) No Immunities, etc. Such Foreign Subsidiary Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and any Note, and the execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Subsidiary Borrower nor any of its property, whether or not held for its own account, has any immunity (sovereign or other similar immunity) from any suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or other similar immunity) under laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement or any Note. Such Foreign Subsidiary Borrower has waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court and from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement and any Note. The waiver by such Foreign Subsidiary Borrower described in the immediately preceding sentence is the legal, valid and binding obligation of such Foreign Subsidiary Borrower.

                  (iii) No Recordation Necessary. Except as otherwise noted on
         Schedule 5.3(iii), this Agreement and each Note, if any, is in proper legal form under the law of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing for the enforcement hereof or thereof against such Foreign Subsidiary Borrower under the law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and any such Note. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and any such Note that this Agreement, any Note or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, any Note or any other document, except for any such filing, registration or recording, or execution or notarization, as has been made or is not required to be made until this Agreement, any Note or any other document is sought to be enforced and for any charge or tax as has been timely paid.

                  (iv) Exchange Controls. The execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement, any Note or the other Loan Documents is, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided any notification or authorization described in immediately preceding clause (ii) shall be made or obtained as soon as is reasonably practicable).

         Each borrowing by, and Letter of Credit issued for the account of, any Foreign Subsidiary Borrower hereunder shall constitute a representation and warranty by each of the Borrower and such Foreign Subsidiary Borrower as of the date of such borrowing or such issuance that the conditions contained in this subsection 5.3 have been satisfied.

         SECTION 6.  AFFIRMATIVE COVENANTS
                     ---------------------

         The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit is outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall, and in the case of the agreements set forth in subsections 6.3, 6.4, 6.5, 6.6, 6.7, 6.13 and 6.14, shall cause each of its Material Subsidiaries to:

         6.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent and each
Lender:

                  (a) as soon as available, but in any event within ninety days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related statements of consolidated income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided that the consolidated statements shall be certified without a "going concern" or like qualification or exception or qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than forty-five days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of each such quarter and the related unaudited statements of consolidated income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through such date setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects;

all such financial statements to be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP (except, in the case of the financial statements referred to in subparagraph (b), such financial statements need not contain notes and shall be prepared substantially in accordance with GAAP) applied consistently throughout the periods reflected therein, except as otherwise disclosed in the notes thereto.

         6.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent and each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) above, a certificate of the independent certified public accountants certifying such financial statements (i) stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate, (ii) showing in detail the calculations supporting such statement in respect of subsections 6.9, 6.10, 6.11, 7.4, 7.5 and 7.6 and (iii) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property (as defined in the Guarantee and Collateral Agreement referred to in clause (a) of the definition of "Guarantee and Collateral Agreement" in subsection 1.1) acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (iii) (or, in the case of the first such list so delivered, since the Closing Date);

                  (b) concurrently with the delivery of the financial statements referred to above, a certificate from the auditing accountants (for the year-end statements) or a Responsible Officer of the Borrower (for all statements) stating that, to the best of such Responsible Officer's knowledge, the Borrower and each of its Material Subsidiaries during such period has observed or performed in all material respects all of its material covenants and other agreements, and satisfied every condition contained in this Agreement, any Notes and the Guarantee and Collateral Agreements to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and showing in detail the calculations supporting such statement in respect of subsections 6.9, 6.10, 6.11, 7.4, 7.5 and 7.6;

                  (c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) no later than 5 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Existing Subordinated Note Indenture, the Bridge Loan Agreements (if any) or the Senior Subordinated Note Indenture or the Transaction Agreements for the Ortho Acquisition or RPA Acquisition;

                  (e) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) and (b) above, a written discussion and analysis (in a form and detail substantially similar to that contained in the Form 10-K or Form 10-Q filed by the Borrower with the Securities and Exchange Commission for the period covered by such financial statements) by the Borrower with respect to the period covered by such financial statements;

                  (f) promptly after the same are sent and received, copies of all financial statements, reports and notices which the Borrower or any of its Subsidiaries sends to its shareholders and promptly after the same are filed and received, copies of all financial statements and reports which the Borrower or any of its Subsidiaries may make to, or file with, and copies of all material notices the Borrower or any such Subsidiary receives from, the Securities and Exchange Commission or any public body succeeding to any or all of the functions of the Securities and Exchange Commission;

                  (g) promptly upon receipt thereof, copies of all final reports submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrower or any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit; and

                  (h) promptly, on reasonable notice to the Borrower, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.

         6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other material obligations of whatever nature, except, without prejudice to the effectiveness of paragraph (e) of Section 8 hereof for any Indebtedness or other obligations (including any obligations for taxes), when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except for trade accounts payable incurred in the ordinary course of business which are paid in accordance with normal industry practice.

         6.4 COMPLIANCE WITH LAWS. Comply with all laws, rules, regulations and orders of any Governmental Authority and any Contractual Obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         6.5 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and, except as may be permitted under subsection 7.3, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, privileges, contracts, copyrights, patents, trademarks, tradenames and franchises necessary or desirable in the normal conduct of its business; and comply with all of its Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.6 MAINTENANCE OF PROPERTY, INSURANCE. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption insurance) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, reasonable information as to the insurance carried.

         6.7 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent or upon the occurrence and during the continuance of an Event of Default, the Lenders to visit and inspect any of its properties, and examine and make abstracts from any of its books and records at the Borrower's expense, at any reasonable time and as often as may reasonably be requested, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

         6.8 NOTICES. Promptly give notice to the Administrative Agent and each Lender (and, in the case of clauses (a), (b) and (c), in any event within five Business Days after learning thereof):

                  (a) of the occurrence of any Default or Event of Default;

                  (b) of any (i) default or event of default under any material Contractual Obligation of the Borrower or any of its Material Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

                  (c) of any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) (A) in which the amount of liability asserted against the Borrower and its Subsidiaries is $5,000,000 or more and not covered by insurance and (B) which, in the reasonable opinion of a Responsible Officer of the Borrower, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (ii) in which injunctive or similar relief is sought and which, in the reasonable opinion of a Responsible Officer of the Borrower, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

                  (d) of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate or withdraw or partially withdraw from any Plan under circumstances which could lead to material liability to the PBGC or, with respect to a Multi-employer Plan, the Reorganization or Insolvency (as each such term is defined in ERISA) of the Plan and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of a Responsible Officer of the Borrower setting forth details as to such Reportable Event and the action that the Borrower or a Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or
         (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

                  (e) any decision or other action of any Governmental Authority which cancels, limits, or otherwise restricts the use or sale of any of the products (including any of the material active ingredients in any of the products) of the Borrower or any of its Subsidiaries; and

                  (f) of any event, act or omission which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to subsections (a) through (e) of this subsection 6.7 shall be accompanied by a statement of the Chief Executive Officer or Chief Financial Officer or other Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. For all purposes of clause (d) of this subsection 6.7, the Borrower shall be deemed to have knowledge of all facts attributable to the administrator of such Plan.

         6.9 INTEREST COVERAGE. At each quarterly date set forth below with respect to the fiscal quarter of the Borrower then ending maintain the Minimum Interest Coverage of the Borrower at not less than the applicable ratio set forth opposite each such date:


         Date                  Ratio                          Ratio
         ----                  -----                          -----
                       (no Ortho Acquisition)     (including Ortho Acquisition)

December 31, 1998            2.75 to 1                     2.00 to 1

March 31, 1999               2.75 to 1                     2.00 to 1
June 30, 1999                2.75 to 1                     2.00 to 1
September 30, 1999           2.75 to 1                     2.00 to 1
December 31, 1999            3.00 to 1                     2.25 to 1

March 31, 2000               3.00 to 1                     2.25 to 1
June 30, 2000                3.00 to 1                     2.25 to 1
September 30, 2000           3.00 to 1                     2.25 to 1
December 31, 2000            3.25 to 1                     2.50 to 1

March 31, 2001               3.25 to 1                     2.50 to 1
June 30, 2001                3.25 to 1                     2.50 to 1

September 30, 2001           3.25 to 1                     2.50 to 1
December 31, 2001            3.75 to 1                     2.75 to 1

March 31, 2002               3.75 to 1                     2.75 to 1
June 30, 2002                3.75 to 1                     2.75 to 1
September 30, 2002           3.75 to 1                     2.75 to 1
December 30, 2002            3.75 to 1                     3.25 to 1

March 31, 2003               3.75 to 1                     3.25 to 1
June 30, 2003                3.75 to 1                     3.25 to 1
September 30, 2003           3.75 to 1                     3.25 to 1
December 31, 2003            4.00 to 1                     4.00 to 1

March 31, 2004               4.00 to 1                     4.00 to 1
June 30, 2004                4.00 to 1                     4.00 to 1
September 30, 2004           4.00 to 1                     4.00 to 1
December 30, 2004            4.00 to 1                     4.00 to 1

March 31, 2005               4.00 to 1                     4.00 to 1
June 30, 2005                4.00 to 1                     4.00 to 1
September 30, 2005           4.00 to 1                     4.00 to 1
December 31, 2005            4.00 to 1                     4.00 to 1

March 31, 2006               4.00 to 1                     4.00 to 1
September 30, 2006           4.00 to 1                     4.00 to 1
December 31, 2006 and
  thereafter                 4.00 to 1                     4.00 to 1

         6.10 MAINTENANCE OF LEVERAGE RATIO. At each quarterly date set forth below with respect to the fiscal quarter of the Borrower then ending maintain the Leverage Ratio of the Borrower at not greater than the applicable ratio set forth opposite each such date:

         Date                  Ratio                          Ratio
         ----                  -----                          -----
                       (no Ortho Acquisition)     (including Ortho Acquisition)

December 31, 1998            4.25 to 1                     5.50 to 1

March 31, 1999               4.25 to 1                     5.50 to 1
June 30, 1999                4.00 to 1                     5.25 to 1
September 30, 1999           4.00 to 1                     5.25 to 1
December 31, 1999            3.75 to 1                     4.75 to 1

March 31, 2000               3.75 to 1                     4.75 to 1
June 30, 2000                3.75 to 1                     4.75 to 1
September 30, 2000           3.75 to 1                     4.75 to 1
December 31, 2000            3.50 to 1                     4.25 to 1

March 31, 2001               3.50 to 1                     4.25 to 1

June 30, 2001                3.50 to 1                     4.25 to 1
September 30, 2001           3.50 to 1                     4.25 to 1
December 31, 2001            3.25 to 1                     4.00 to 1

March 31, 2002               3.25 to 1                     4.00 to 1
June 30, 2002                3.25 to 1                     4.00 to 1
September 30, 2002           3.25 to 1                     4.00 to 1
December 30, 2002            2.75 to 1                     3.50 to 1

March 31, 2003               2.75 to 1                     3.50 to 1
June 30, 2003                2.75 to 1                     3.50 to 1
September 30, 2003           2.75 to 1                     3.50 to 1
December 31, 2003            2.00 to 1                     2.50 to 1

March 31, 2004               2.00 to 1                     2.50 to 1
June 30, 2004                2.00 to 1                     2.50 to 1
September 30, 2004           2.00 to 1                     2.50 to 1
December 30, 2004            2.00 to 1                     2.00 to 1

March 31, 2005               2.00 to 1                     2.00 to 1
June 30, 2005                2.00 to 1                     2.00 to 1
September 30, 2005           2.00 to 1                     2.00 to 1
December 31, 2005            2.00 to 1                     2.00 to 1

March 31, 2006               2.00 to 1                     2.00 to 1
June 30, 2006                2.00 to 1                     2.00 to 1
September 30, 2006           2.00 to 1                     2.00 to 1
December 31, 2006 and
  thereafter                 2.00 to 1                     2.00 to 1

         6.11 MAINTENANCE OF CONSOLIDATED NET WORTH. Maintain Consolidated Net Worth on the last day of any fiscal quarter of the Borrower at a minimum of the sum of (i) $340,000,000, (ii) 50% of cumulative Consolidated Net Income for each fiscal quarter of the Borrower (beginning with the fiscal quarter ending December 31, 1998) for which Consolidated Net Income is positive, (iii) 100% of the Net Cash Proceeds of any offering by the Borrower of common equity consummated after the Closing Date and (iv) 100% of any capital contribution made to the Borrower or any of its Subsidiaries after the Closing Date by any holder of the Borrower's Capital Stock.

         6.12 INTEREST RATE PROTECTION. Within 60 days after the Closing Date, enter into Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Existing Subordinated Notes, the Bridge Debt (if any), the Senior Subordinated Notes and the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

         6.13 ADDITIONAL COLLATERAL, ETC. (a) With respect to any property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any property described in paragraph (b), (c), (d) or (e) below, (y) any property subject to a Lien expressly permitted by subsection 7.1(a) or 7.1(l) and (z) property acquired by any Excluded Foreign Subsidiary or by any other Foreign Subsidiary other than Capital Stock of, or acquired by, any Foreign Subsidiary Borrower) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the applicable Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the applicable Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

         (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries (other than any such real property subject to a Lien expressly permitted by subsection 7.1(a )), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (c) With respect to any new Domestic Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the applicable Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Domestic Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Domestic Subsidiary (A) to become a party to the applicable Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the applicable Guarantee and Collateral Agreement with respect to such new Domestic Subsidiary (however, in the case of a pledge by the new Domestic Subsidiary of Capital Stock of an Excluded Foreign Subsidiary, such pledge shall be limited to 65% of voting Capital Stock), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the applicable Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such new Domestic Subsidiary, substantially in the form of Exhibit M, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which

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opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (d) With respect to any new Foreign Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries and with respect to each new Foreign Subsidiary Borrower, promptly (i) execute and deliver to the Administrative Agent such amendments to the applicable Guarantee and Collateral Agreement or execute such additional Guarantee and Collateral Agreements as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Foreign Subsidiary or Foreign Subsidiary Borrower that is owned by the Borrower or any of its Subsidiaries (in the case of such Foreign Subsidiary Borrower to secure its own obligations hereunder), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) in the case of a new Foreign Subsidiary Borrower, cause such new Foreign Subsidiary Borrower (A) to become a party to the applicable Guarantee and Collateral Agreement, and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Capital Stock of its Subsidiaries (other than Excluded Foreign Subsidiaries) if such Foreign Subsidiary Borrower is a check the box entity or a similar pass through entity, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. For purposes of this Agreement, (i) a check the box entity shall mean an entity that has elected to be, or is by default, an entity that is disregarded as a separate entity from its U.S. parent or owner for U.S. federal income tax consequences, and (ii) a "pass through entity" shall mean an entity that has elected to be, or is by default, treated as a partnership for U.S. federal income tax consequences.

         (e) With respect to any new Excluded Foreign Subsidiary owned by the Borrower or any of its Domestic Subsidiaries or by any Foreign Subsidiary Borrower that is a check the box entity or a pass through entity created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the applicable Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Domestic Subsidiaries or by such a Foreign Subsidiary Borrower (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such voting Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         6.14 ENVIRONMENTAL, HEALTH AND SAFETY MATTERS. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, including,

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without limitation, obtaining and complying with and maintaining, and ensuring that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws. For purposes of this 6.14 (a), noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law shall be deemed not to constitute a breach of this covenant provided that, upon learning of any actual or suspected noncompliance, the Borrower and the relevant Subsidiaries shall promptly undertake all reasonable efforts to achieve compliance (or contest in good faith by appropriate proceedings the applicable Environmental Law at issue and (to the extent required by GAAP) provide on the books of the Borrower or any of its Subsidiaries, as the case may be, reserves in conformity with GAAP with respect thereto), and provided further that, in any case, such non-compliance, and any other noncompliance with Environmental Law, individually or in the aggregate, could not reasonably be expected to result in a Material Environmental Amount.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the amount or validity thereof is currently being contested in good faith by appropriate proceedings and (to the extent required by GAAP) reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be.

         (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the Borrower or any of its Subsidiaries or any of their respective operations or Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

         SECTION 7.  NEGATIVE COVENANTS
                     ------------------

         The Borrower hereby agrees that, from the Closing Date and so long as the Revolving Credit Commitments remain in effect, any Letter of Credit is outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

         7.1 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

         (a) Liens securing Indebtedness in an aggregate amount not exceeding $40,000,000 at any time outstanding in respect of capitalized lease obligations and purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby shall not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

         (b) Liens on assets of a Foreign Subsidiary which is not a Foreign Subsidiary Borrower to secure Permitted Foreign Debt of such Foreign Subsidiary provided that such Permitted Foreign Debt is not guaranteed by Scotts;

         (c) Liens for taxes and special assessments not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower and its Subsidiaries in accordance with GAAP;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

         (e) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

         (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory and other obligations required by law, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and other Liens incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries;

         (h) Liens resulting from judgments of any court or governmental proceeding, provided such Liens in the aggregate do not constitute an Event of Default under subsection 8(h);

         (i) Liens in existence on the Closing Date described in Schedule
7.1(i);

         (j) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures located on premises leased in the ordinary course of business, provided that the rental payments secured thereby are not yet due;

         (k) Liens contemplated under Section 1009(v) of the Existing Subordinated Note Indenture;

         (l) Liens on Sold Receivables created under any Receivables Purchase Facility;

         (m) Liens created by or pursuant to this Agreement or the other Loan Documents; and

         (n) Liens on assets of Foreign Subsidiaries arising by operation of law or pursuant to customary business practice and not known to the Borrower to materially affect the value of such assets.

         7.2 LIMITATION ON CONTINGENT OBLIGATIONS. Agree to or assume, guarantee, indorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any Contingent Obligation except for (i) the guarantees contemplated by the Guarantee and Collateral Agreements, (ii)(x) guarantees by the Borrower of Indebtedness of Foreign Subsidiary Borrowers in an aggregate amount not to exceed $20,000,000 at any one time outstanding or (y) guarantees by the Borrower of Permitted Foreign Debt of any Foreign Subsidiary provided that such Permitted Foreign Debt is not secured by any Liens, (iii) guarantees in existence on the Closing Date as described in Schedule 7.2(iii),
(iv) Contingent Obligations in an aggregate amount not to exceed $10,000,000 at any one time outstanding, (v) Contingent Obligations of any Subsidiary Guarantor in respect of Indebtedness permitted under subsection 7.6(e), provided that such Contingent Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the related Indebtedness, (vi) to the extent that any of the obligations of the Borrower under the Roundup Agreement may constitute Contingent Obligations, such obligations, (vii) any guarantees of the Borrower or any of its Subsidiaries under clause (ii) of subsection 5.1(d) or (viii) any guarantee of the obligations of the Borrower by its Subsidiaries of Indebtedness under the Senior Subordinated Notes and the Bridge Subordinated Debt Documents (if any) provided that such Contingent Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the related Indebtedness.

         7.3 LIMITATION ON FUNDAMENTAL CHANGES. Except as permitted or contemplated by this Agreement or any other Loan Document, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its business or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person, or make any material change in the method by which it conducts business, except that:

         (a) any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower or any wholly owned Subsidiary of the Borrower (provided that in the case of each such merger or consolidation, the Borrower or such wholly owned Subsidiary, as the case may be, shall be the continuing or surviving corporation);

         (b) any Subsidiary of the Borrower may be liquidated, wound up or dissolved into, or all or substantially all, or such lesser amount thereof as the Borrower shall determine, of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to, (i) the Borrower or any wholly owned Subsidiary of the Borrower (provided that such wholly owned Subsidiary shall be a Subsidiary Guarantor) or (ii) to any other Person in compliance with subsection 7.9; and

         (c) the Borrower or any Subsidiary of the Borrower may acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person (including, without limitation, any Affiliate of the Borrower), in the same or similar line of business as the Borrower or such Subsidiary, as the case may be provided that such acquisition shall be a Permitted Acquisition.

         7.4 LIMITATION ON CAPITAL EXPENDITURES. Directly or indirectly (by way of the acquisition of the securities of a Person or otherwise) make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations or replacements and maintenance which are payable from the proceeds of insurance received by the Borrower or any of its Subsidiaries) by the expenditure of cash or the incurrence of Indebtedness, except for the purchase or other acquisition in any fiscal year of any such asset the cost of which (or, in the case of any acquisition not in the nature of an ordinary purchase, the book value of the consideration given for which), when aggregated with the costs of all other such assets purchased or otherwise acquired by the Borrower and its Subsidiaries taken as a whole during such fiscal year, does not exceed $70,000,000 provided that (i) if such $70,000,000 is not so utilized during any fiscal year (commencing with the fiscal year ending September 30, 1999), up to $35,000,000 of the unutilized amount may be utilized in the next succeeding fiscal year, but not in any subsequent fiscal year.

         7.5 LIMITATION ON ACQUISITIONS, INVESTMENTS, LOANS AND ADVANCES. Make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase of stock, bonds, notes, debentures or other securities of any Person, or make any other investment in any Person, except:

         (a) investments in Cash Equivalents;

         (b) loans and advances to officers and directors of the Borrower or any of its Subsidiaries (or employees thereof or manufacturers' representatives provided such loans and advances are approved by an officer of the Borrower) for travel, entertainment and relocation expenses in the ordinary course of business which do not exceed at any time outstanding an aggregate amount in excess of $5,000,000;

         (c) loans and advances to and investments in the Borrower or its Subsidiaries, provided that (i) such loans, advances and investments in the aggregate by the Borrower and the Subsidiary Guarantors to any Foreign Subsidiary which is not a Subsidiary Guarantor or a Foreign Subsidiary Borrower shall not exceed $10,000,000 at any time outstanding (after giving effect to returns on investments since the Closing Date) and (ii) the loans, advances and investments in the aggregate by the Borrower and the Subsidiary Guarantors to all Foreign Subsidiaries which are not Subsidiary Guarantors or Foreign Subsidiary Borrowers shall not exceed $60,000,000 at any time outstanding (after giving effect to returns on investments since the Closing Date);

         (d) investments in notes and other securities received in the settlement of overdue debts and accounts payable in the ordinary course of business and for amounts which, individually or in the aggregate, are not material to the Borrower and its Subsidiaries taken as a whole;

         (e) as otherwise provided pursuant to subsection 7.4;

         (f) Permitted Acquisitions;

         (g) insofar as not otherwise permitted pursuant to preceding clauses
(a) through (f), loans to or investments in Affiliates in an aggregate amount not in excess of $10,000,000;

         (h) investments in the nature of seller financing of or other consideration received in any Disposition by the Borrower or any of its Subsidiaries of any assets, provided that the aggregate value of such investments at any time (based upon the value at the time of the acquisition thereof but reduced by payments or other realizations thereon) shall not exceed $10,000,000; and

         (i) loans and advances to and investments in the Borrower or any Subsidiary Borrower to the extent required to facilitate the making of mandatory prepayments under subsection 2.12.

         7.6 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness except:

         (a) Indebtedness of any Loan Party pursuant to any Loan Document;

         (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

         (c) Indebtedness outstanding on the date hereof and listed on Schedule 7.6(c) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

         (d) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by subsection 7.1(a) in an aggregate principal amount not to exceed $40,000,000 at any one time outstanding;


         (e) (i) Unsecured Indebtedness of the Borrower in respect of the Existing Subordinated Notes in an aggregate principal amount not to exceed $100,000,000 and in respect of any refinancing of all or any portion thereof under a subordinated note indenture having subordination provisions as favorable to the Lenders as those in the Existing Subordinated Indenture and no scheduled principal payments or prepayments prior to the scheduled maturity date of the Existing Subordinated Notes in an aggregate principal amount not to exceed the aggregate principal amount of the Existing Subordinated Notes so refinanced and any premiums, fees and expenses paid in connection with such refinancing, (ii) unsecured Indebtedness of the Borrower in respect of the Bridge Subordinated Debt or the Senior Subordinated Notes in an aggregate principal amount not to exceed $200,000,000 and on terms reasonably acceptable to the Agents, and (iii) unsecured Indebtedness of the Borrower under subordinated notes in an aggregate principal amount of up to $100,000,000 pursuant to a subordinated note indenture having subordination provisions as favorable to the Lenders as those in the Existing Subordinated Indenture and having no scheduled principal payments or prepayments prior to September 30, 2007 and any refinancing of any such Indebtedness pursuant to such a subordinated note indenture, provided that the Net Cash Proceeds of such subordinated notes (but not any refinancing thereof)are applied as contemplated by subsection 2.12(c);

         (f) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $10,000,000 at any one time outstanding;

         (g) Indebtedness under Hedging Agreements entered into with any Hedging Lender in the ordinary course of business, provided that such Hedging Agreements are entered into in the ordinary course of business to hedge or mitigate risks as to which the Borrower or any of its Subsidiaries reasonably believes it is exposed in the conduct of its business or the management of its liabilities;

         (h) Indebtedness contemplated by subsection 7.5(c);

         (i) Indebtedness incurred by any Foreign Subsidiary, provided that (i) the aggregate principal amount of all such Indebtedness of any Foreign Subsidiary which is not a Subsidiary Guarantor or a Foreign Subsidiary Borrower shall not exceed $10,000,000 or the equivalent thereof at any one time outstanding and (ii) the aggregate principal amount of all such Indebtedness of all Foreign Subsidiaries which are not Subsidiary Guarantors or Foreign Subsidiary Borrowers shall not exceed $60,000,000 or the equivalent thereof at any one time outstanding (any Indebtedness incurred pursuant to this subsection 7.6(i), "Permitted Foreign Debt"); and

         (j) Indebtedness of any Person that becomes a Subsidiary of the Borrower in a Permitted Acquisition or Indebtedness otherwise assumed by the Borrower or any of its subsidiaries in connection with a Permitted Acquisition in an aggregate principal amount for all such Indebtedness at any time outstanding of up to $10,000,000;

         (k) Indebtedness incurred by any Foreign Subsidiary supported by a Letter of Credit ("Supported Foreign Indebtedness"), provided that the aggregate principal amount of all such Indebtedness shall not exceed $100,000,000 at any one time outstanding; and

         (l) to the extent that the Receivables Subsidiary's or any other Person's obligation to purchase or acquire Sold Receivables under the Receivables Purchase Facility is deemed to be an obligation to lend money to the Borrower, any Indebtedness of the Borrower under the Receivables Purchase Facility.

         7.7 LIMITATION ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower which is not a Subsidiary Guarantor to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) pay dividends or make any other distributions from a Foreign Subsidiary which is not a Subsidiary Guarantor or a Subsidiary Borrower except in agreements governing Permitted Foreign Debt, (c) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (d) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of any restrictions with respect to such Subsidiary imposed pursuant to an agreement which has been entered into in connection with the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

         7.8 TRANSACTIONS WITH AFFILIATES AND OFFICERS. Except for transactions associated with the relocation expenses of officers of the Borrower in the ordinary course of business, (a) enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or any executive officer or director thereof, or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate or any executive officer or director thereof, except any transaction or contract which is in the ordinary course of the Borrower's or such Subsidiary's business and which is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, (b) make any advance or loan to any Affiliate (except as otherwise made pursuant to subsection 7.5) or any director or executive officer thereof or to any trust of which any of the foregoing is a beneficiary, or to any Person on the guarantee of any of the foregoing or (c) pay any fees (other than reasonable directors' fees or expenses) or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliate or any executive officer or director thereof; provided that, nothing contained in this subsection
7.8 shall be deemed to prohibit the transactions contemplated by the Ortho Acquisition.

         7.9 LIMITATION ON SALE OF ASSETS. Except as permitted or contemplated by this Agreement or any other Loan Document, Dispose of any of its assets (including, without limitation, receivables and leasehold interests, but excluding obsolete or worn out property or property (including inventory) Disposed of in the ordinary course of business), whether now owned or hereafter acquired, except that the Borrower or any of its Subsidiaries may Dispose of:

                  (a) assets in a single transaction or series of related transactions, provided that the aggregate fair market value of all such assets in all such transactions shall not exceed $100,000,000;

                  (b) other assets provided that (i) the fair market value of all such other assets disposed of in any fiscal year shall not exceed $25,000,000 in the aggregate (which amount shall be inclusive of amounts in respect of transactions pursuant to subsection 7.3(b)(ii), but exclusive of transactions permitted under 7.10) and (ii) if such $25,000,000 is not so utilized during any fiscal year, the unutilized amount for such fiscal year may be utilized in the succeeding fiscal year, but not in any subsequent fiscal year; and

                  (c) the sale, transfer or discount of Sold Receivables pursuant to any Receivables Purchase Facility.

         7.10 SALE AND LEASEBACK. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any such Subsidiary, except with respect to any such transactions which in any fiscal year shall not have an aggregate fair market value in excess of $10,000,000.

         7.11 FISCAL YEAR. Permit the fiscal year of the Borrower and its Subsidiaries to end on a day other than September 30.

         7.12 OPTIONAL PAYMENTS AND MODIFICATIONS OF CERTAIN DEBT INSTRUMENTS. Without the consent of the Ortho Consent Lenders (a) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Existing Subordinated Notes, the Bridge Subordinated Debt (if any), the Senior Subordinated Notes or any other subordinated notes issued pursuant to subsection 7.6(e), in each case other than in connection with a refinancing thereof contemplated by subsection 7.6(e), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Existing Subordinated Notes, the Bridge Subordinated Debt (if any), the Senior Subordinated Notes or any other subordinated notes (or any refinancing thereof) issued pursuant to subsection 7.6(e) (other than any such amendment, modification, waiver or other change that (i)(x) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (y) does not involve the payment of a consent fee material in proportion to the outstanding principal amount thereof or (ii) provides for actions which (x) are expressly permitted under this Agreement and (y) do not require the consent of any of the holders of the applicable Existing Subordinated Notes, Bridge Subordinated Debt (if any), Senior Subordinated Notes or subordinated notes (or refinancing thereof) issued pursuant to subsection 7.6(e)(iii)), or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" for the purposes of the Bridge Loan Agreement or the Senior Subordinated Note Indenture.

         7.13 NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents; (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) any agreements governing any Receivables Purchase Facility provided that such limitation shall only be effective against the Sold Receivables.

         7.14 LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

         7.15 AMENDMENTS TO ACQUISITION DOCMENTS. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Transaction Agreements for the RPA Acquisition or Ortho Acquisition or any other document delivered in connection therewith such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of such Transaction Agreements or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and (ii) could not reasonably be expected to have a Material Adverse Effect.

         7.16 RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any of its Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations (collectively, "Restricted Payments"), except that any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary and that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom:

                  (a) the Borrower may declare and pay dividends on its Capital Stock (including its preferred stock) in an aggregate amount of up to $10,000,000 in any fiscal year of the Borrower; and

                  (b) the Borrower may make a repurchase or redemption of shares of its Capital Stock:

                           (i) in the event that any of the Existing
                  Subordinated Notes has not been refinanced in the manner contemplated by subsection 7.6(e)(i) on a basis that includes no scheduled principal payments prior to September 30, 2007, so long as after giving effect to such repurchase or redemption (x) the Borrower shall be in compliance, on a pro forma basis after so giving effect thereto, with the covenants contained in --- ----- subsections 6.9, 6.10 and 6.11 and (y) the aggregate cost of all such repurchases and redemptions from the date hereof is not greater than the amount set forth below opposite the fiscal year during which such purchase or redemption is to occur:

                          Fiscal Year                     Aggregate Amount
                          -----------                     ----------------
                          1999                            $ 8,333,333
                          2000                            $25,000,000
                          2001 and thereafter             $50,000,000

         provided that no such purchase or redemption shall be made if such aggregate cost is more than $25,000,000 unless the Senior Leverage Ratio for the last day of the most recently completed fiscal quarter of the Borrower (as such Senior Leverage Ratio shall be adjusted to include any borrowings required to finance such purchase or redemption) is less than 2.75 to 1.0; and

                           (ii) in the event that all of the Existing
                  Subordinated Notes have been refinanced in the manner contemplated by subsection 7.6(e) (i) on a basis that includes no scheduled principal payments prior to September 30, 2007, so long as after giving effect to such repurchase or redemption the aggregate cost of all such repurchases and redemptions from the date hereof is not greater than the amount set forth below opposite the fiscal year during which such purchase or redemption is to occur:

                          Fiscal Year                     Aggregate Amount
                          -----------                     ----------------
                          1999                            $  16,666,667
                          2000                            $  50,000,000
                          2001 and thereafter             $100,000,000


         SECTION 8.  EVENTS OF DEFAULT
                     -----------------

         Upon the occurrence of any of the following events:

         (a) Payments. The Borrower or the relevant Subsidiary Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when any such amount becomes due in accordance with the terms thereof or hereof (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder); or the Borrower or the relevant Subsidiary Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder, within five days after any such interest, fee or amount becomes due in accordance with the terms thereof or hereof (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder); or

         (b) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries in any of the Loan Documents to which it is a party or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) Certain Covenants. The Borrower shall default in the observance or performance of any covenant or agreement contained in subsection 6.9, 6.10 or 6.11; or

         (d) Other Covenants. The Borrower or any of its Subsidiaries shall default in the observance or performance of any covenant or agreement (i) contained in subsections 7.3, 7.4, 7.6, 7.9, 7.10 or 7.16 and such default shall continue unremedied for a period of 10 days or (ii) contained in this Agreement or in any other Loan Document not referred to in preceding clause (i) or subsection 8(c) and such default shall continue unremedied for a period of 30 days; or

         (e) Cross-Default. The Borrower or any of its Material Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Contingent Obligation, the aggregate principal amount of which exceeds $5,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or
         (iii) any such Indebtedness or Contingent Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

                  (f) Commencement of Bankruptcy or Reorganization Proceedings.
         (i) The Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA in a "distress termination" (within the meaning of Section 4041(c) of ERISA), and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or, in the case of institution of proceedings, the continuance of such proceedings for ten days after commencement thereof, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA in a "distress termination" (within the meaning of Section 4041(c) of ERISA), (v) the Borrower or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Required Lenders, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Single Employer Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, is reasonably likely to subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

                  (h) Material Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Material Subsidiaries involving in the aggregate a liability (not covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, satisfied, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Change in Control. (i) Any Person (other than one or more members of the Control Group) shall at any time own, directly or indirectly shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower or (ii) a "Change of Control" as defined in Section 1008 of the Existing Subordinated Note Indenture or any "Change of Control" as defined in the Bridge Subordinated Debt, the Senior Subordinated Notes or any other subordinated note indenture or any event described with similar terminology thereunder shall occur; or

                  (j) Effectiveness of the Guarantee and Collateral Agreements. Any Guarantee and Collateral Agreement shall cease for any reason (other than pursuant to the terms and conditions of this Agreement or the other Loan Documents) to be in full force and effect in accordance with its terms or any party thereto shall so assert in writing or any Lien on any material Collateral created by any of the Guarantee and Collateral Agreements shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

then, and in any such event, (a) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower or any Subsidiary Borrower, automatically the Revolving Credit Commitments, the Term Loan Commitments (if any), the Swing Line Commitment and the L/C Commitment shall immediately terminate and the Term Loans, the Swing Line Loans, the Revolving Credit Loans and the Reimbursement Obligations hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing by the Borrower or such Subsidiary Borrower, as the case may be, under this Agreement shall immediately become due and payable, and (b) if such event is any Event of Default and is continuing, either or both of the following actions may be taken (to the extent not already automatically taken pursuant to the foregoing clause (a)): (i) with the consent of the Required Lenders, the Administrative Agent may or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Credit Commitments, the Term Loan Commitments (if any), the Swing Line Commitment and the L/C Commitment to be terminated forthwith, whereupon the Revolving Credit Commitments, the Term Loan Commitments (if any), the Swing Line Commitment and the L/C Commitment shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Term Loans, the Swing Line Loans, the Revolving Credit Loans and the Reimbursement

Obligations hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Any amounts paid by the Borrower in respect of such undrawn Letters of Credit shall be returned to the Borrower after the last expiry date of the Letters of Credit and after all Obligations under the Loan Documents have been paid in full.

         With respect to all Letters of Credit for which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower or the relevant Subsidiary Borrower, as the case may be, shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payments of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower or such Subsidiary Borrower, as the case may be.

         Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         SECTION 9.  THE ADMINISTRATIVE AGENT
                     ------------------------

         9.1 APPOINTMENT. (a) Each Lender hereby irrevocably designates and appoints Chase as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender hereby irrevocably authorizes Chase, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

         (b) Any proceeds received by the Administrative Agent pursuant to the terms of any Guarantee and Collateral Agreement shall be applied as provided in the Intercreditor Agreement. Each Hedging Lender agrees that (i) if at any time it shall receive any proceeds pursuant to the terms of either Guarantee and Collateral Agreement (other than through application by the Administrative Agent in accordance with this subsection 9.1(b)), it shall promptly turn the same over to the Administrative Agent for application in accordance with the provisions hereof and (ii) it will not take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, the purpose of which is or could be to give such Hedging Lender any preference or priority against the other Lenders with respect to such proceeds.

         9.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Notwithstanding any other provision in this Agreement, Chase, New York branch, shall at all times act as Administrative Agent in respect of the Tranche B Term Loans and the Tranche C Term Loans. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint CSI as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower or any relevant Subsidiary Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

         9.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (including, without limitation, CSI) shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or wilful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any relevant Subsidiary Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Notes or the other Loan Documents or for any failure of the Borrower or any relevant Subsidiary Borrower to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor CSI shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrower or any Subsidiary Borrower.

         9.4 RELIANCE BY ADMINISTRATIVE AGENT. Each of the Administrative Agent and CSI shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent and CSI may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee that such assignee is bound hereby as it would have been had it been an original Lender party hereto, in each case in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, as appropriate, the Supermajority Lenders, Ortho Consent Lenders, Required Prepayment Lenders or Majority Facility Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. The Administrative Agent and the Issuing Lender shall not be required to give any notice to any Person other than the Borrower or the applicable Subsidiary Borrower that an automatic extension of a Letter of Credit shall not be effective, unless the Required Lenders (or, as appropriate, the Supermajority Lenders, Ortho Consent Lenders, Required Prepayment Lenders or Majority Facility Lenders) otherwise direct.

         9.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower or any Subsidiary Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent promptly shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, as appropriate, the Supermajority Lenders, Ortho Consent Lenders, Required Prepayment Lenders or Majority Facility Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.6 NON-RELIANCE ON ADMINISTRATIVE AGENT, OTHER LENDERS AND CSI. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (including, without limitation, CSI) has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any Subsidiary Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent and CSI that it has, independently and without reliance upon the Administrative Agent or any other Lender or CSI, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, CSI or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7 INDEMNIFICATION. The Lenders agree to indemnify each of the Administrative Agent and CSI in its capacity as such (to the extent not reimbursed by the Borrower or any Subsidiary Borrower and without limiting the obligation of the Borrower or any Subsidiary Borrower to do so), ratably according to the respective amounts of their Aggregate Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Revolving Credit

Commitments shall have terminated and the Loans shall have been paid in full, ratably according to their Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or CSI in any way relating to or arising out of this Agreement, any of the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or CSI under or in connection with any of the foregoing; provided that no Lender shall be liable for any payment of any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that they result from the Administrative Agent's or CSI's gross negligence or wilful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

         9.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The
Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Subsidiary Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         9.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with, as long as no Event of Default has occurred and is continuing, the approval of the Borrower, which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. Any appointed successor agent shall act as Administrative Agent only through a branch in the United States in respect of the Tranche B Term Loans and the Tranche C Term Loans. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         9.10 THE SYNDICATION AGENT AND THE CO-DOCUMENTATION AGENTS. The Syndication Agent and the Co-Documentation Agents do not assume any responsibility or obligation under this Agreement or any of the other Loan Documents or any duties as agents for the Lenders. The titles "Syndication Agent" and "Co-Documentation Agent" imply no fiduciary responsibility on the part of either of the Syndication Agent or the Co-Documentation Agents to any Person and the use of such title does not impose on the Syndication Agent or the Co-Documentation Agents any duties or obligations under this Agreement or any of the other Loan Documents.

         SECTION 10.  MISCELLANEOUS
                      -------------

         10.1 AMENDMENTS AND WAIVERS. (a) The Administrative Agent, the Borrower and the Subsidiary Borrowers may, from time to time, with the written consent of the Required Lenders, enter into written amendments, supplements or modifications for the purpose of adding any provisions to this Agreement, the Guarantee and Collateral Agreements or any other Loan Document or changing in any manner the rights of the Lenders or the Borrower or any Subsidiary Borrower hereunder or thereunder, and, with the consent of the Required Lenders, the Administrative Agent, on behalf of the Lenders, may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) extend the final maturity of any Loan or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, or extend the scheduled date of or reduce the amount of any amortization payment in respect of any Term Loan, or change the amount or terms of any Lender's Revolving Credit Commitment (including the Optional Currencies applicable to such Lender) or reduce any outstanding L/C Obligation, or amend, modify or waive any provision of this subsection, or reduce the percentage specified in the definitions of Required Lenders, Ortho Consent Lenders, Majority Facility Lenders, Required Prepayment Lenders or Supermajority Lenders, respectively, or consent to the assignment or transfer by the Borrower or any Subsidiary Borrower of any of its rights and obligations under this Agreement or any other Loan Document (except to the extent otherwise provided therein), or release the guarantee obligations of any significant Guarantor (including, without limitation, the Borrower) or all or substantially all of the collateral under the Guarantee and Collateral Agreements, in each case without the written consent of each Lender affected thereby, (ii) amend, modify or waive (A) any provision of subsection 2.12 requiring by its terms the agreement of the Required Prepayment Lenders or any related definition as used therein or subsection 2.18 or (B) any other provision hereof if the effect is to subordinate one of the Facilities in right of payment to any other of the Facilities in either case without the consent of the Required Prepayment Lenders, (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent, (iv) amend, modify or waive the provisions of any Letters of Credit or Reimbursement Obligation, without the written consent of the Borrower or the relevant Subsidiary Borrower and the Issuing Lender, or the provisions applicable to the Swing Line Loans without the consent of each Swing Loan Lender , (v) amend, modify or waive the provisions of subsection 7.12 or clause (a) of the definition of "Permitted Acquisition" in subsection 1.1 without the consent of the Ortho Consent Lenders or (vi) amend, modify or waive any provision of the Intercreditor Agreement except in accordance with the terms therein. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the Subsidiary Borrowers, the Lenders and all future holders of the Loans. In the case of any waiver, the Borrower and the Lenders shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. It is agreed that any amendment, modification or waiver increasing any of the Optional Currency limits set forth in subsection 2.4 and in subsection 3.1(a) requires the consent of the Required Facility Lenders.

         (b) This Agreement may be amended without consent of the Lenders, so long as no Default or Event of Default shall have occurred and be continuing, as follows:

                  (i) This Agreement will be amended to add Subsidiaries as additional Subsidiary Borrowers upon (x) execution and delivery by the Borrower, such additional Subsidiary Borrowers and the Administrative Agent, of a Joinder Agreement, substantially in the form of Exhibit I (a "Joinder Agreement"), providing for such Subsidiaries to become Subsidiary Borrowers, (y) agreement and acknowledgment by The Scotts Company and such additional Subsidiaries that the Guarantee and Collateral Agreement covers the obligations of such additional Subsidiaries and (z) delivery to the Administrative Agent of (1) corporate or other applicable resolutions, other corporate or other applicable documents, certificates and legal opinions in respect of such additional Subsidiary Borrowers substantially equivalent to comparable documents delivered on the Closing Date and (2) such other documents with respect thereto as the Administrative Agent shall reasonably request.

                  (ii) This Agreement will be amended to remove any Subsidiary as a Subsidiary Borrower upon execution and delivery by the Borrower to the Administrative Agent of a written notification to such effect and repayment in full of all Loans made to such Subsidiary Borrower, cash collateralization of all L/C Obligations in respect of Letters of Credit issued for the account of such Subsidiary Borrower and repayment in full of all other amounts owing by such Subsidiary Borrower under this Agreement and the other Loan Documents (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement).

         (c) The Lenders (and each of their respective successors, assigns and transferees) hereby authorize the Administrative Agent to release any Collateral or the obligations of any Subsidiary under any Guarantee and Collateral Agreement on their behalf in the event of a sale or other transfer of such Collateral or such Subsidiary permitted under this Agreement.

         10.2 NOTICES. Subject to the provisions of subsection 2.2(a), all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and each of the Subsidiary Borrowers and the Administrative Agent, and as set forth in Schedule 10.2 in the case of the Lenders, or to such address or other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Borrower and
each Subsidiary Borrower:        The Scotts Company
                                 14111 Scottslawn Road
                                 Marysville, Ohio 43041
                                 Attn.:  Ms. Rebecca Bruening
                                 Telephone:  (937) 644-7290
                                 Telecopy:  (937) 644-7184

                                          With a copy sent to:
                                          Vorys, Sater, Seymour and
                                                   Pease LLP
                                          52 East Gay Street
                                          Columbus, Ohio 43216-1008
                                          Attn: Thomas O. Ruby, Esq. and
                                          John B. Weimer, Esq.
                                          Telephone:  (614) 464-5698
                                          Telecopy:  (614) 464-6350

The Administrative Agent:        The Chase Manhattan Bank
                                 270 Park Avenue
                                 New York, New York 10017
                                 Attn.:Randolph E. Cates
                                 Telephone:  (212) 270-8997
                                 Telecopy:  (212) 270-6041

                                          With a copy sent to:
                                          Chase Manhattan International
                                                   Limited
                                          9 Thomas More Street
                                          London, England E1 9YT
                                          Attn: Stephen Clarke
                                          Telecopy: 44-171-777-2360/2085

CSI:                             Chase Securities Incorporated
                                 One Chase Manhattan Plaza, 8th Fl.
                                 New York, New York 10017
                                 Attention: Loan and Agencies Group/Rose Clinton
                                 Telecopy: (212) 552-5662

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

         10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. The obligation of the Borrower to make payments or to provide indemnities as provided for in this Agreement shall survive payment in full of the Loans, expiration of all Letters of Credit and termination of the Revolving Credit Commitments and this Agreement.

         10.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes, the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Administrative Agent and to the several Lenders, (c) to pay, indemnify and hold each Lender and the Administrative Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar non-income taxes (and, for the avoidance of doubt, other than Excluded Taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents provided that and notwithstanding any other provision of this Agreement to the contrary, the Borrower and/or any Subsidiary Borrower shall only be liable to make any payment to the Administrative Agent or any Lender regarding any UK stamp duty or SDRT in respect of any transfer if such transfer is affected by an Assignment and Acceptance which operates as a novation, i.e., if the original rights and obligations as between the relevant Borrower and the transferor Lender are extinguished and new rights and obligations between the relevant Borrower and the transferee Lender are created, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, trustees, employees, advisers and agents harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents; provided, however, that with respect to subparagraphs (c) and (d), the Borrower shall not be liable for the payment of any losses, costs, penalties, judgments, suits, liabilities, damages, penalties, actions, expenses or disbursements resulting solely from the gross negligence or wilful misconduct of any such Lender. The agreements in this subsection shall survive repayment of the Loans, the Reimbursement Obligations and all other amounts payable hereunder.

         10.6 SUCCESSORS AND ASSIGNS; PARTICIPANTS; AGENCY. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Reimbursement Obligation with respect to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents, provided, however, that any sale of a participating interest in any Loan (i)(x) which is a Term Loan which is made to any Subsidiary Borrower which is resident for taxation purposes in the United Kingdom or (y) which is attributable to a branch or an agency of any Subsidiary Borrower which branch or agency is carrying on a trade in the United Kingdom to which the interest in question is attributable (1) if made by an Eligible U.K. Bank shall be made to an Eligible U.K. Bank and (2) any interest payable in respect of such advance shall be beneficially owned by such Eligible U.K. Bank or another Person within the charge of United Kingdom corporation tax and not exempt from corporation tax in respect of that interest or (ii) which is a Tranche A French Subtranche Term Loan which is made to any Subsidiary Borrower which is resident for taxation purposes of France if made by an Eligible French Bank shall be made to an Eligible French Bank or (iii) which is a Tranche A German Subtranche Term Loan which is made to any Subsidiary Borrower which is resident for taxation purposes of Germany if made by an Eligible German Bank shall be made to an Eligible German Bank or (iv) which is made to any Subsidiary Borrower which is resident for taxation purposes in Belgium (1) if made by an Eligible Belgian Bank shall be made to an Eligible Belgian Bank and (2) any interest payable in respect of such advance shall be beneficially owned by such Eligible Belgian Bank. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and such Lender shall remain the holder of any such Loan or Swing Line Participation Certificate for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interests were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 10.7. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.18, 2.19, 2.20, 2.21, 2.22 and 3.7 as if it were a Lender; provided, that, no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to any Lender or any affiliate thereof and, with the consent of the Administrative Agent and, so long as no Event of Default has occurred and is continuing under subsection 8(a) or 8(f), the Borrower (which in each case shall not be unreasonably withheld), to one or more additional banks or financial institutions (including, without limitation, "prime rate" funds, insurance companies and other institutions or entities which purchase performing bank loans in the ordinary course of business) ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided (i) that any sale by any

Lender of all or any part of its Revolving Credit Commitment and/or any Loans need not be made ratably in accordance with the respective amounts of such Revolving Credit Commitment or such Loans, if any, held by such Lender immediately prior to such sale and (ii) that any sale in respect of Loans in Sterling by an Eligible U.K. Bank shall be made only to an Eligible U.K. Bank, any sale in respect of Loans in French Francs made by an Eligible French Bank shall be made only to an Eligible French Bank, any sale in respect of Loans in Deutschmarks made by an Eligible German Bank shall be made only to an Eligible German Bank and any sale made in respect of Loans in Belgian Francs by an Eligible Belgian Bank shall be made only to an Eligible Belgian Bank. Upon such execution, delivery, acceptance and recording, from and after the Transfer Closing Date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment and/or Loans as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages and amounts of affected Revolving Credit Commitments arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. Anything in this subsection 10.6(c) to the contrary notwithstanding, (i) no transfer to any Lender party to this Agreement on the Closing Date or within five Business Days thereafter (an "Original Lender") shall require any consent of the Administrative Agent or the Borrower, (ii) except as provided in preceding clause (i), no transfer to a Purchasing Lender shall be made pursuant to this subsection 10.6(c) (x) if such transfer is in respect of less than $5,000,000, or the Optional Currency Equivalent thereof, as the case may be, in the aggregate of the Revolving Credit Commitment or the Tranche A Term Commitment of such transferor Lender, as the case may be unless such transfer is of all such Lender's Revolving Credit Commitment and/or Loans outstanding, or (y) if such transfer is in respect of less than $2,000,000, in the aggregate of the Tranche B Term Commitment or the Tranche C Term Commitment of such transferor Lender unless such transfer is of all such Lender's Revolving Credit Commitment and/or Loans outstanding, (iii) no transfer to a Purchasing Lender of less than all of the transferor Lender's Revolving Credit Commitment shall be made pursuant to this subsection 10.6(c) if such transfer shall reduce the transferor Lender's Revolving Credit Commitment to less than $5,000,000 or the Optional Currency Equivalent thereof or such other amount as agreed upon by the Administrative Agent and the Borrower, (iv) no transfer to a Purchasing Lender of less than all of the transferor Lender's Tranche A Term Loans then outstanding shall be made pursuant to this subsection 10.6(c) if such transfer shall reduce the transferor Lender's Tranche A Term Loans then outstanding to less than the Tranche A Subtranche Currency Equivalent of $5,000,000 or such other amount as agreed upon by the Administrative Agent and the Borrower, (v) no transfer to a Purchasing Lender of less than all of the transferor Lender's Tranche B Term Loans or Tranche C Term Loans then outstanding shall be made pursuant to this subsection 10.6(c) if such transfer shall reduce the Transferor Lender's Tranche B Term Loans or Tranche C Term Loans, as the case may be, then outstanding to less than $2,000,000 or the Optional Currency Equivalent thereof or such other amount as agreed upon by the Administrative Agent and the Borrower, and (vi) the consent of the Borrower shall not be required, and, unless requested by the Purchasing Lender and/or the transferor Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in subsection 8(f) shall have occurred and be continuing. Notwithstanding anything to the contrary in this subsection 10.6(c), with the consent of the Borrower, any applicable Subsidiary Borrower of Tranche A British Subtranche Term Loans which is a resident for taxation purposes of the United Kingdom and the Administrative Agent, any Lender of Tranche A British Subtranche Term Loans to the Borrower or any other Subsidiary Borrower may exchange such Loans for Tranche A British Subtranche Term Loans of such Subsidiary Borrower if such Lender or Lending Installation thereof is an Eligible U.K. Bank.

         (d) The Administrative Agent, on behalf of the Borrower, shall maintain at its address referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amount and types of Loans (whether or not evidenced by a Note) owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled." The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and a Purchasing Lender together with payment to the Administrative Agent (by the transferor Lender or the Purchasing Lender, as agreed between them) of a registration and processing fee of $3,000 for each Purchasing Lender listed in such Assignment and Acceptance, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

         (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, (i) any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law or (ii) any pledge or assignment by a Lender of any Loan or Note to an asset securitization trust or vehicle created by such Lender or an affiliate thereof provided that such Lender shall retain all voting rights and obligations and duties under this Agreement and the other Loan

Documents with respect to any Loans or Notes so pledged or assigned under this clause (ii) of this subsection 10.6(g).

         10.7 ADJUSTMENTS; SET-OFF. (a) Each Lender (including each Assignee) hereby agrees to be bound by the terms and provisions of the Intercreditor Agreement fully as though it were a direct signatory thereto.

         (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, each Lender shall have the right, without prior notice to the Borrower or any Subsidiary Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off, appropriate and apply against any indebtedness, whether matured or unmatured, of the Borrower or such Subsidiary Borrower to such Lender, any amount held by or owing from such Lender to or for the credit or the account of the Borrower or such Subsidiary Borrower at, or at any time after, the happening of any of the above mentioned events, and the aforesaid right of set-off may be exercised by such Lender against the Borrower or such Subsidiary Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of the Borrower or such Subsidiary Borrower, or against anyone else claiming through or against the Borrower or such Subsidiary Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance of, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower or such Subsidiary Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. Any set-off pursuant to this paragraph may be effected notwithstanding that the currencies of the offsetting indebtedness may be different, and any such set-off shall be done by reference to the spot exchange rate for such currencies on the date of such set-off. Each Lender agrees that it will promptly pay to the Administrative Agent the amount of any set-off by it against the obligations hereunder as contemplated above for distribution by the Administrative Agent in accordance with the provisions of this Agreement and the Intercreditor Agreement.

         (c) In calculating the amount of Commitments, Loans or Obligations for any purpose under this Agreement and the other Loan Documents, including, without limitation, voting or distribution purposes, the amount of any thereof which is denominated in a currency other than Dollars shall be converted into Dollars at the Dollar Equivalent thereof on the date on which such calculation is to be made.

         10.8 ENFORCEABILITY; USURY. In no event shall any provision of this Agreement or any other instrument evidencing or securing the indebtedness of the Borrower or any Subsidiary Borrower hereunder ever obligate the Borrower or any of the Subsidiary Borrowers to pay or allow any Lender to collect interest on the Loans or any other indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate the Borrower or any of the Subsidiary Borrowers to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Loans or any other indebtedness hereunder, would be held to constitute the payment by the Borrower or such Subsidiary Borrower of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary.

         Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Agreement, any funds are applied to the payment of any part of the principal amount of the indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the indebtedness of the Borrower or such Subsidiary Borrower hereunder remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the indebtedness of the Borrower or such Subsidiary Borrower hereunder, then the Lenders shall refund to the Borrower or such Subsidiary Borrower all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this Agreement, or in any of the written evidences of the indebtedness of the Borrower or any of the Subsidiary Borrowers hereunder, neither the Borrower nor any of the Subsidiary Borrowers shall be required to pay any unearned interest on such indebtedness or any portion thereof, or be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

         10.9 JUDGMENT. The obligations of the Borrower or any Subsidiary Borrower in respect of this Agreement and any Note due to any party hereto or any holder of any bond shall, notwithstanding any judgment in a currency (the "judgment currency") other than the currency in which the sum originally due to such party or such holder is denominated (the "original currency"), be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such party or such holder (as the case may be) in the original currency, the Borrower or such Subsidiary Borrower, as the case may be, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be), agrees to remit to the Borrower or such Subsidiary Borrower, as the case may be, such excess. This covenant shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

         10.10 COUNTERPARTS. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties hereto shall be delivered to the Borrower and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         10.11 GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. If any amendment to this Agreement provides for (a) the payment in full of all the Loans of a Lender outstanding under this Agreement, together with any accrued interest thereon and any accrued fees payable to such Lender under this Agreement, and (b) the termination of all Commitments of such Lender under this Agreement, then (i) such amendment shall not require the consent of such Lender (but shall in any event require the consent of each continuing Lender with Loans or a Commitment under the same Facility), and (ii) concurrently with the effectiveness of such amendment, such Lender shall cease to be a party to this Agreement and shall cease to have any rights under this Agreement (other than rights hereunder expressly stated to survive the termination of this Agreement and any rights hereunder and under the other Loan Documents with respect to any Hedge Agreement entered into by such Lender or any of its Affiliates prior to the date such amendment becomes effective).

         10.12 HEADINGS. The headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

         10.13 GERMAN LIMITATIONS ON LIABILITY. Notwithstanding anything to the contrary contained herein or in any other Loan Document:

                  (a) the obligations hereunder with respect to each Subsidiary Borrower which is or the general partner (Komplementarin) of which is a Gesellschaft mit beschrankter Haftung organized under the laws of the Federal Republic of Germany (each, a "German Limited Borrower") shall at all times be limited so that its liability as a Subsidiary Borrower under this Agreement and the other Loan Documents shall at no time require its payment of any moneys which are required to maintain its registered share capital (Stammkapital) to the extent solely that such share capital is protected by Sections 30 and 31 of the German Limited Liabilities Companies Act (the "GmbH-Gesetz"); and

                  (b) Neither the Administrative Agent nor any of the Lenders shall be entitled to enforce the obligations of any guarantor which is or the general partner (Komplementarin) of which is a Gesellschaft mit beschrankter Haftung organized under the laws of the Federal Republic of Germany (each, a "German Limited Guarantor") under Section 10 for so long as, and solely to the extent that, such enforcement would cause such German Limited Guarantor's net assets (Reinvermogen) to be reduced below the amount of its registered share capital which is protected by Sections 30 and 31 of the GmbH-Gesetz;

provided each guarantee provided by a Guarantor hereunder on account of the obligations of the German Limited Borrowers shall be unimpaired by the provisions of this subsection 10.13, such that each such Guarantor shall remain liable under the relevant Guarantees hereof for the obligations of the German

Limited Borrowers to the same extent as it would have been liable in the absence of this subsection 10.13.

         10.14 SUBMISSION TO JURISDICTION; WAIVERS. Each of the Borrower and the Subsidiary Borrowers hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower and the Subsidiary Borrowers at their respective addresses set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  (f) Upon any Foreign Subsidiary becoming a Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower hereby agrees to irrevocably and unconditionally appoint the Borrower or an agent for service of process located in The City of New York (the "New York Process Administrative Agent"), reasonably satisfactory to the Administrative Agent, as its agent to receive on behalf of such Foreign Subsidiary Borrower and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any such New York State or Federal court described in paragraph (a) of this subsection and agrees promptly to appoint a successor New York Process Administrative Agent in The City of New York (which successor New York Process Administrative Agent shall accept such appointment in a writing reasonably satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the initial New York Process Administrative Agent. In any such action or proceeding in such New York State or Federal court, such service may be made on such Foreign Subsidiary Borrower by delivering a copy of such process to such Foreign Subsidiary Borrower in care of the New York Process Administrative Agent at the New York Process Administrative Agent's address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Foreign Subsidiary Borrower at its address specified in subsection 10.2 (such service to be effective upon such receipt by the New York Process Administrative Agent and the depositing of such process in the mails as aforesaid). Each of the Foreign Subsidiary Borrowers hereby irrevocably and unconditionally authorizes and directs the New York Process Administrative Agent to accept such service on its behalf. As an alternate method of service, each of the Foreign Subsidiary Borrowers irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to such Foreign Subsidiary Borrower by certified or registered air mail at its address specified in subsection 10.2. Each of the Foreign Subsidiary Borrowers agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (g) To the extent that any Foreign Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Foreign Subsidiary Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and any Note.

         10.15 ACKNOWLEDGMENTS. Each of the Borrower and the Subsidiary Borrowers hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship to the Borrower or any Subsidiary Borrower, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower or any Subsidiary Borrower, on the other hand, is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Lenders or among the Borrower or any Subsidiary Borrower and the Lenders.

         10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE SUBSIDIARY BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         10.17 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.18 EUROPEAN ECONOMIC AND MONETARY UNION. Definitions. In this subsection 10.18 and in each other provision of this Agreement to which reference is made in this subsection 10.18 expressly or impliedly, the following terms have the meanings given to them in this subsection 10.18:

                  "commencement of the third stage of EMU" means the date of commencement of the third stage of EMU (at the date of this Agreement expected to be January 1, 1999) or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

                  "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

                  "EMU legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

                  "euro" means the single currency of participating member states of the European Union;

                  "euro unit" means the currency unit of the euro;

                  "national currency unit" means the unit of currency (other than a euro unit) of a participating member state;

                  "participating member state" means each state so described in any EMU legislation;

                  "Target Operating Day" means any day that is not (i) a Saturday or Sunday, (ii) Christmas Day or New Year's Day or (iii) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent); and

                  "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

         (b) Effectiveness of Provisions. The provisions of paragraphs (c) to
(j) below (inclusive) shall be effective at and from the commencement of the third stage of EMU, provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

         (c) Redenomination and Alternative Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, provided, that if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in the national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

                  (d) Business Days. (i) With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" for purposes of borrowings and payments and for purposes of determining the first and last day of any Interest Period shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London and New York City and Frankfurt am Main, Germany (or such principal financial center or centers in such participating member state or states as the Administrative Agent may from time to time nominate for this purpose).

                  (ii) For purposes of determining the date on which the LIBOR Base Rate, or the EURIBOR Rate, as applicable, is determined under this Agreement for any Loan denominated in the euro (or any national currency unit) for any Interest Period therefor, references in this Agreement to "Business Days" shall be deemed to be references to Target Operating Days. In addition, if the Administrative Agent determines that there is no LIBOR Base Rate or EURIBOR Rate, as applicable, displayed on the Screen or applicable Reuters or Telerate Page for deposits denominated in the national currency unit in which any Loans are denominated, the LIBOR Base Rate or EURIBOR Rate, as applicable, for such Loans shall be based upon the rate displayed on the Screen or applicable Reuters or Telerate Page for the offering of deposits denominated in the euro.

         (e) Payments to the Administrative Agent. Subsection 2.15 shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in London (or such other principal financial center in such participating member state as the Administrative Agent may from time to time nominate for this purpose) as the Administrative Agent shall from time to time nominate for this purpose.

         (f) Payments by the Administrative Agent. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a participating member state shall be paid in the euro unit.

         (g) Payments by the Administrative Agent Generally. With respect to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to the Borrower or any Subsidiary Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount is immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) (to the account with the bank in the principal financial center in the participating member state which the Borrower or such Subsidiary Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (g), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

         (h) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating state shall be inconsistent with any convention or practice in the London Interbank Market, the Frankfurt Interbank Market or the Paris Interbank Market, as applicable, for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which payments under this Agreement are to be made in euro; provided, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

         (i) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement:

                  (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent and the Borrower may from time to time agree; and

                  (ii) except as expressly provided in this subsection 10.18, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent and the Borrower may from time to time agree to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

         (j) Increased Costs. The Borrower shall from time to time, at the request of the Administrative Agent, pay to the Administrative Agent for the account of each Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of the euro in any participating member state, other than any such cost or reduction or amount foregoing reflected in the LIBOR Rate, the FIBOR Rate, the PIBOR Rate or the EURIBOR Rate, as applicable.

         (k) Continuity of Contract. The Borrower, the Administrative Agent and the Lenders agree that the occurrence or non-occurrence of EMU, any event or events associated with EMU and/or the introduction of the euro in all or any part of the European Union will not result in the discharge, cancellation, recision or termination in whole or in part of any agreement between the Borrower, the Administrative Agent and the Lenders, or give the Borrower, the Administrative Agent or the Lenders the right to cancel, rescind, terminate or vary any agreement, other than as expressly set forth in the Loan Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                    THE SCOTTS COMPANY


                                    By: /s/ G. Robert Lucas
                                       --------------------------------------
                                    Title: Senior Vice President, General
                                           Counsel and Secretary


                                    OM SCOTT INTERNATIONAL INVESTMENTS LTD.


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: POA


                                    MIRACLE GARDEN CARE LIMITED


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: POA


                                    SCOTTS HOLDINGS LIMITED


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: POA


                                    HYPONEX CORPORATION


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: Vice President, Treasurer

                                    SCOTTS' MIRACLE-GRO PRODUCTS, INC.


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: Vice President, Treasurer


                                    SCOTTS-SIERRA HORTICULTURAL PRODUCTS COMPANY


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: Vice President, Treasurer


                                    REPUBLIC TOOL & MANUFACTURING CORP.


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: Vice President, Treasurer


                                    SCOTTS-SIERRA INVESTMENTS, INC..


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: Vice President, Treasurer


                                    SCOTTS FRANCE HOLDINGS SARL


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: POA


                                    SCOTTS FRANCE SARL


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: POA

                                    SCOTTS HOLDING GMBH


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: POA


                                    SCOTTS CELAFLOR GMBH & CO. KG


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: POA


                                    SCOTTS BELGIUM 2 BVBA


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: Vice President of Scotts-Sierra
                                           Investments, Inc. as shareholder


                                    THE SCOTTS COMPANY (UK) LTD.


                                    By: /s/ Rebecca J. Bruening
                                       --------------------------------------
                                    Title: POA


                                    SALOMON SMITH BARNEY INC., as Syndication
                                    Agent and as a Lender


                                    By: /s/ Mavis B. Taintor
                                       --------------------------------------
                                    Title: Mavis B. Taintor
                                           Managing Director


                                    CREDIT LYONNAIS CHICAGO BRANCH, as
                                    Co-Documentation Agent and as a Lender


                                    By: /s/ Mary Ann Klemm
                                       --------------------------------------
                                    Title: Mary Ann Klemm
                                           Vice President

                                    NBD BANK, as Co-Documentation Agent and as a Lender


                                    By: /s/ Daniel J. Pienta
                                       --------------------------------------
                                    Title: Daniel J. Pienta
                                           Vice President


                                    THE CHASE MANHATTAN BANK, as Administrative
                                    Agent and as a Lender


                                    By: /s/ Thomas Kozlark
                                       --------------------------------------
                                    Title: Vice President


                                    CHASE SECURITIES INC., as Lead Arranger
                                    and as Book Manager


                                    By: /s/ Thomas Kozlark
                                       --------------------------------------
                                    Title: Vice President

                                       HARRIS TRUST & SAVINGS BANK

                                       By: /s/ Julie Hossack
                                          -----------------------------------
                                       Vice President



                                       THE BANK OF NOVA SCOTIA

                                       By: /s/ F.C. H. Ashby
                                          -----------------------------------
                                       Senior Manager Loan Operations



                                       BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                       By: /s/ Friedrich Wilms
                                          -----------------------------------
                                       Vice President



                                       CREDIT AGRICOLE INDOSUEZ (Chicago)

                                       By: /s/ Katherine L. Abbott
                                          -----------------------------------
                                       First Vice President

                                       By: /s/ W. Leroy Startz
                                          -----------------------------------
                                       First Vice President



                                       BHF-BANK AKTIENGESELLSCHAFT

                                       By: /s/ John Sykes
                                          -----------------------------------
                                       Vice President

                                       By: /s/ Anthony Heyman
                                          -----------------------------------
                                       Asst. Vice President



                                       THE BANK OF NEW YORK

                                       By: /s/ William Barnum
                                          -----------------------------------
                                       Vice President

                                       THE CIT GROUP/EQUIPMENT FINANCING, INC.

                                       By: /s/ J.F. Palmer
                                          -----------------------------------
                                       Assistant Vice President



                                       NATIONAL CITY BANK (Columbus)

                                       By: /s/ David B. Yates
                                          -----------------------------------
                                       Vice President



                                       COMERICA BANK (Detroit)

                                       By: /s/ Anthony Davis
                                          -----------------------------------
                                       Account Officer



                                       ERSTE BANK (New York)

                                       By: /s/ Anea Trifan
                                          -----------------------------------
                                       Vice President

                                       By: /s/ John S. Runnion
                                          -----------------------------------
                                       First Vice President



                                       PARIBAS (Chicago)

                                       By: /s/ Ann B. McAloon
                                          -----------------------------------
                                       Vice President


                                       By: /s/ Celine D. McGuire
                                          -----------------------------------
                                       Asst. Vice President

                                       MONUMENTAL LIFE INSURANCE COMPANY

                                       By: /s/ Gregory W. Theobald
                                          -----------------------------------
                                       Vice President and Assistant Secretary



                                       FLEET NATIONAL BANK

                                       By: /s/ Barbara Agostini Keegan
                                          -----------------------------------
                                       Vice President

                                       By: /s/ Steve Kalin
                                          -----------------------------------
                                       Vice President



                                       THE HUNTINGTON NATIONAL BANK

                                       By: /s/ Julie F. Giancola
                                          -----------------------------------
                                       Commercial Lending Officer



                                       COOPERATIEVE CENTRALE RAIFFEISEN-
                                       BORENLEENBANK B.A., "Rabobank Nederland",
                                       New York Branch

                                       By: /s/ W. Jeffrey Vollack
                                          -----------------------------------
                                       Senior Credit Officer/Senior Vice
                                       President

                                       By: /s/ M. Christina Debler
                                          -----------------------------------
                                       Vice President



                                       COOPERATIVE CENTRALE RAIFFEISEN-
                                       BOERENLEENBANK B.A., ZWEIGNIEDERLASSUNG
                                       FRANKFURT a.M.

                                       By: /s/ Matthias Wiemeyer
                                          -----------------------------------
                                       Senior Vice President

                                       TORONTO DOMINION (Texas), INC.

                                       By: /s/ Mark A. Baird
                                          -----------------------------------
                                       Vice President



                                       ALLSTATE LIFE INSURANCE COMPANY

                                       By: /s/ Jerry D. Zinkula
                                          -----------------------------------
                                       Senior Portfolio Manager

                                       By: /s/ Patricia Wilson
                                          -----------------------------------
                                       Assistant Vice President



                                       BOEING CAPITAL CORPORATION

                                       By: /s/ James C. Hammersmith
                                          -----------------------------------
                                       Senior Documentation Officer



                                       CYPRESSTREE INSTITUTIONAL FUND, LLC

                                       By: /s/ Timothy M. Barns
                                          -----------------------------------
                                       Managing Director


                                       CYPRESSTREE INVESTMENT FUND, LLC

                                       By: /s/ Timothy M. Barns
                                          -----------------------------------
                                       Managing Director


                                       NORTH AMERICAN SENIOR FLOATING RATE FUND

                                       By: /s/ Timothy M. Barns
                                          -----------------------------------
                                       Managing Director



                                       KZH CYPRESSTREE-1 LLC
                                       c/o The Chase Manhattan Bank

                                       By: /s/ Virginia Conway
                                          -----------------------------------
                                       Authorized Agent

                                       OSPREY INVESTMENTS PORTFOLIO

                                       By: /s/ Hans L. Christensen
                                          -----------------------------------
                                       Vice President



                                       FRANKLIN FLOATING RATE TRUST

                                       By: /s/ Chauncey Lufkin
                                          -----------------------------------



                                       GENERAL ELECTRIC CAPITAL CORPORATION

                                       By: /s/ Janet K. Williams
                                          -----------------------------------
                                       Duly Authorized Signatory



                                       KZH CNC LLC c/o The Chase Manhattan Bank

                                       By: /s/ Virginia Conway
                                          -----------------------------------
                                       Authorized Agent



                                       FOOTHILL INCOME TRUST, L.P.
                                       By F.I.T.G.P., L.L.C., its General
                                       Partner

                                       By: /s/ Dennis R. Ascher
                                          -----------------------------------
                                       Managing Member



                                       HELLER FINANCIAL, INC.

                                       By: /s/ K. Craig Gallehugh
                                          -----------------------------------
                                       Vice President

                                       MERRILL LYNCH SENIOR FLOATING RATE
                                       FUND, INC.

                                       By: /s/ Gilles Marchand
                                          -----------------------------------
                                       CFA



                                       METROPOLITAN LIFE INSURANCE COMPANY

                                       By: /s/ James R. Dingler
                                          -----------------------------------
                                       Director



                                       OAK HILL SECURITIES FUND, L.P.

                                       By: /s/ Scott D. Krase
                                          -----------------------------------
                                       Vice President



                                       MORGAN STANLEY DEAN WITTER PRIME INCOME
                                       TRUST

                                       By: /s/ Sheila Finnerty
                                          -----------------------------------
                                       Vice President



                                       ORIX USA CORPORATION

                                       By: /s/ Hiroyuki Miyauchi
                                          -----------------------------------
                                       Executive Vice President



                                       KZH ING-3 LLC
                                       c/o The Chase Manhattan Bank

                                       By: /s/ Virginia Conway
                                          -----------------------------------
                                       Authorized Agent

                                       KZH ING-2 LLC
                                       c/o The Chase Manhattan Bank

                                       By: /s/ Virginia Conway
                                          -----------------------------------
                                       Authorized Agent



                                       KZH SOLEIL-2 LLC
                                       c/o The Chase Manhattan Bank

                                       By: /s/ Virginia Conway
                                          -----------------------------------
                                       Authorized Agent



                                       KZH RIVERSIDE LLC
                                       c/o The Chase Manhattan Bank

                                       By: /s/ Virginia Conway
                                          -----------------------------------
                                       Authorized Agent



                                       KZH CRESCENT-3 LLC
                                       c/o The Chase Manhattan Bank

                                       By: /s/ Virginia Conway
                                          -----------------------------------
                                       Authorized Agent



                                       OCTAGON LOAN TRUST

                                       By: /s/ Richard W. Stewart
                                          -----------------------------------
                                       Managing Director



                                       PINEHURST TRADING INC.

                                       By: /s/ Allan D. Shifflet
                                          -----------------------------------
                                       President

                                       THE TRAVELERS INSURANCE COMPANY

                                       By: /s/ Allen R. Cantrell
                                          -----------------------------------
                                       Investment Officer



                                       NATIONAL WESTMINSTER BANK
                                       PLC c/o Greenwich Capital
                                       Markets, Inc.

                                       By: /s/ Jeremy Hood
                                          -----------------------------------
                                       Vice President



                                       BANK OF HAWAII

                                       By: /s/ Mark C. Joseph
                                          -----------------------------------
                                       Vice President



                                       DRESDNER BANK AG, NEW YORK AND GRAND
                                       CAYMAN BRANCHES

                                       By: /s/ Ken Hamilton
                                          -----------------------------------
                                       Senior Vice President


                                       By: /s/ R. Craig Erickson
                                          -----------------------------------
                                       Vice President



                                       LANDESBANK RHEINLAND-PFALZ

                                       By: /s/ Martina Decker
                                          -----------------------------------
                                       Assistant Vice President


                                       By: /s/ Detlef Krejei
                                          -----------------------------------
                                       Manager

                                       BANK AUSTRIA CREDITANSTALT CORPORATE
                                       FINANCE FNC


                                       By: /s/ Martin Rahe
                                          -----------------------------------
                                       Senior Vice President


                                       By: /s/ David W. Harris
                                          -----------------------------------
                                       Vice President



                                       FIFTH THIRD BANK OF COLUMBUS


                                       By: /s/ Mark Ransom
                                          -----------------------------------
                                       Vice President



                                       SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                                       By:
                                          -----------------------------------



                                       ABN AMRO BANK N.V. (Pittsburgh)

                                       By: /s/ Patrick M. Pastore
                                          -----------------------------------
                                       Vice President

                                       By: /s/ Louis K. McLinden, Jr.
                                          -----------------------------------
                                       Vice President



                                       BANQUE NATIONALE DE PARIS (Chicago)


                                       By: /s/ Arnaud Collin du Bocage
                                          -----------------------------------
                                       Executive Vice President and
                                       General Manager


                                       By: /s/ William J. Krummen
                                          -----------------------------------
                                       Vice President and Manager

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION

                                       By: /s/ Gretchen Spoo
                                          -----------------------------------
                                       Vice President



                                       KEYBANK NATIONAL ASSOCIATION

                                       By: /s/ Brendan A. Lawlor
                                          -----------------------------------
                                       Assistant Vice President



                                       FIRST UNION NATIONAL BANK

                                       By: /s/ Andrew Payne
                                          -----------------------------------
                                       Corporate Banking Officer

                                                                         ANNEX A

                              PRICING GRID FOR REVOLVING CREDIT LOANS, TERM LOANS AND FACILITY FEE


                                          Applicable            Applicable        Applicable         Applicable
                                            Margin                Margin            Margin             Margin
                                    Revolving Credit Loan        Tranche A         Tranche B          Tranche C
                                            Loans               Term Loans         Term Loans         Term Loans
                                    ----------------------  -----------------  -----------------   -----------------
                  Leverage                                                                                             Facility
                    Ratio             Eurocurrency  ABR    Eurocurrency   ABR  Eurocurrency  ABR   Eurocurrency  ABR     Fee
                ------------          ------------  ---    ------------   ---  ------------  ---   ------------  ---   --------
greater than or equal to 4.00 to 1.0     2.25%      1.00%     2.75%       N/A      3.25%     2.00%     3.50%     2.25%   0.500%
greater than or equal to 3.75 to 1.0     2.00%      0.75%     2.50%       N/A      3.25%     2.00%     3.50%     2.25%   0.500%
greater than or equal to 3.00 to 1.0     1.75%      0.50%     2.25%       N/A      3.25%     2.00%     3.50%     2.25%   0.500%
greater than or equal to 2.50 to 1.0     1.625%     0.375%    2.00%       N/A      3.25%     2.00%     3.50%     2.25%   0.375%
greater than or equal to 2.25 to 1.0     1.45%      0.20%     1.75%       N/A      3.25%     2.00%     3.50%     2.25%   0.300%
               less than 2.25 to 1.0     1.20%      0.00%     1.50%       N/A      3.25%     2.00%     3.50%     2.25%   0.300%
================================================================================================================================

         Changes in the Applicable Margin or in the Facility Fee Rate resulting from changes in the Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to subsection 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year of the Borrower or the 90th day after the end of each fiscal year of the Borrower, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than or equal to
         4.00 to 1.0. In addition, at all times (a) until the Adjustment Date in respect of the fiscal quarter of the Borrower ending March 31, 1999,
         (b) on and following the Adjustment Date in clause (a) and until but excluding the Adjustment Date in respect of the fiscal quarter ending June 30, 1999 and (c) while an Event of Default shall have occurred and be continuing, the Leverage Ratio shall for the purposes of this definition be deemed to be greater than 4.0 to 1.0; provided that in the case of clause (b), if the actual Leverage Ratio on the Adjustment Date in clause (a) is less than 4.00 to 1.0, the Leverage Ratio for the period set forth in clause (b) shall for the purposes of this definition be deemed to be greater than or equal to 3.75 to 1.0. Each determination of the Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Average Total Indebtedness, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                  For purposes of calculating the Leverage Ratio for this Pricing Grid, during the first four fiscal quarters of the Borrower after the Closing Date, Total Indebtedness in respect of applicable fiscal periods ending prior to the Closing Date and EBITDA for applicable fiscal periods ending prior to the Closing Date will be calculated on a pro forma basis to include the Subsidiaries of Rhone Poulenc.

                  The first Adjustment Date shall follow the fiscal quarter of the Borrower ending March 31, 1999.